As filed with the Securities and Exchange Commission on January 12, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ECHOSTAR CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	4899	26-1232727
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
100 Inverness Terrace East
Englewood, Colorado 80112
(303) 706-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dean A. Manson
Chief Legal Officer and Secretary
EchoStar Corporation
100 Inverness Terrace East
Englewood, Colorado 80112
(303) 706-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Jonathan Michels Gary Kashar Andrew J. Ericksen White & Case LLP 1221 Avenue of the Americas New York, New York 10020 (212) 819-8200	John Tripodoro Ariel Goldman Tristan Manley Cahill Gordon & Reindel LLP 32 Old Slip New York, NY 10005 (212) 701-3000

Approximate date of commencement of proposed sale of securities to the public: Pursuant to Rule 162 under the Securities Act, the offer described herein will commence as soon as practicable after the date of this registration statement. The offer cannot, however, be completed prior to the time that this registration statement is declared effective and all conditions to the proposed transaction have been satisfied or waived.
If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General instruction G, check the following box ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer”, and “smaller reporting company” and emerging growth company in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
TABLE OF GUARANTOR REGISTRANTS
Exact Name of Registrant as Specified in its Charter and Address	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
DBSD Corporation, 9601 South Meridian Boulevard, Englewood, Colorado 80112	Colorado	35-2556718
DBSD Services Limited, 9601 South Meridian Boulevard, Englewood, Colorado 80112	United Kingdom	98-0230168

The information in this prospectus may change. We may not complete the exchange offers and consent solicitations and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.
PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED JANUARY 12, 2024
EchoStar Corporation
Offers to Exchange
Any and All 0% Convertible Notes due 2025 (CUSIP/ISIN No. 25470MAF6/US2547MAF68) and
3.375% Convertible Notes due 2026 (CUSIP/ISIN No. 25470MAB5/US2547MAB54)
Issued by DISH Network Corporation
for
Up to $2,677,379,000 Aggregate Principal Amount of 10.00% Senior Secured Notes due 2030
to be Issued by EchoStar Corporation
and
Solicitation of Consents to Proposed Amendments with Respect to Existing Notes

Upon the terms and subject to the conditions set forth in this prospectus and consent solicitation statement (as it may be supplemented and amended from time to time, and including the annexes hereto, this “prospectus”), EchoStar Corporation (“EchoStar”) is offering to exchange (the “exchange offers”) any and all of the 0% Convertible Notes due 2025 issued by DISH Network Corporation (the “DISH Network 2025 Notes”) and any and all of the 3.375% Convertible Notes due 2026 issued by DISH Network Corporation (the “DISH Network 2026 Notes,” and together with the DISH Network 2025 Notes, the “Existing Notes”) for the applicable principal amount of 10.00% Senior Secured Notes due 2030 to be issued by EchoStar Corporation (the “EchoStar Notes”) listed in the table below.
Title of Existing Notes	CUSIP/ISIN Number(1)	Principal Amount Outstanding(2)	Exchange Consideration(3)
0% Convertible Notes due 2025	25470MAF6/US2547MAF68	$1,957,197,000	$610.00
3.375% Convertible Notes due 2026	25470MAB5/US2547MAB54	$2,908,801,000	$510.00

(1)
No representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers listed in this prospectus or printed on the Existing Notes. They are provided solely for convenience.

(2)
Net of $42,803,000 and $91,199,000 of 0% Convertible Notes due 2025 and 3.375% Convertible Notes due 2026, respectively, that are held by DISH Network Corporation and not deemed outstanding.

(3)
Consideration in the form of principal amount of EchoStar Notes per $1,000 principal amount of Existing Notes that are validly tendered and accepted for exchange, subject to any rounding as described herein. Excludes Accrued Interest (as defined herein), which will be paid in cash in addition to the Exchange Consideration, as applicable.

The EchoStar Notes will mature on March 15, 2030 and will accrue interest at a rate of 10.00% per annum. Interest on the EchoStar Notes will be payable semi-annually on March 15 and September 15 of each year, beginning on September 15, 2024. The EchoStar Notes are EchoStar’s unsecured obligations and the guarantees of the EchoStar Notes are the obligations of only certain of EchoStar’s subsidiaries. Subject to certain exceptions, the guarantees of the EchoStar Notes will be secured by: (i) a lien on the FCC Licenses with respect to 20 MHz AWS-4 Spectrum (the “Spectrum Assets”) held by certain EchoStar’s subsidiaries that, on or after the Issue Date, hold any Spectrum Assets (each, a “Spectrum Assets Guarantor”) and substantially all other assets owned by the Spectrum Assets Guarantors; and (ii) a lien on the equity interests held by an entity that directly owns any equity interests in any Spectrum Assets Guarantor (each, an “Equity Pledge Guarantor”).
The exchange offers will expire immediately following 11:59 p.m., New York City time, on February 9, 2024, unless extended (the “Expiration Date”). You may withdraw tendered Existing Notes at any time prior to the Expiration Date.
Concurrently with the exchange offers, EchoStar is also soliciting consents (the “consent solicitations”) from each holder of the Existing Notes, upon the terms and conditions set forth in this prospectus, to certain proposed amendments (the “proposed amendments”) to (1) the Indenture, dated as of December 21, 2020, between DISH Network Corporation (“DISH Network”) and U.S. Bank National Association, as trustee, as supplemented by the First Supplemental Indenture, dated as of December 29, 2023 (the “DISH Network 2025 Indenture”), related to the DISH Network 2025 Notes, (2) the Indenture, dated as of August 8, 2016, between DISH Network and U.S. Bank National Association, as trustee, as supplemented by the First Supplemental Indenture, dated as of December 29, 2023 (the “DISH Network 2026 Indenture” and, together with the DISH Network 2025 Indenture, the “DISH Network Indentures”), related to the DISH Network 2026 Notes and (3) the Existing Notes.
By tendering your applicable Existing Notes for exchange, you will be deemed to have validly delivered your consent to the proposed amendments to the relevant DISH Network Indenture, as further described under “The Proposed Amendments.” Pursuant to the applicable DISH Network Indenture, the proposed amendments require the consent of the holders of a majority of the outstanding aggregate principal amount of the applicable series of Existing Notes (the “Requisite Consents”). You may not consent to the proposed amendments to a DISH Network Indenture without tendering your Existing Notes of the relevant series in the exchange offers, and you may not tender your Existing Notes of any series for exchange without consenting to the proposed amendments to the related DISH Network Indentures and the Existing Notes of such series. You may revoke your consent to the proposed amendments for any series of Existing Notes at any time prior to the Expiration Date by withdrawing the applicable Existing Notes you have tendered.
The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed under “The Exchange Offers and Consent Solicitations — Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the receipt of at least a majority of the outstanding principal amount of the applicable series of Existing Notes being validly tendered and not properly withdrawn prior to the expiration of the exchange offer (the “Minimum Tender Condition”). We may, at our option and in our sole discretion, waive any such conditions except the condition that the registration statement of which this prospectus forms a part has been declared effective by the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”). We reserve the right, subject to applicable law, to amend or extend the exchange offers and the consent solicitations at any time or to amend or modify the Minimum Tender Condition, the Exchange Consideration (as defined herein) or any other terms applicable to the Existing Notes. All conditions to the exchange offers must be satisfied or, where permitted, waived, on or prior to the Expiration Date. Subject to applicable law, EchoStar may terminate the exchange offers and the consent solicitations if any of the conditions described under “The Exchange Offers and Consent Solicitations — Conditions to the Exchange Offers and Consent Solicitations,” are not satisfied or waived by the Expiration Date.
We plan to issue the EchoStar Notes promptly on or about the second business day following the Expiration Date (the “Settlement Date”), assuming that the conditions to the exchange offers are satisfied or, where permitted, waived. The Existing Notes are not, and the EchoStar Notes will not be, listed on any securities exchange.
An investment in the EchoStar Notes involves risks. Prior to participating in the exchange offers and consenting to the proposed amendments, please see the sections entitled “Risk Factors” beginning on page 19 of this prospectus, as well as the risk factors incorporated by reference herein, for a discussion of the risks that you should consider in connection with your decision to tender the Existing Notes or invest in the EchoStar Notes.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
None of EchoStar, DISH Network, Houlihan Lokey Capital, Inc. (“Houlihan Lokey”), the dealer manager and solicitation agent for the exchange offers and consent solicitations (in such capacities the “dealer manager”), D.F. King & Co., Inc., the exchange agent and information agent for the exchange offers and consent solicitations (the “exchange agent” or the “information agent”), U.S. Bank National Association, the trustee under the DISH Network 2025 Indenture, the DISH Network 2026 Indenture and the EchoStar Indenture (as defined below), or any other person makes any recommendation as to whether holders of the Existing Notes should exchange their Existing Notes in the exchange offers or deliver consents to the proposed amendments to the applicable DISH Network Indenture and the Existing Notes.
Sole Dealer-Manager and Solicitation Agent
Houlihan Lokey
The date of this prospectus is                 , 2024

i

ABOUT THIS PROSPECTUS
References in this prospectus to “EchoStar,” “we,” “us,” and “our” refer to EchoStar Corporation and its consolidated subsidiaries, unless otherwise stated or the context so requires.
No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus. We and the dealer manager take no responsibility for, and can provide no assurance as to the reliability of, any other information or any representations that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where it is unlawful. The delivery of this prospectus will not, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. Our business, financial condition, results of operations and prospects may have changed since those dates.
No information in this prospectus constitutes legal, business or tax advice, and you should not consider it as such. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding the exchange offers and consent solicitations.
This prospectus is part of a registration statement that we have filed with the SEC. Prior to making any decision with respect to the exchange offers and consent solicitations, you should read this prospectus and any amendment or supplement hereto, together with the documents incorporated by reference herein or therein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
This prospectus incorporates important business and financial information about EchoStar that is not included or delivered with this prospectus, which is described under the heading “Where You Can Find More Information; Incorporation by Reference.” We will provide without charge, upon written or oral request, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents without charge by writing or calling us at:
EchoStar Corporation
100 Inverness Terrace East
Englewood, Colorado 80112
(303) 706-4000
To obtain timely delivery of any copies of filings requested, please write or call us no later than five business days before the Expiration Date of the exchange offers. This means that you must request this information no later than February 2, 2024.

IMPORTANT INFORMATION
A beneficial owner of Existing Notes that are held of record by a broker, dealer, custodian bank, depository, trust company or other nominee must instruct such nominee to tender the Existing Notes, and deliver the related consents, on the beneficial owner’s behalf. See “The Exchange Offers and Consent Solicitations — Procedures for Tendering and Consenting.”
The information agent and exchange agent and The Depository Trust Company (“DTC”) have confirmed that each exchange offer and each consent solicitation is eligible for DTC’s Automated Tender Offer Program (“ATOP”), whereby a financial institution that is a participant in DTC’s system may tender Existing Notes and deliver the related consents, by making a book-entry delivery of such Existing Notes by causing DTC to transfer such Existing Notes into an ATOP account. To effect such a tender and delivery, participants should transmit their acceptance through ATOP and follow the procedure for book-entry transfer set forth under See “The Exchange Offers and Consent Solicitations — Procedures for Tendering and Consenting.” Neither holders nor beneficial owners of tendered Existing Notes will be obligated to pay brokerage fees or commissions to the dealer manager, the exchange agent and the information agent, EchoStar or DISH Network.
Questions and requests for assistance may be directed to the dealer manager or the information agent at their respective addresses and telephone numbers set forth on the back cover of this prospectus. Additional copies of this prospectus may be obtained from the information agent at its address and telephone numbers set forth on the back cover of this prospectus. Beneficial owners may also contact their brokers, dealers, custodian banks, depositories, trust companies or other nominees through which they hold the Existing Notes with questions and requests for assistance.
This prospectus does not constitute an offer to exchange, or the solicitation of an offer to exchange, any Existing Notes in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities, “blue sky” or other laws.
No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus and, if given or made, such information or representation may not be relied upon as having been authorized by, EchoStar, DISH Network or the dealer manager.
In making an investment decision, you must rely on your own examination of our business and the terms of the exchange offers and consent solicitations, including the merits and risks involved. The EchoStar Notes have not been approved or recommended by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not confirmed the accuracy or determined the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, in particular, statements about plans, objectives and strategies, growth opportunities in a company’s industries and businesses, its expectations regarding future results, financial condition, liquidity and capital requirements, estimates regarding the impact of regulatory developments and legal proceedings, and other trends and projections. Forward-looking statements are not historical facts and may be identified by words such as “future,” “project,” “continue,” “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “estimate,” “expect,” “predict,” “will,” “would,” “could,” “can,” “may,” and similar terms. These forward-looking statements are based on information available to us as of the date of this prospectus and represent management’s current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve known and unknown risks, uncertainties and other factors, many of which may be beyond our control. Accordingly, actual performance, events or results could differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including, but not limited to, the following:
•
our ability to realize synergies from the Merger (as defined below) within expected timeframes or at all, and the potential impact of the Merger on operating costs, customer loss and business disruption to, among other things, relationships with our employees, customers, suppliers or vendors;

•
risks relating to our substantially increased leverage following the Merger;

•
significant risks related to our ability to launch, operate, and control our satellites, operational and environmental risks related to our owned and leased satellites, and risks related to our satellites under construction;

•
our ability and the ability of third parties with whom we engage to operate our business as a result of changes in the global business environment, including regulatory and competitive considerations;

•
our ability to implement and/or realize benefits of our investments and other strategic initiatives;

•
risks related to our foreign operations and other uncertainties associated with doing business internationally;

•
risks related to our dependency upon third-party providers, including supply chain disruptions and inflation;

•
risks related to cybersecurity incidents; and

•
risks related to our human capital resources.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in EchoStar’s most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and DISH Network’s most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated by EchoStar’s subsequent filings with the Commission under the Exchange Act, each of which are all incorporated by reference herein, and in this prospectus under the heading “Risk Factors.” All cautionary statements made or referred to herein should be read as being applicable to all forward-looking statements wherever they appear. You should consider the risks and uncertainties described, incorporated by reference or referred to herein and should not place undue reliance on any forward-looking statements. The forward-looking statements speak only as of the date made. We do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We do not assume responsibility for the accuracy and completeness of any forward-looking statements. We assume no responsibility for updating forward-looking information contained or incorporated by reference herein or in any documents we file with the Commission, except as required by law.

Should one or more of the risks or uncertainties described herein or in any documents we file with the Commission occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

v

SUMMARY
This summary highlights some of the information in this prospectus. It may not contain all of the information that is important to you. To understand the exchange offers and consent solicitations fully, you should carefully read this prospectus and any amendment or supplement hereto, together with the documents incorporated by reference herein or therein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.” We have included references to other portions of this prospectus to direct you to a more complete description of the topics presented in this summary. This summary may not contain all of the information that you should consider before an investment decision with respect to the exchange offers and consent solicitations. You should carefully read the entire prospectus, including the sections under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” and the documents incorporated by reference herein.
THE COMPANY
Our Business
EchoStar is a holding company that was organized in October 2007 as a corporation under the laws of the State of Nevada. A substantial majority of the voting power of the shares of EchoStar is owned beneficially by Charles W. Ergen, the Chairman of our Board of Directors, and by certain entities established for the benefit of his family. Our Class A common stock is publicly traded on NASDAQ under the symbol “SATS.”
EchoStar is a global communication and content delivery leader and provider of technology, networking services, television entertainment and connectivity, offering consumer, enterprise, operator and government solutions worldwide under its EchoStar®, Boost Mobile®, Boost Infinite®, Sling TV®, DISH TV™, Hughes®, HughesNet®, HughesON™, and JUPITER™ brands. In Europe, EchoStar operates under its EchoStar Mobile Limited subsidiary and in Australia, the company operates as EchoStar Global Australia.
Our principal executive office is located at 100 Inverness Terrace East, Englewood, Colorado, and our phone number is (303) 706-4000. For further discussion on the material terms of our business, please refer to our reports and the DISH reports that have been filed with the Commission, and any subsequent report we file with the Commission, certain of which are incorporated herein by reference.
The DISH Network Merger
On December 31, 2023, we completed the acquisition of DISH Network pursuant to that certain Amended and Restated Agreement and Plan of Merger, dated as of October 2, 2023, among us, DISH and EAV Corp. (“Merger Sub”), a wholly-owned subsidiary of ours (the “Merger Agreement”). At the effective time of the merger (the “Effective Time”), Merger Sub merged with and into DISH Network with DISH Network surviving as a wholly-owned subsidiary of ours (the “Merger”). On the terms and subject to the conditions set forth in the Merger Agreement, each share of DISH Network Class A common stock, par value $0.01 per share, and DISH Network Class C common stock, par value $0.01 per share, outstanding immediately prior to the Effective Time, was converted into the right to receive a number of validly issued, fully paid and non-assessable shares of EchoStar Class A common stock, par value $0.001 per share (“EchoStar Class A Common Stock”), equal to 0.350877 (the “Exchange Ratio”). On the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each share of DISH Network Class B common stock, par value $0.01 per share, outstanding immediately prior to the Effective Time was converted into the right to receive a number of validly issued, fully paid and non-assessable shares of EchoStar Class B common stock, par value $0.001 per share the “EchoStar Class B Common Stock” and, together with the EchoStar Class A Common Stock, the “EchoStar Common Stock”), equal to the Exchange Ratio.
In connection with the completion of the Merger, on December 29, 2023, EchoStar, DISH Network and U.S Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, entered into (i) the First Supplemental Indenture to the DISH Network 2025 Indenture and (ii) the First Supplemental Indenture to the DISH Network 2026 Indenture (together with the First Supplemental Indenture referred to in clause (i) above, the “First Supplemental Indentures”). The First Supplemental

Indentures provide that, as of the Effective Time, the right of the holders of the Existing Notes that were outstanding as of the completion of the Merger to convert each $1,000 principal amount of such Existing Notes into shares of DISH Class A Common Stock, par value $0.01 per share (“DISH Class A Common Stock”), was changed into a right to convert such principal amount of Existing Notes into the number of shares of EchoStar Class A Common Stock that a holder of a number of shares of DISH Class A Common Stock equal to the applicable Conversion Rate (as defined in the applicable DISH Network Indenture) would have been entitled to receive upon the completion of the Merger. Upon the completion of the Merger, each then-outstanding share of DISH Class A Common Stock was converted into the right to receive 0.350877 shares of EchoStar Common Stock, resulting in an adjusted Conversion Rate of 4.2677 for the DISH Network 2025 Notes and 5.3835 for the DISH Network 2026 Notes.
Spectrum Assets Description
Subject to the Security Documents and certain exceptions, the guarantees of the EchoStar Notes will be secured by: (i) a lien on the FCC Licenses with respect to 20 MHz AWS-4 Spectrum (the “Spectrum Assets”) held by certain EchoStar’s subsidiaries that, on or after the Issue Date, hold any Spectrum Assets (each, a “Spectrum Assets Guarantor”) and substantially all other assets owned by the Spectrum Assets Guarantors; and (ii) a lien on the equity interests held by an entity that directly owns any equity interests in any Spectrum Assets Guarantor (each, an “Equity Pledge Guarantor”). As of the Issue Date, (a) the Spectrum Assets Guarantor will be solely DBSD Corporation and (b) the Equity Pledge Guarantor will be solely DBSD Services Limited.
We currently estimate the fair market value of the Spectrum Collateral to be approximately $9 billion, which valuation is informed by recent work we have done both internally and in consultation with independent appraisers.
See “Description of EchoStar Notes — Guarantees” and “Description of the EchoStar Notes — Security.”
Recent Developments
Certain Asset Transfers
On January 10, 2024, EchoStar announced that DISH Network transferred certain of DISH Network’s diverse unencumbered wireless spectrum licenses, including AWS-4, H-Block, CBRS, C-Band — Cheyenne, 12GHz, LMDS, 24 GHz, 28 GHz, 37GHz, 30GHz and 47GHz, under the umbrella of a newly formed subsidiary, EchoStar Wireless Holding L.L.C., a direct wholly-owned subsidiary of EchoStar. DISH Network will continue to retain ownership of various other valuable wireless spectrum licenses, including 600 MHz, 700 MHz, 3.45 GHz and AWS-3, of which 700 MHz and AWS-3 also remain unencumbered, and DISH DBS Corporation.
EchoStar also announced that DISH DBS Corporation (“DBS”), in its capacity as “Lender” under the terms of a certain loan and security agreement, dated as of November 26, 2021 (the “Intercompany Loan”), related to the term loan facility between DISH Network and DBS, consummated the assignment pursuant to such terms, without any modification or amendment thereto, of its receivable in respect of Tranche A thereunder (valued at approximately $4.7 billion) to DBS Intercompany Receivable L.L.C. DBS Intercompany Receivable L.L.C. has subsequently assigned its rights as lender thereunder to EchoStar Intercompany Receivable Company L.L.C., a direct wholly-owned subsidiary of EchoStar such that amounts owed in respect of Tranche A will now be paid by DISH Network to EchoStar Intercompany Receivable L.L.C.

SUMMARY OF TERMS OF THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS
Exchange Offers
EchoStar is hereby offering to exchange, upon the terms and conditions set forth in this prospectus, any and all of the outstanding DISH Network 2025 Notes and DISH Network 2026 Notes for newly issued EchoStar Notes.
See “The Exchange Offers and Consent Solicitations — Terms of the Exchange Offers and Consent Solicitations,” “Description of the EchoStar Notes.”
Consent Solicitations
We are soliciting consents to the proposed amendments to the DISH Network 2025 Indenture, the DISH Network 2026 Indenture and the Existing Notes, on behalf of DISH Network and subject to the terms and conditions set forth in this prospectus. You may not tender your applicable Existing Notes of any series for exchange without delivering a consent to the proposed amendments for such series, and you may not deliver consent in the consent solicitations with respect to your applicable Existing Notes of any series without tendering such Existing Notes of such series. See “The Exchange Offers and Consent Solicitations — Terms of the Exchange Offers and Consent Solicitations,” and “The Proposed Amendments.”
The Proposed Amendments and Requisite Consents
Pursuant to the applicable DISH Network Indenture, the proposed amendments require the consent of the holders of a majority of the outstanding aggregate principal amount of the applicable Existing Notes. The proposed amendments, if effected, will, among other things, eliminate certain events of default and substantially all of the restrictive covenants in each DISH Network Indenture and the Existing Notes of the applicable series, including, but not limited to, the merger covenant, which sets forth certain requirements that must be met for DISH Network to consolidate, merge or sell all or substantially all of its assets, and the reporting covenant, which requires DISH Network to provide certain periodic reports to noteholders and to make certain conforming changes to each DISH Network Indenture and the Existing Notes of the applicable series to reflect the proposed amendments. See “The Proposed Amendments.”
Procedures for Participating in the Exchange Offers and Consent Solicitations
If a holder wishes to participate in an exchange offer and consent solicitation, and such holder’s Existing Notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, such holder must instruct such custodial entity (pursuant to the procedures of the custodial entity) to tender the Existing Notes and deliver the related consents, on such holder’s behalf. Custodial entities that are participants in DTC must tender Existing Notes and deliver the related consents, through ATOP by which the custodial entity and the beneficial owner on whose behalf the custodial entity is acting agree to be bound to the terms and conditions set forth herein.
See “The Exchange Offers and Consent Solicitations — Procedures for Tendering and Consenting.”

No Guaranteed Delivery Procedures
No guaranteed delivery procedures are available in connection with the exchange offers and consent solicitations. You must tender your Existing Notes and deliver your consents by the Expiration Date in order to participate in the exchange offers and the consent solicitations.
Exchange Consideration
In exchange for each $1,000 principal amount of the DISH Network 2025 Notes and the DISH Network 2026 Notes that are validly tendered prior to the Expiration Date and not validly withdrawn, holders will receive $610.00 principal amount of EchoStar Notes, in the case of the DISH Network 2025 Notes, and $510.00 principal amount of EchoStar Notes, in the case of the DISH Network 2026 Notes (the “Exchange Consideration”). Any fractional portion of EchoStar Notes not received as a result of rounding down will be paid in cash at a rate equal to the Exchange Consideration.
Accrued Interest
In addition to the applicable Exchange Consideration, all holders of Existing Notes accepted for exchange pursuant to the exchange offers and consent solicitations on the Settlement Date will also be paid a cash amount equal to accrued and unpaid interest for such series of Existing Notes from the last interest payment date for such series of Existing Notes to, but not including, the Settlement Date.
If the Settlement Date occurs between the interest record date and the related interest payment date for any series of Existing Notes, then the accrued and unpaid interest for such series of Existing Notes will be paid on the regular interest payment date to the holders of record as of the record date for such series of Existing Notes rather than on the Settlement Date.
Expiration Date
The exchange offers and consent solicitations will expire immediately following 11:59 p.m., New York City time, on February 9, 2024, unless extended or earlier terminated (such date and time, as the same may be extended, the “Expiration Date”).
Withdrawal and Revocation
Tenders of Existing Notes may be validly withdrawn (and related consents to the proposed amendments may be revoked) at any time prior to the Expiration Date.
Following the Expiration Date, tenders of Existing Notes may not be validly withdrawn unless EchoStar is otherwise required by law to permit withdrawal.
In the event of termination of the exchange offers, the Existing Notes tendered pursuant to each exchange offer will be promptly returned to the tendering holders. See “The Exchange Offers and Consent Solicitations — Withdrawal of Tenders and Revocation of Corresponding Consents.”
Conditions
The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of a number of conditions described under “The Exchange Offers and Consent Solicitations — Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the satisfaction of the Minimum Tender Condition. We may, at our option and in our sole discretion, waive any such conditions except the condition that the registration statement of which this prospectus forms a part has been declared effective by the Commission. All conditions to each exchange offer must be satisfied or, where permitted, waived, on or prior to the Expiration Date. See “The Exchange Offers and Consent Solicitations — Terms of the Exchange Offers and Consent Solicitations.”
Acceptance of Existing Notes and Consents and Delivery of the EchoStar Notes
You may not consent to the proposed amendments to the DISH Network 2025 Indenture, the DISH Network 2026 Indenture and the Existing Notes without tendering your applicable Existing Notes in the relevant exchange offer, and you may not tender your Existing Notes of any series for exchange without consenting to the proposed amendments for such series.
Subject to the satisfaction or, where permitted, waiver of the conditions to the applicable exchange offer and consent solicitation, EchoStar will accept for exchange any and all Existing Notes that are validly tendered prior to the Expiration Date and not validly withdrawn; likewise, because the act of validly tendering Existing Notes will also constitute valid delivery of consent to the proposed amendments to the applicable DISH Network Indenture and Existing Notes, EchoStar will also accept all consents that are validly delivered prior to the Expiration Date and not validly revoked. All Existing Notes exchanged will be cancelled.
The EchoStar Notes issued pursuant to the exchange offers will be issued and delivered through the facilities of DTC promptly on the Settlement Date. We will return to you any Existing Notes that are not accepted for exchange for any reason, without expense to you, promptly after the Expiration Date. See “The Exchange Offers and Consent Solicitations — Acceptance of Existing Notes for Exchange; the EchoStar Notes; Effectiveness of Proposed Amendments.”
Material U.S. Federal Income Tax Considerations
The exchange of Existing Notes for EchoStar Notes pursuant to the exchange offers and consent solicitations should be a taxable exchange for U.S. federal income tax purposes. Holders should consider the U.S. federal income tax consequences of the exchange offers and consent solicitations; please consult your tax advisor about the tax consequences to you of the exchange of Existing Notes for EchoStar Notes. See “Material U.S. Federal Income Tax Consequences.”
Consequences of Not Exchanging Existing Notes for the EchoStar Notes
If you do not exchange your Existing Notes for EchoStar Notes in the exchange offers, you will not receive the benefit of having EchoStar as the obligor of your notes and you will continue to hold your Existing Notes and be entitled to all the rights and subject to the limitations applicable to the Existing Notes. In addition, if the Requisite Consents are received with respect to any series of Existing Notes and the proposed amendments to the applicable DISH Network Indenture are effected, holders of such series of Existing Notes left outstanding following the exchange offers will no longer be entitled to the benefits of the covenants, related events of default and other provisions that are eliminated pursuant to the proposed amendments.
To the extent that any Existing Notes remain outstanding after completion of the exchange offers, the trading market for any remaining Existing Notes may also be more limited than it is at present, and the smaller outstanding principal amount may make the trading price of the Existing Notes that are not tendered and accepted more volatile. Consequently, the liquidity, market value and price of Existing Notes that remain outstanding after the exchange offers may be materially and adversely affected. Therefore, if your Existing Notes are not tendered and accepted in the exchange offers, it may become more difficult for you to sell or transfer your unexchanged Existing Notes. See “Risk Factors — Risks Related to the Exchange Offers and the Consent Solicitations — The proposed amendments to the DISH Network Indentures and Existing Notes will afford reduced protection to remaining holders of Existing Notes.”
For a description of the consequences of failing to tender your Existing Notes pursuant to the exchange offers, see “Risk Factors — Risks Related to the Exchange Offers and the Consent Solicitations.”
Amendment; Termination
We reserve the right for any reason or no reasons, subject to applicable law, to amend or extend the exchange offers and consent solicitations at any time or to amend or modify the Minimum Tender Condition, the Exchange Consideration or any other terms applicable to the Existing Notes. Subject to applicable law, EchoStar may terminate the exchange offers and consent solicitations if any of the conditions described under “Conditions to the Exchange Offers and Consent Soliciations” are not satisfied or waived by the Expiration Date. In the event that either exchange offer is terminated or otherwise not consummated at or prior to the Settlement Date, no consideration will be paid or become payable to the holders on the Settlement Date who have validly tendered their Existing Notes. In any such event, Existing Notes tendered pursuant to the exchange offers will be promptly returned to the tendering holders.
See “The Exchange Offers and Consent Solicitations — Expiration Date; Extensions; Amendments.”
Use of Proceeds
We will not receive any cash proceeds from the exchange offers.
Exchange Agent, Information Agent and Dealer Manager
D.F. King & Co., Inc. is serving as exchange agent and information agent for the exchange offers and consent solicitations. The address for the information agent is listed under “The Exchange Offers and Consent Solicitations — Information Agent.” If you would like more information about the procedures for the exchange offers, you should call the information agent at the telephone number set forth on the back of this prospectus.
Houlihan Lokey is serving as the dealer manager. The address and telephone number of the dealer manager is set forth on the back cover of this prospectus.
We have other business relationships with the exchange agent, the information agent, and the dealer manager, as described in “The

Exchange Offers and Consent Solicitations — Exchange Agent,” “The Exchange Offers and Consent Solicitations — Information Agent” and “The Exchange Offers and Consent Solicitations —  Dealer Manager.”
No Recommendation
None of EchoStar, DISH Network, the dealer manager, the exchange agent, the information agent, the trustee under either DISH Network Indenture, the trustee under the Indenture, relating to the EchoStar Notes, to be dated as of the Settlement Date (the “EchoStar Indenture” or the “Indenture”), by and among EchoStar, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), or any other person makes any recommendation in connection with the exchange offers or consent solicitations as to whether any holder of Existing Notes should tender or refrain from tendering all or any portion of the principal amount of that holder’s Existing Notes (and in so doing, consent to the adoption of the proposed amendments to the DISH Network Indentures and the Existing Notes), and no one has been authorized by any of them to make such a recommendation.
The exchange offers and consent solicitations are the only offerings of the EchoStar Notes and are being made by EchoStar only in connection with EchoStar’s offer of the EchoStar Notes and in EchoStar’s capacity as the issuer of the EchoStar Notes. No other securities are being offered and no consents are being solicited other than with respect to the Existing Notes in the exchange offers and consent solicitations.
Risk Factors
For risks related to the exchange offers and consent solicitations, please read the section entitled “Risk Factors” beginning on page 19 of this prospectus as well as the risk factors incorporated by reference herein.
Further Information
Questions concerning the terms of the exchange offers or the consent solicitations should be directed to the dealer manager at its address and telephone number set forth on the back cover of this prospectus. Questions concerning the tender procedures and requests for additional copies of the prospectus should be directed to the information agent at its address and telephone numbers set forth on the back cover of this prospectus.
We may be required to amend or supplement this prospectus at any time to add, update or change the information contained herein. You should read this prospectus and any amendment or supplement hereto, together with the documents incorporated by reference herein and therein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information”; Incorporated by reference beginning on page 100.

SUMMARY OF TERMS OF THE ECHOSTAR SENIOR SECURED NOTES
Issuer
EchoStar Corporation, a Nevada corporation.
Notes Offered
Up to $2,677,379,000 aggregate principal amount of 10.00% Senior Secured Notes due 2030.
Maturity Date
March 15, 2030.
Interest Payment Dates
Semi-annually on March 15 and September 15 of each year, starting on September 15, 2024
Guarantees by Certain Subsidiaries
The EchoStar Notes will be jointly and severally guaranteed on a senior secured basis by EchoStar’s Subsidiaries that on or after the Issue Date: (i) hold any Spectrum Assets or (ii) directly own any Equity Interests in any Spectrum Assets Guarantor.
As of the Issue Date, (a) the Spectrum Assets Guarantor will be solely DBSD Corporation and (b) the Equity Pledge Guarantor will be solely DBSD Services Limited.
For more information, see “Description of the EchoStar Notes —  Notes Guarantees.”
Security
EchoStar and its subsidiaries that are not Guarantors of the EchoStar Notes will not pledge any of its or their assets to secure the EchoStar Notes. Subject to the Security Documents and certain exceptions, the guarantees of the EchoStar Notes will be secured by (i) a first-priority lien on the FCC Licenses with respect to 20 MHz AWS-4 Spectrum held by EchoStar’s subsidiaries that on or after the Issue Date, own the Spectrum Assets and substantially all other assets owned by the Spectrum Assets Guarantors and (ii) a first-priority lien on the equity interests held by an entity that directly owns any equity interests in any Spectrum Assets Guarantor.
For more information, see “Description of the EchoStar Notes —  Notes Guarantees” and “Description of the EchoStar Notes — Security.”
Ranking
The EchoStar Notes will be the general unsecured obligations of EchoStar and will rank (i) pari passu in right of payment with EchoStar’s other existing and future senior Indebtedness, (ii) effectively subordinated to EchoStar’s existing and future secured Indebtedness to the extent of the value of any collateral securing such Indebtedness and (iii) senior in right of payment to any of EchoStar’s existing and future Indebtedness that is expressly subordinated in right of payment to the EchoStar Notes.
The EchoStar Notes will be unconditionally guaranteed by each Guarantor. The guarantees on the EchoStar Notes will be a general secured obligation of such Guarantor and will rank: (i) effectively senior, to the extent of the value of any Collateral owned by such Guarantor, to such Guarantor’s existing and future Second Lien Indebtedness and unsecured indebtedness; (ii) pari passu in right of payment with such Guarantor’s other existing and future senior Indebtedness and (iii) senior in right of payment to any of such Guarantor’s existing and future indebtedness that is expressly subordinated in right of payment to such Guarantor’s Notes Guarantee.

As of September 30, 2023, on a pro forma basis after giving effect to the Merger and the issuance of the EchoStar Notes (assuming that all Existing Notes are exchanged pursuant to the exchange offers) (the “Transactions”), (1) neither EchoStar nor the Guarantors would have had any indebtedness outstanding other than the EchoStar Notes and the guarantees thereof and (2) EchoStar’s Subsidiaries other than the Guarantors would have had aggregate indebtedness of $17.9 billion.
For more information, see “Description of the EchoStar Notes —  Ranking.”
Optional Redemption
The EchoStar Notes will be redeemable, in whole or in part, at any time or from time to time, at the redemption prices listed under “Description of the EchoStar Notes — Optional Redemption” plus accrued and unpaid interest, if any, to the date of redemption.
In addition, EchoStar may redeem the EchoStar Notes, in whole or in part, at any time or from time to time, prior to March 15, 2026 with the net cash proceeds of any capital contributions to EchoStar or one or more public or private sales of Equity Interests (other than Disqualified Stock) of EchoStar (other than proceeds from a sale to any of its Subsidiaries or any employee benefit plan in which the Company or any of its Subsidiaries participates) at a redemption price equal to 100% of the principal amount of the EchoStar Notes redeemed, together with accrued and unpaid interest, if any, to the date of redemption.
EchoStar may also redeem the EchoStar Notes, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of EchoStar Notes to be redeemed) set forth below, together with accrued and unpaid interest, if any, to the date of redemption date, if redeemed during the periods indicated below:
Period	Percentage
From and including March 15, 2024 to but excluding March 15, 2025	103.000%
From and including March 15, 2025 to but excluding March 15, 2026	102.000%
From and including March 15, 2026 to but excluding March 15, 2027	101.000%
From and including March 15, 2027 and thereafter	100.000%
For more information, see “Description of EchoStar Notes —  Optional Redemption.”
Mandatory Redemption
EchoStar will not be required to make mandatory redemption or sinking fund payments with respect to the EchoStar Notes.
Covenants
There are limited covenants in the EchoStar Indenture that restrict us from taking actions and operating our business. The EchoStar Indenture for the EchoStar Notes will not:
•
require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the EchoStar Notes in the event we experience significant adverse changes in our financial condition or results of operations;

•
limit EchoStar’s ability to incur indebtedness that is senior to, equal or subordinate in right of payment to the EchoStar Notes, or to engage in sale/leaseback transactions;

•
restrict our ability to repurchase or prepay any other of our securities or other indebtedness;

•
restrict our ability to make investments or pay dividends or make other payments in respect of our equity securities or our other indebtedness; or

•
restrict our ability to enter into highly leveraged transactions.

The EchoStar Indenture will permit the Guarantors to incur additional indebtedness secured by the lien on the collateral securing the EchoStar Notes that is equal and ratable with the lien on the collateral securing the EchoStar Notes.
For more details, see “Description of the EchoStar Notes — Certain Covenants.”
Use of Proceeds
EchoStar will not receive any cash proceeds from the issuance of the EchoStar Notes in connection with the exchange offers. In exchange for issuing the EchoStar Notes, EchoStar will receive Existing Notes that will be retired and cancelled. See “Use of Proceeds.”
Book-Entry Form
We expect that the EchoStar Notes will be issued in book-entry form and will be represented by global notes deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as the nominee of DTC. Beneficial interests in the global notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and such beneficial interests may be exchanged for certificated securities only in limited circumstances.
Absence of a Public Market for the EchoStar Notes
The EchoStar Notes are a new class of securities, and there is currently no established market for them. We do not intend to apply to list the EchoStar Notes on any securities exchange or to include them in any automated dealer quotation system. Accordingly, a liquid market for the EchoStar Notes may never develop. See “Risk Factors — Risks Related to the EchoStar Notes and Collateral —  Active trading markets may not develop for the EchoStar Notes.”
Indenture
The EchoStar Notes will be issued pursuant to the EchoStar Indenture. The rights of holders of the EchoStar Notes, including rights with respect to default waivers and amendments, will be governed by the EchoStar Indenture. See “Description of the EchoStar Notes.”
Trustee and Collateral Agent
U.S. Bank Trust Company, National Association.
Governing Law
The EchoStar Indenture and the EchoStar Notes will be governed by the laws of the State of New York.
Denominations
EchoStar will issue the EchoStar Notes in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
Risk Factors
See “Risk Factors” and the other information included in and incorporated by reference into this prospectus for a discussion of factors you should carefully consider before deciding to participate in the exchange offers and consent solicitations.

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS
Q:
Who is making the exchange offers and consent solicitations?

A:
EchoStar Corporation is making the exchange offers and consent solicitations.

Q:
Why is EchoStar Making the Exchange Offers and Consent Solicitations?

A:
We are making the exchange offers in order to, among other things, refinance certain outstanding indebtedness, reduce the aggregate amount of our consolidated indebtedness and provide collateral security to certain unsecured debt obligations. We are conducting the consent solicitations in order to, among other things, eliminate certain events of default and substantially all of the restrictive covenants in each DISH Network Indenture and the Existing Notes of the applicable series, including, but not limited to, the merger covenant, which sets forth certain requirements that must be met for DISH Network to consolidate, merge or sell all or substantially all of its assets, and the reporting covenant, which requires DISH Network to provide certain periodic reports to noteholders and to make other changes to such terms. We believe that refinancing our outstanding indebtedness will promote our long-term financial viability.

Q:
What will I Receive if I Tender my Existing Notes in the Exchange Offers and Consent Solicitations?

A:
Upon the terms and subject to the conditions of each exchange offer described in this prospectus, each $1,000 principal amount of the DISH Network 2025 Notes and the DISH Network 2026 Notes that are validly tendered prior to the Expiration Date, which is immediately following 11:59 p.m., New York City time, on February 9, 2024, and not validly withdrawn, holders will receive $610.00 principal amount of EchoStar Notes, in the case of the DISH Network 2025 Notes, and $510.00 principal amount of EchoStar Notes, in the case of the DISH Network 2026 Notes. Any fractional portion of EchoStar Notes not received as a result of rounding down will be paid in cash at a rate equal to the Exchange Consideration.

The EchoStar Notes will be issued under and governed by the terms of the EchoStar Indenture described under “The Exchange Offers and Consent Solicitations.” The EchoStar Notes will be issued only in denominations of $1,000 and integral multiples of $1,000 in excess thereof. See “Description of the EchoStar Notes.” In addition to the applicable Exchange Consideration, all holders of Existing Notes accepted for exchange pursuant to the exchange offers and consent solicitations on the Settlement Date will be paid a cash amount equal to accrued and unpaid interest for such series of Existing Notes from the last interest payment date for such series of Existing Notes to, but not including, the Settlement Date. If the Settlement Date occurs between the interest record date and the related interest payment date for any series of Existing Notes, then the accrued and unpaid interest for such series of Existing Notes will be paid on the regular interest payment date to the holders of record as of the record date for such series of Existing Notes rather than on the Settlement Date.
By tendering your Existing Notes for exchange, you will be deemed to have validly delivered your consent to the proposed amendments to the applicable DISH Network Indenture and the Existing Notes, as further described under “The Proposed Amendments.” You may not consent to the proposed amendments for any series of Existing Notes without tendering your Existing Notes of such series in the exchange offers, and you may not tender your Existing Notes of any series for exchange without consenting to the proposed amendments for such series. You may revoke your consent at any time prior to the Expiration Date by withdrawing the Existing Notes you have tendered.
Q:
What are the Proposed Amendments?

A:
The proposed amendments will, among other things, eliminate certain events of default and substantially all of the restrictive covenants in each DISH Network Indenture and the Existing Notes of the applicable series, including, but not limited to, the merger covenant, which sets forth certain requirements that must be met for DISH Network to consolidate, merge or sell all or substantially all of its assets, and the reporting covenant, which requires DISH Network to provide certain periodic reports to noteholders and to make certain conforming changes to each DISH Network Indenture and the Existing Notes of the applicable series to reflect the proposed amendments.
With respect to the applicable Existing Notes, if the Requisite Consents have been received prior to the Expiration Date, assuming all other conditions of the exchange offers and consent solicitations are satisfied or, where permitted, waived, as applicable, then all of the sections, provisions or definitions listed below under each DISH Network Indenture, and corresponding provisions in the applicable Existing Note, will be deleted or modified, as applicable:
•
the definition of “Significant Subsidiary” will be revised to exclude DISH DBS Corporation and its subsidiaries; and

•
the following sections or provisions will be deleted:

•
Section 4.06(a), (b) and (c)  — Rule 144A Information Requirement; Reporting;

•
Section 6.01(e) — Events of Default (failure to comply with Article 11);

•
Section 6.01(g) — Events of Default (cross defaults);

•
Section 6.01(j) — Events of Default (judgment defaults); and

•
Article 11 — Consolidation; Merger; and Sale.

The elimination or modification of certain events of default and the restrictive covenants contemplated by the proposed amendments would, among other things, permit DISH Network and its subsidiaries to take actions that could be adverse to the interests of the holders of the outstanding Existing Notes. See “The Proposed Amendments.”
Q:
What are the Consequences of Not Participating in the Exchange Offers and Consent Solicitations at All?

A:
If you do not exchange your Existing Notes for the EchoStar Notes in the exchange offers, you will not receive the benefit of having EchoStar as the obligor of your notes and you will continue to hold your Existing Notes and be entitled to all the rights and subject to the limitations applicable to the Existing Notes. In addition, if the proposed amendments to each DISH Network Indenture and the Existing Notes are adopted (because the Requisite Consents have been received prior to the Expiration Date and the exchange offers are effected), the proposed amendments will apply to your Existing Notes that were not exchanged for EchoStar Notes, even though you did not consent to the proposed amendments. Thereafter, all such Existing Notes that remain outstanding will be governed by the applicable DISH Network Indenture as amended by the proposed amendments, which will have less restrictive terms and afford reduced protections to the holders of those securities compared to those terms and protections currently in the applicable DISH Network Indenture and the Existing Notes of the applicable series, which may adversely affect the trading price of the unexchanged Existing Notes. For example, the proposed amendments would, among other things, eliminate certain events of default, the merger covenant, which sets forth certain requirements that must be met for DISH Network to consolidate, merge or sell all or substantially all of its assets, and the reporting covenant, which requires DISH Network to provide certain periodic reports to noteholders.

To the extent that any Existing Notes remain outstanding after completion of the exchange offers, the trading market for any remaining Existing Notes may also be more limited than it is at present, and the smaller outstanding principal amount may make the trading price of the Existing Notes that are not tendered and accepted more volatile. Consequently, the liquidity, market value and price of Existing Notes that remain outstanding may be materially and adversely affected. Therefore, if your Existing Notes are not tendered and accepted in the exchange offers, it may become more difficult for you to sell or transfer your unexchanged Existing Notes.

See “Risk Factors — Risks Related to the Exchange Offers and the Consent Solicitations — The proposed amendments to each DISH Network Indenture and the Existing Notes of the applicable series will afford reduced protection to remaining holders of Existing Notes.”
For a description of the consequences of failing to tender your Existing Notes pursuant to the exchange offers, see “Risk Factors — Risks Related to the Exchange Offers and the Consent Solicitations.”
Q:
How do the Existing Notes differ from the EchoStar Notes to be Issued in the Exchange Offers?

The Existing Notes are solely the unsecured obligations of DISH Network, are convertible into shares of EchoStar Common Stock and are governed by the applicable DISH Network Indenture. The EchoStar Notes will be the unsecured obligations of EchoStar and the secured obligations of certain subsidiary guarantors, are not convertible into equity securities and will be governed by the EchoStar Indenture.
Q:
What will be the Ranking of the EchoStar Notes?

A:
The EchoStar Notes will be the general unsecured obligations of EchoStar and will rank (i) pari passu in right of payment with EchoStar’s other existing and future senior indebtedness, (ii) effectively subordinated to EchoStar’s existing and future secured indebtedness to the extent of the value of any collateral securing such Indebtedness and (iii) senior in right of payment to any of EchoStar’s existing and future indebtedness that is expressly subordinated in right of payment to the EchoStar Notes.

The EchoStar Notes will be unconditionally guaranteed by each Guarantor. The guarantees on the EchoStar Notes will be a general secured obligation of such Guarantor and will rank: (i) effectively senior, to the extent of the value of any Collateral owned by such Guarantor, to such Guarantor’s existing and future Second Lien Indebtedness and unsecured indebtedness; (ii) pari passu in right of payment with such Guarantor’s other existing and future senior indebtedness and (iii) senior in right of payment to any of such Guarantor’s existing and future indebtedness that is expressly subordinated in right of payment to such Guarantor’s Notes Guarantee.
See “Description of the EchoStar Notes — Ranking.”
Q:
What Collateral Secures the EchoStar Notes?

A:
EchoStar and its subsidiaries that are not Guarantors of the EchoStar Notes will not pledge any of its or their assets to secure the EchoStar Notes. Subject to the Security Documents and certain exceptions, the guarantees of the EchoStar Notes will be secured by: (i) a lien on the FCC Licenses with respect to 20 MHz AWS-4 Spectrum (the “Spectrum Assets”) held by EchoStar’s subsidiaries that on or after the Issue Date, own the Spectrum Assets (each, a “Spectrum Assets Guarantor”) and substantially all other assets owned by the Spectrum Assets Guarantors; and (ii) a lien on the equity interests held by an entity that directly owns any equity interests in any Spectrum Assets Guarantor (each, an “Equity Pledge Guarantor”). As of the Issue Date, (a) the Spectrum Assets Guarantor will be solely DBSD Corporation; and (b) the Equity Pledge Guarantor will be solely DBSD Services Limited.

For more information, see “Description of EchoStar Notes — Notes Guarantees” and “Description of the EchoStar Notes — Security.”

Q:
Will the EchoStar Notes Be Freely Tradeable?

A:
Yes. The EchoStar Notes are being simultaneously registered under the Securities Act on a registration statement of which this prospectus forms a part. The consummation of each exchange offer is contingent on the Commission declaring this registration statement effective (which cannot be waived).

Q:
Will the EchoStar Notes Be Listed on an Exchange?

A:
The EchoStar Notes will not be listed on any securities exchange. There can be no assurance as to the development or liquidity of any market for the EchoStar Notes. See “Risk Factors — Risks Related to the EchoStar Notes — Active trading markets may not develop for the EchoStar Notes.”

Q:
What Consents are Required to Effect the Proposed Amendments to each DISH Network Indenture and the Existing Notes and to Consummate the Exchange Offers?

A:
In order for the proposed amendments to either DISH Network Indenture be adopted, holders of a majority of the outstanding aggregate principal amount of the applicable series of Existing Notes must consent to the amendments, and those consents must be received and not withdrawn prior to the Expiration Date.

Q:
May I Tender my Existing Notes in the Exchange Offers without Delivering a Consent in the Consent Solicitations?

A:
No. By tendering your Existing Notes for exchange, you will be deemed to have validly delivered your consent to the proposed amendments to the applicable DISH Network Indenture and the Existing Notes, as further described under “The Proposed Amendments.” You may not consent to the proposed amendments for any series of Existing Notes without tendering your Existing Notes of such series in the exchange offers, and you may not tender your Existing Notes of any series for exchange without consenting to the proposed amendments for such series.

Q:
Who May Participate in the Exchange Offers?

A:
All holders of the Existing Notes may participate in the exchange offers.

Q:
How Do You Participate in the Exchange Offers?

A:
If a holder wishes to participate in an exchange offer and consent solicitation, and such holder’s Existing Notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, such holder must instruct such custodial entity (pursuant to the procedures of the custodial entity) to tender the Existing Notes and deliver the related consents, on such holder’s behalf. Custodial entities that are participants in DTC must tender Existing Notes and deliver the related consents, through ATOP by which the custodial entity and the beneficial owner on whose behalf the custodial entity is acting agree to be bound to the terms and conditions set forth herein.

See “The Exchange Offers and Consent Solicitations — Procedures for Tendering and Consenting.”
Q:
May I Tender Only a Portion of the Existing Notes that I Hold?

A:
Yes. You may tender only a portion of the Existing Notes that you hold provided that tenders of Existing Notes (and corresponding consents thereto) will be accepted only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Q:
What are the Conditions to the Exchange Offers and Consent Solicitations?

A:
The consummation of the exchange offers and consent solicitations is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed under “The Exchange Offers and Consent Solicitations — Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the satisfaction of the Minimum Tender Condition. We may, at our option and in our sole discretion, waive any such conditions except the condition that the registration statement of which this prospectus forms a part has been declared effective by the Commission. All conditions to the exchange offers must be satisfied or, where permitted, waived, on or prior to the Expiration Date.
Q:
What Amount of Existing Notes is EchoStar seeking in the Exchange Offers?

A:
EchoStar is seeking to exchange all of the $1,957,197,000 and $2,908,801,000 aggregate principal amount of the outstanding DISH Network 2025 Notes and DISH Network 2026 Notes, respectively.

Q:
What if Not Enough Existing Notes are Tendered?

A:
Each exchange offer is conditioned upon at least a majority of the outstanding principal amount of the applicable series of Existing Notes being validly tendered and not properly withdrawn prior to the expiration of the exchange offers. If we determine that this Minimum Tender Condition has not been or cannot be satisfied on or prior to the Expiration Date, we may waive the Minimum Tender Condition or we may modify, extend or terminate the exchange offers. If either exchange offer is terminated, the applicable series of Existing Notes will not be accepted for exchange and such Existing Notes that have been tendered for exchange will be returned to the holder promptly after the termination.

Q:
Will EchoStar Accept all Tenders of Existing Notes?

A:
Subject to the satisfaction or, where permitted, waiver of the conditions to the exchange offers, including the Minimum Tender Condition, we will accept for exchange any and all Existing Notes that (i) have been validly tendered in the exchange offers before the Expiration Date and (ii) have not been validly withdrawn before the Expiration Date (provided that tenders of Existing Notes (and corresponding consents thereto) will be accepted only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof).

Q:
What Will EchoStar Do with the Existing Notes Accepted for Exchange in the Exchange Offers?

A:
Each of the DISH Network 2025 Notes and the DISH Network 2026 Notes surrendered in connection with the exchange offers and accepted for exchange will be retired and cancelled.

Q:
When Will EchoStar Issue the EchoStar Notes?

A:
Assuming the conditions to the exchange offers are satisfied or, where permitted, waived, EchoStar will issue the EchoStar Notes in book-entry form promptly on or about the second business day following the Expiration Date.

Q:
Will I Be Paid the Accrued and Unpaid Interest on my Existing Notes Accepted for Exchange on the Settlement Date?

A:
Yes, in addition to the applicable Exchange Consideration, all holders of Existing Notes accepted for exchange pursuant to the exchange offers and consent solicitations on the Settlement Date will also be paid a cash amount equal to accrued and unpaid interest for such series of Existing Notes from the last interest payment date for such series of Existing Notes to, but not including, the Settlement Date.

If the Settlement Date occurs between the interest record date and the related interest payment date for any series of Existing Notes, then the accrued and unpaid interest for such series of Existing Notes will be paid on the regular interest payment date to the holders of record as of the record date for such series of Existing Notes rather than on the Settlement Date.
Q:
When Will the Proposed Amendments to the DISH Network Indentures and the Existing Notes Become Operative?

A:
If we receive the Requisite Consents with respect to the applicable series of Existing Notes before the Expiration Date, then, on or after the Expiration Date, the supplemental indentures for the proposed amendments will be duly executed and delivered by DISH Network and the trustee and such supplemental indentures will become effective upon its execution and delivery. However, the proposed amendments to each DISH Network Indenture and the applicable Existing Notes will not become operative until after the issuance of the EchoStar Notes on the Settlement Date.
Q:
When Will the Exchange Offers Expire?

A:
The exchange offers will expire immediately following 11:59 p.m., New York City time, on February 9, 2024, unless we, in our sole discretion, terminate or extend the exchange offers, in which case the Expiration Date will be the latest date and time to which such exchange offers are extended. See “The Exchange Offers and Consent Solicitations — Extensions; Amendments.”

Q:
Can I Withdraw my Existing Notes After I Tender them? Can I Revoke the Consent Related to my Existing Notes after I Deliver it?

A:
Tenders of Existing Notes may be validly withdrawn (and the related consents to the proposed amendments may be revoked) at any time prior to the Expiration Date.

Following the Expiration Date, tenders of Existing Notes may not be validly withdrawn unless EchoStar is otherwise required by law to permit withdrawal. In the event of termination of either exchange offer, the applicable series of Existing Notes tendered prior to such termination will be promptly returned to the tendering holders. See “The Exchange Offers and Consent Solicitations — Withdrawal of Tenders and Revocation of Corresponding Consents.”
Q:
How Do I Exchange my Existing Notes if I Am a Beneficial Owner of Existing Notes Held by a Custodian Bank, Depositary, Broker, Trust Company or Other Nominee? Will the Record Holder Exchange my Existing Notes for me?

A:
Currently, all of the Existing Notes are held in book-entry form and can only be tendered through the applicable procedures of DTC. If your Existing Notes are held by a broker, dealer, commercial bank, trust company or other nominee, such nominee may take no action with regard to the exchange offers and consent solicitations unless you provide such nominee with instructions to tender your Existing Notes on your behalf. See “The Exchange Offers and Consent Solicitations — Procedures for Tendering and Consenting — Existing Notes Held Through a Nominee.”

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the exchange offers and consent solicitations. Accordingly, beneficial owners wishing to participate in the exchange offers and consent solicitations should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the exchange offers and consent solicitations.
Q:
Will I Have to Pay any Fees or Commissions if I Tender my Existing Notes for Exchange in the Exchange Offers?

A:
You will not be required to pay any fees or commissions to EchoStar, DISH Network, the dealer manager, the trustee, the information agent or the exchange agent in connection with the exchange offers. If your Existing Notes are held through a broker, dealer, commercial bank, trust company or other nominee that tenders your Existing Notes on your behalf, your broker or other nominee may charge you a commission or other fee for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.

Q:
Are there Procedures for Guaranteed Delivery of Existing Notes?

A:
No. There are no guaranteed delivery procedures applicable to the exchange offers. All holders wishing to participate in the exchange offers must validly tender their Existing Notes in accordance with the procedures described in this prospectus prior to the Expiration Date, in order to be eligible to receive the applicable Exchange Consideration.
Q:
How Will You Be Taxed on the Exchange of Your Existing Notes?

A:
The exchange of Existing Notes for EchoStar Notes pursuant to the exchange offers and consent solicitations should be a taxable exchange for U.S. federal income tax purposes. Holders should consider the U.S. federal income tax consequences of the exchange offers and consent solicitations; please consult your tax advisor about the tax consequences to you of the exchange of Existing Notes for EchoStar Notes. See “Material U.S. Federal Income Tax Consequences.”

Q:
Has the Board of Directors adopted a position on the Exchange Offers?

A:
Our board of directors has approved the making of the exchange offers. However, our board of directors does not make any recommendation as to whether you should tender Existing Notes pursuant to the exchange offers. You must make the decision whether to tender Existing Notes and, if so, how many Existing Notes to tender.

Q:
Is any Recommendation Being Made with Respect to the Exchange Offers and the Consent Solicitations?

A:
None of EchoStar, DISH Network, the dealer manager, the exchange agent, the information agent, the trustee under either DISH Network Indenture or the trustee under the EchoStar Indenture, or any other person makes any recommendation in connection with the exchange offers or consent solicitations as to whether any Existing Noteholder should tender or refrain from tendering all or any portion of the principal amount of that holder’s Existing Notes (and in so doing, consent to the adoption of the proposed amendments to applicable DISH Network Indenture and the Existing Notes), and no one has been authorized by any of them to make such a recommendation.

Q:
To Whom Should I Direct Any Questions?

A:
Questions concerning the terms of the exchange offers should be directed to the dealer manager:

Houlihan Lokey
245 Park Avenue
New York, NY 10167
Attn: Liability Management Group
Tel: (888) 875-5277
Email: dish@hl.com
Questions concerning tender procedures and requests for additional copies of this prospectus should be directed to the information agent:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Call Toll-Free: (800) 967-5084
Banks and Brokers Only: (212) 269-5550
Email: DISH@dfking.com

AMENDMENTS AND SUPPLEMENTS
We may be required to amend or supplement this prospectus at any time to add, update or change the information contained herein. You should read this prospectus and any amendment or supplement hereto, together with the documents incorporated by reference herein and therein, the registration statement of which this prospectus forms a part, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference” beginning on page 100.
RISK FACTORS
An investment in the EchoStar Notes involves risks that a potential investor should carefully evaluate prior to making such an investment. See “Risk Factors” beginning on page 19 and those risk factors incorporated by reference herein.

RISK FACTORS
Before making an investment decision in the exchange offers and consent solicitations, you should consider carefully the information under the headings “Risk Factors” in our and DISH Network’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q and the following risk factors. You should also carefully consider the other information included in this prospectus and any amendment or supplement hereto, together with the documents incorporated by reference herein or therein, the registration statement, of which this prospectus forms a part, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.” Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. These risk factors are not necessarily presented in the order of importance or probability of occurrence. If any of the described risks actually occur, it could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. For purposes of this section, “EchoStar,” refers only to EchoStar and not to its subsidiaries and the “Group,” “we,” “our” and “us” refers to EchoStar and its subsidiaries unless the context requires otherwise.
Risks Related to the EchoStar Notes and the Collateral
We have substantial debt outstanding and may incur additional debt.
As of September 30, 2023, on a pro forma basis after giving effect to the Transactions, our total long-term indebtedness would be approximately $20.6 billion. Our indebtedness levels could have significant consequences, including, but not limited to:
•
making it more difficult to satisfy our obligations;

•
increasing our vulnerability to general adverse economic conditions, including changes in interest rates;

•
requiring us to devote a substantial portion of our cash to make interest and principal payments on our debt, thereby reducing the amount of cash available for other purposes;

•
limiting our financial and operating flexibility in responding to changing economic and competitive conditions;

•
limiting our ability to raise additional debt because it may be more difficult for us to obtain debt financing on attractive terms or at all; and

•
placing us at a disadvantage compared to our competitors that are less leveraged.

The EchoStar Indenture will not restrict EchoStar or its subsidiaries that are not Guarantors from incurring additional indebtedness in the future. Additionally, the EchoStar Indenture will permit the Guarantors to incur additional indebtedness in the future in certain circumstances. If EchoStar or its subsidiaries, including the Guarantors, incur additional indebtedness in the future, the related risks could intensify.
The EchoStar Notes will be subordinated to any future secured debt incurred by EchoStar and structurally subordinated to the liabilities of EchoStar’s subsidiaries that are not Guarantors.
As of the Issue Date, EchoStar and its subsidiaries that are not Guarantors of the EchoStar Notes will not pledge any of its or their assets to secure the EchoStar Notes. Subject to the Security Documents and certain exceptions, the guarantees on the EchoStar Notes will be secured by (i) a lien on the FCC Licenses with respect to 20 MHz AWS-4 Spectrum (the “Spectrum Assets”) held by EchoStar’s subsidiaries that on or after the Issue Date, own the Spectrum Assets (each, a “Spectrum Assets Guarantor”) and substantially all other assets owned by the Spectrum Assets Guarantors and (ii) a lien on the equity interests held by an entity that directly owns any equity interests in any Spectrum Assets Guarantor (each, an “Equity Pledge Guarantor”). Therefore, the scope of the Collateral is limited. See “— The scope of the Collateral is limited, and the value of the Collateral securing the EchoStar Notes and the related Guarantees may not be sufficient to satisfy the subsidiaries’ obligations under the guarantees of the EchoStar Notes or to secure post-petition interest, fees and expenses under the Bankruptcy Code.”

The EchoStar Indenture will not restrict EchoStar and its subsidiaries that are not Guarantors from incurring additional indebtedness in the future, including secured indebtedness. Accordingly, the EchoStar Notes will be (1) effectively subordinated to EchoStar’s future secured indebtedness to the extent of the value of the collateral securing that indebtedness and pari passu in right of payment with any of EchoStar’s future indebtedness that is not subordinated to the EchoStar Notes and (2) structurally subordinated to all existing and future obligations of EchoStar’s subsidiaries that are not Guarantors (other than the Intercompany Note held by EchoStar and any other claims that EchoStar or a Guarantor has against any of EchoStar’s subsidiaries that is not a Guarantor). In the event of EchoStar’s bankruptcy, liquidation or reorganization or upon acceleration of the EchoStar Notes, payment on the EchoStar Notes could be less, ratably, than on any such secured indebtedness. EchoStar may not have sufficient assets remaining after payment to its secured creditors to pay amounts due on any or all of the EchoStar Notes then outstanding. As of September 30, 2023, on a pro forma basis for the Transactions, (1) EchoStar and the Guarantors would not have had any outstanding indebtedness other than the EchoStar Notes and (2) EchoStar’s subsidiaries that are not Guarantors would have had aggregate outstanding indebtedness of $17.9 billion. See “Description of the EchoStar Notes — Certain Covenants — Limitation on Incurrence of Indebtedness” and “Description of the EchoStar Notes — Certain Covenants — Limitations on Liens.”
The EchoStar Notes are EchoStar’s unsecured obligations and the guarantees of the EchoStar Notes are the obligations of only certain of EchoStar’s subsidiaries. Because EchoStar is a holding company, its right to participate in any distribution of assets of any of its subsidiaries, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of such subsidiary’s creditors, except to the extent that EchoStar may be recognized as a creditor of that subsidiary and EchoStar’s claim is not subordinated in liquidation or reorganization. Creditors of the subsidiary would be entitled to payment in full from the subsidiary’s assets before EchoStar, as a shareholder, would be entitled to receive any distribution from the subsidiary which EchoStar might apply to make payments of principal and interest on the EchoStar Notes or other indebtedness. As a result, all current and future subsidiary debt of non-guarantor subsidiaries is and will be structurally senior to the EchoStar Notes.
The EchoStar Indenture will permit the Guarantors to incur additional indebtedness secured by the lien on the collateral securing the EchoStar Notes that is equal and ratable with the lien on the collateral securing the EchoStar Notes.
The EchoStar Indenture will permit the Guarantors to incur additional indebtedness secured by the lien on the collateral securing the EchoStar Notes that is equal and ratable with the lien on the collateral securing the EchoStar Notes. If a Guarantor incurs any such indebtedness, the holders of that indebtedness would be entitled to share ratably in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up.
In addition, the rights of the holders of the EchoStar Notes with respect to the Collateral that will secure the EchoStar Notes on a first-priority basis will, in the event we enter into other First Lien Obligations or Second Lien Obligations (as defined in the “Description of Notes”), as the case may be, subject to an Intercreditor Agreement among all holders of obligations secured by that Collateral on, as applicable, a first-priority basis or second-priority basis, including the holders of any other First Lien Obligations and Second Lien Obligations of such Spectrum Asset Guarantor. Certain actions with respect to the Collateral may be taken in a manner set forth in such Intercreditor Agreement. To the extent we issue other First Lien Obligations, under the applicable Intercreditor Agreement, such actions will generally be at the discretion of the authorized representative of the holders of the largest then outstanding principal amount of indebtedness secured by a first-priority lien in the Collateral. See “— Even though the holders of the EchoStar Notes will benefit from a first-priority lien on the Collateral, under the terms of an Intercreditor Agreement, the holders of the EchoStar Notes may not control all actions with respect to the Collateral.”
We may be required to raise and refinance indebtedness during unfavorable market conditions.
Our business plans may require that we raise additional debt to capitalize on our business opportunities or to respond to contingencies. Developments in the financial markets have in the past made, and may from time to time in the future make, it more difficult for issuers of high yield indebtedness such as us to access capital markets at reasonable rates. Although we have not been materially impacted by events in the current credit market, we cannot predict with any certainty whether or not we will be impacted in the future by developments in the financial markets that may adversely affect our ability to secure additional financing to support our growth initiatives on acceptable terms or at all.
EchoStar depends upon its subsidiaries’ earnings to make payments on its indebtedness.
EchoStar and its subsidiaries have substantial debt service requirements that make EchoStar and its subsidiaries, as applicable, vulnerable to changes in general economic conditions. Certain of EchoStar’s subsidiaries’ existing indentures restrict their ability to incur additional debt. It may therefore be difficult for EchoStar to obtain additional debt if required or desired in order to implement our business strategy.
Since EchoStar is a holding company and its operations are conducted through its subsidiaries, EchoStar’s ability to service its debt obligations may depend upon the earnings of its operating subsidiaries and their ability to distribute cash or other property to us. EchoStar’s subsidiaries are separate legal entities that have no obligation to pay any amounts due under the EchoStar Notes or to make any funds available to EchoStar for that purpose, whether by dividends, loans or other payments. EchoStar has few assets of significance other than the capital stock of its subsidiaries. Furthermore, creditors of EchoStar’s subsidiaries will have a superior claim to certain of EchoStar’s subsidiaries’ assets. In addition, EchoStar’s subsidiaries’ ability to make any payments to EchoStar will depend on, among other factors, their earnings, the terms of their indebtedness, business and tax considerations and legal restrictions. EchoStar cannot assure you that its subsidiaries will be able to pay dividends or that its subsidiaries will be able to otherwise distribute funds to EchoStar in an amount sufficient to pay the principal of or interest on the indebtedness owed by EchoStar.
The EchoStar Notes and the guarantees of the EchoStar Notes by EchoStar’s subsidiaries (and the related security interests for the guarantees) may be subject to challenge.
U.S. federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the EchoStar Notes being provided under the exchange offers, the incurrence of the guarantees and/or liens on the Collateral. Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws (if any such law would be deemed to apply), which may vary from state to state, the EchoStar Notes being provided under the exchange offers, the guarantees by EchoStar’s subsidiaries and/or liens on the Collateral could be voided as a fraudulent transfer or conveyance if (1) EchoStar or any of the Guarantors, as applicable, issued the EchoStar Notes or incurred the guarantees or granted liens on the Collateral with the intent of hindering, delaying or defrauding creditors or (2) EchoStar or any of the Guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for engaging in and providing consideration under the exchange offer, including issuing the EchoStar Notes, incurring the guarantees and/or granting liens on the Collateral and, in the case of (2) only, one of the following is also true at the time thereof:
•
EchoStar or any of the Guarantors, as applicable, were insolvent or rendered insolvent by reason of the exchange offers, the issuance of the EchoStar Notes, the incurrence of the guarantees or the grant of the liens on the Collateral;

•
the exchange offers, the issuance of the EchoStar Notes, the incurrence of the guarantees or the granting of liens on the Collateral left EchoStar or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business as engaged in or anticipated; or

•
EchoStar or any of the Guarantors intended to, or believed that EchoStar or such Guarantor would, incur debts beyond EchoStar’s or such Guarantor’s ability to pay as they mature.

If a court were to find that the exchange offers, the issuance of the EchoStar Notes, the incurrence of the guarantees or the granting of liens on the Collateral were a fraudulent transfer or conveyance, the court could void the payment obligations under the EchoStar Notes or such guarantee or the granting of liens on the Collateral or subordinate the EchoStar Notes, such guarantee or such lien to presently existing and future indebtedness of ours or of the related Guarantor, or require the holders of the EchoStar Notes to repay any amounts received with respect to such guarantee or lien or otherwise in connection with the exchange offers. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the EchoStar Notes. Further, the voidance of the EchoStar Notes could result in an event of default with respect to EchoStar and its subsidiaries’ other debt that could result in acceleration of such debt.
As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor did not substantially benefit directly or indirectly from the transaction. In particular, if the guarantees were legally challenged, such guarantee could be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the Guarantor, the obligations of the applicable Guarantor were incurred for less than reasonably equivalent value or fair consideration.
The measures of insolvency for purposes of fraudulent transfer or conveyance laws vary depending upon the applicable jurisdiction’s governing law, such that EchoStar cannot be certain as to the standards a court would use to determine whether or not EchoStar or the Guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the Guarantees would not be further subordinated to EchoStar or any of its Guarantors’ other debt or whether the EchoStar Notes, the exchange offers and the consideration provided thereunder, the guarantees or the granting of liens to secure the secured guarantees would be avoided as a preference, fraudulent transfer, fraudulent conveyance, or otherwise. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:
•
the sum of its debts, including contingent liabilities, was greater than the fair value of all its assets; or

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•
it could not pay its debts as they become due.

It is also possible that EchoStar or a Guarantor (as debtor-in-possession), any trustee appointed therefor, or potentially EchoStar’s or such Guarantor’s other creditors may assert (among other things) that EchoStar and the Guarantors are not receiving reasonably equivalent value or fair consideration in connection with the exchange offers, the issuance of the EchoStar Notes, the Guarantees, and/or the related new liens on the Collateral. Here, EchoStar will not receive any cash proceeds from the exchange offers and, as a result of the secured guarantees, the holders of the EchoStar Notes will be receiving liens on additional collateral that previously did not secure such Existing Notes. Accordingly, a court may find that the tender of the Existing Notes did not constitute reasonably equivalent value or fair consideration for the interests in the EchoStar Notes (including the granting of additional collateral to the holders of the EchoStar Notes to secure the EchoStar Notes or the related guarantees they would be receiving under the exchange offer). Accordingly EchoStar cannot assure you that none of the exchange offers, the issuance of the EchoStar Notes, a guarantee, and/or the grant or perfection of a lien on the Collateral in connection with or a secured guarantee would be the subject of a future challenge as a preference, fraudulent transfer or conveyance, or on other grounds; as to what the potential outcome of any such challenge would be; or as to what the potential impact on the value of the Collateral securing or any guarantee would be were any such challenge upheld by a court.
In addition, any payment or consideration provided by EchoStar pursuant to the exchange offers, the EchoStar Notes or by a Guarantor made at a time when EchoStar or such Guarantor is subsequently found to be insolvent could be avoided and required to be returned to EchoStar or such Guarantor or to a fund for the benefit of EchoStar’s or the Guarantors’ creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days to any non-insider party and such payment would give the holders of the EchoStar Notes more than such holders of the EchoStar Notes would have received in a hypothetical liquidation under Chapter 7 of the U.S. Bankruptcy Code.
Finally, as a court of equity, a U.S. bankruptcy court may otherwise subordinate the claims in respect of the EchoStar Notes to other claims against EchoStar under the principle of equitable subordination, if the court determines that: (i) the holder of the EchoStar Notes engaged in some type of inequitable conduct; (ii) such inequitable conduct resulted in injury to EchoStar’s other creditors or conferred an unfair advantage upon the holder of the EchoStar Notes; and (iii) equitable subordination is not inconsistent with the provisions of the U.S. Bankruptcy Code.

In addition, the EchoStar Indenture will provide that the obligations of the subsidiary guarantors under the subsidiary guarantees will be limited to amounts that will not result in the subsidiary guarantees being a fraudulent conveyance under applicable law. See “Description of the EchoStar Notes — Notes Guarantees.” At least one bankruptcy court has questioned the validity of such a clause in a guarantee. Accordingly, this provision may not be effective (as a legal matter or otherwise) to protect the guarantees from being avoided under applicable fraudulent transfer or conveyance laws or may reduce the guarantor’s obligation to an amount that effectively makes the guarantee worthless.
The EchoStar Indenture contains limited restrictions on our ability to take actions and operate its business and will only provide limited protection against actions we may take that could adversely impact your investment in the EchoStar Notes.
There are limited covenants in the EchoStar Indenture that restrict us from taking actions and operating its business. while the EchoStar Indenture contains terms intended to provide protection to the holders of the Notes upon the occurrence of certain events involving significant corporate transactions, such terms will be limited and may not be sufficient to protect your investment in the EchoStar Notes.
The EchoStar Indenture for the EchoStar Notes will not:
•
require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the EchoStar Notes in the event we experience significant adverse changes in our financial condition or results of operations;

•
limit EchoStar’s ability to incur indebtedness that is senior to, equal or subordinate in right of payment to the EchoStar Notes, or to engage in sale/leaseback transactions;

•
restrict our ability to repurchase or prepay any other of our securities or other indebtedness;

•
restrict our ability to make investments or pay dividends or make other payments in respect of our equity securities or our other indebtedness; or

•
restrict our ability to enter into highly leveraged transactions.

EchoStar’s ability to recapitalize, incur additional debt, secure existing or future debt or take a number of other actions that are not limited by the terms of the EchoStar Indenture, including repurchasing indebtedness or capital stock or paying dividends, could have the effect of diminishing our ability to make payments on the EchoStar Notes when due.
EchoStar may be unable to repay or repurchase the EchoStar Notes upon a change of control.
There is no sinking fund with respect to the EchoStar Notes, and the entire outstanding principal amount of the EchoStar Notes will become due and payable on the Maturity Date. If EchoStar experiences a Change of Control Event, as defined in the EchoStar Indenture, EchoStar will be required to, subject to certain exceptions, make an offer to each holder of EchoStar Notes to repurchase all or a portion of such holder’s EchoStar Notes prior to maturity. See “Description of the EchoStar Notes — Change of Control Offer.” EchoStar may not have sufficient funds or be able to arrange for additional financing to repay the EchoStar Notes at maturity or to repurchase EchoStar Notes following a change of control.
The scope of the Collateral is limited, and the value of the Collateral securing the Guarantees may not be sufficient to satisfy the subsidiaries’ obligations under the guarantees of the EchoStar Notes or to secure post-petition interest, fees, and expenses under the Bankruptcy Code.
Subject to the Security Documents and certain exceptions, the (i) guarantees by the Spectrum Assets Guarantor of the EchoStar Notes will be secured only by a lien on the Spectrum Assets held by the Spectrum Assets Guarantor and substantially all other assets owned by the Spectrum Assets Guarantors and (ii) the guarantees by the Equity Pledge Guarantor of the EchoStar Notes will be secured only a lien on the equity interests held by the Equity Pledge Guarantors.
The estimated fair market value of the Spectrum Collateral of approximately $9 billion is informed by recent work we have done both internally and in consultation with independent appraisers, and was not obtained for the purposes of the exchange offers described in this prospectus or EchoStar Notes and may not reflect the current fair market value of the Spectrum Collateral. No independent appraisals of the value of the Collateral that will secure the EchoStar Notes has been prepared by or on behalf of us in connection with the exchange offers described in this prospectus. The value of the Collateral and the amount received upon a sale of Collateral will depend upon many factors, including among others, the ability to sell the Collateral in an orderly sales market and economic conditions, the availability of buyers and similar factors. Furthermore, the value of the Collateral could be subject to fluctuations based on factors that include, but are not limited to, demand for technologies that rely on the Spectrum Assets and development of different or better technology that could render such spectrum less desirable, general economic conditions, the actual fair market value of the Collateral at such time, the timing and the manner of the sale and availability of buyers and other factors. By its nature, some or all of the Collateral may be illiquid and may have no readily ascertainable market value. We cannot assure you that the Collateral will be saleable or, if saleable, that there will not be substantial delays in its liquidation.
As a result, liquidating the Collateral securing the guarantees of the EchoStar Notes may not produce proceeds in an amount sufficient to pay any amounts due on the EchoStar Notes and any additional secured obligations.
In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, we, as debtor-in-possession, any bankruptcy trustee, if one is appointed, or competing creditors could possibly assert that the fair market value of the Collateral on the date of the bankruptcy filing or any relevant date was less than the then-current principal amount of the EchoStar Notes and any additional secured obligations. If a bankruptcy court determines that the guarantees of the EchoStar Notes are under-collateralized, a claim in the bankruptcy proceeding with respect to a Note would be bifurcated between a secured claim and an unsecured, “deficiency” claim, and the unsecured claim would not be entitled to the benefits of security in the Collateral and may not receive other adequate protection, including any post-petition interest, fees and expenses, under the Bankruptcy Code. See “— The Bankruptcy Code may significantly impair noteholders’ ability to realize value from the Collateral.”
In addition, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against EchoStar or the Guarantors, noteholders will be entitled to post-petition interest, fees and expenses under the Bankruptcy Code only if the value of their security interest in the Collateral is greater than their pre-bankruptcy claim. Furthermore, if any payments of post-petition interest were made prior to or at the time of a finding of under-collateralization, such payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the guarantees of the EchoStar Notes and any additional secured obligations.
We cannot assure you that the value of the Collateral or the amount of gross proceeds that would be received upon a sale or liquidation of the Collateral would be sufficient to pay all or any of the amounts due on the EchoStar Notes. The EchoStar Indenture also permits the Guarantors to create additional liens on the Collateral under specified circumstances, some of which liens may be pari passu with the liens securing the EchoStar Notes. Any obligations secured by such liens may further dilute the Collateral and limit the recovery from the realization of the Collateral available to satisfy holders of the EchoStar Notes.
The wireless spectrum licenses constituting Collateral depend on FCC licenses that can expire or be revoked or modified.
The wireless spectrum licenses constituting the Collateral for the EchoStar Notes are subject to renewal or revocation by the FCC. Wireless spectrum licenses are subject to regulation by the FCC and, depending on the jurisdiction, other federal, state and local, as well as international, governmental authorities and regulatory agencies, including, among other things, regulations governing the licensing, construction, operation, sale and interconnection arrangements of wireless telecommunications systems. In particular, the FCC imposes significant regulation on licensees of wireless spectrum with respect to, among others, how radio spectrum is used by licensees, the nature of the services that licensees may offer and how the services may be offered, and resolution of issues of interference between spectrum bands. The FCC grants wireless licenses for terms of generally 10-12 years that are subject to renewal or revocation.

Failure to comply with FCC build-out requirements in a given license area may result in acceleration of other build-out requirements or in the modification, cancellation, or non-renewal of licenses. There can be no assurances that such wireless spectrum licenses will be renewed or not revoked, and therefore no assurances that such wireless spectrum licenses that constitute the Collateral would be available to holders to satisfy any amounts due on the EchoStar Notes.
The Collateral consists primarily of certain wireless spectrum licenses, and may be limited to the extent that the Collateral Agent may not validly possess a security interest therein pursuant to the Communications Act in which case the Collateral would be limited only to the proceeds of such wireless spectrum licenses.
The Collateral consists primarily of certain wireless spectrum licenses held by the Spectrum Asset Guarantor(s) and the equity interests of such Spectrum Asset Guarantor(s). Courts have held that under the Communications Act, a holder of wireless spectrum licenses may not create a valid security interest in favor of its creditors directly in such licenses themselves. Instead, a holder of wireless spectrum licenses may be limited to pledging a security interest in favor of its creditors only in rights against third parties incident to the wireless spectrum licenses, the economic value of each wireless spectrum license and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of the wireless spectrum licenses.
The EchoStar Indenture and the related security documents require only that the Spectrum Asset Guarantors pledge to the maximum extent permitted by law, all rights of such Spectrum Asset Guarantor against third parties in each case, in, under or relating to its wireless spectrum licenses held by such Spectrum Asset Guarantor and the proceeds of such wireless spectrum licenses, subject to the terms of the security documents, provided that such security interest will not include at any time any wireless spectrum licenses to the extent (but only to the extent) that at such time the Collateral Agent may not validly possess a security interest therein pursuant to the Communications Act, and the regulations promulgated thereunder, as in effect at such time. The security documents provide that such security interest does include, to the maximum extent permitted by law, all rights against third parties incident to such wireless spectrum licenses, subject to the terms of the security documents, the economic value of each such licenses and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of such wireless spectrum licenses.
In the event that it is determined that a Spectrum Asset Guarantor has not, pursuant to the security documents, created a valid security interest in favor of the Collateral Agent and the secured parties, directly in its wireless spectrum licenses constituting Collateral, the Collateral Agent may be able to recover amounts due under the EchoStar Notes only against the proceeds of such wireless spectrum licenses.
The ability of the Trustee to foreclose on certain of the Collateral securing the EchoStar Notes may be limited by U.S. law.
The Collateral consists of certain wireless spectrum licenses held by the Spectrum Asset Guarantors and certain equity interests in such Spectrum Asset Guarantors. The ability to foreclose on, or to exercise certain rights or remedies with respect to, such Collateral may require prior approval from the FCC and/or other governmental authorities. In particular, the Collateral Agent will not be permitted to exercise rights with respect to such Collateral to the extent it would result, directly or indirectly, in an assignment or change of control of any such Collateral (whether as a matter of law or fact). Equity and voting rights in such Collateral, and control over such Collateral, must remain with EchoStar or the Guarantors even after an event of default until the FCC gives its consent to the exercise of security holder rights by a purchaser at a public or private sale of such Collateral or to the exercise of such rights by a receiver, trustee, conservator or other agent duly appointed pursuant to applicable law. There is no assurance that any such required FCC approval can be obtained on a timely basis or at all. This requirement may limit the number of potential purchasers for the Collateral in any foreclosure and may delay sale, either of which events may have a material adverse effect on the sale price of the Collateral. Therefore, the practical value of realizing on the Collateral may, without the appropriate consents, prior approval of the FCC and related filings, be limited. In addition, applicable foreign ownership restrictions could prevent non-United States citizens from foreclosing on certain of the Collateral securing the EchoStar Notes.

There are circumstances other than repayment or discharge of the EchoStar Notes under which the Collateral securing the EchoStar Notes will be released automatically, without your consent or the consent of the Collateral Agent, or such Spectrum Collateral may be sold, and there is no requirement that such Spectrum Collateral will be replaced.
Under various circumstances, the Collateral securing the EchoStar Notes will be released automatically and without the need for any further action by any Person, including: (a) upon a sale, transfer or other disposal of such Collateral in a transaction not prohibited under the EchoStar Indenture; (b) with respect to Collateral held by a Guarantor, upon the release of the Guarantor from its guarantee in accordance with the EchoStar Indenture; (c) with respect to Collateral which has been taken by eminent domain, condemnation or other similar circumstances; (d) otherwise as permitted under the Intercreditor Agreement; and (e) with respect to any assets that become Excluded Assets (as defined in “Description of the EchoStar Notes”). See “Description of the EchoStar Notes — Security — Release of Collateral.”
Further, the EchoStar Indenture permits EchoStar and the Guarantors to transfer, distribute, sell, convey, lease, assign or otherwise dispose of the Spectrum Collateral provided that the LTV Ratio (as defined in in “Description of the EchoStar Notes”), on a pro forma basis, is not greater than 0.40 to 1.00. In the event of such transfer, distribution, sale, conveyance, lease, assignment or disposition, there is no requirement that we or the Guarantors replace such Spectrum Collateral. Thus, there can be no assurance that the long term value of the Spectrum Collateral will not decrease as a result of such a disposition. See “Description of the EchoStar Notes — Certain Covenants — Restricted Payments.”
The rights of holders of the EchoStar Notes in the Collateral may be adversely affected by the failure to perfect security interests in the Collateral and other issues generally associated with the realization of security interests in the Collateral.
Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens on all Collateral from time to time owned by the Guarantors may not be perfected with respect to the guarantees of the EchoStar Notes if EchoStar has not taken the actions necessary to perfect any of those liens upon or prior to the issuance of the EchoStar Notes. The inability or failure of EchoStar to take all actions necessary to create properly perfected security interests in the Collateral may result in the loss of the security interest in the Collateral or in the priority of the security interest for the benefit of the noteholders to which they would have been otherwise entitled.
In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. The Guarantors will have limited obligations to perfect the security interest of the holders of the EchoStar Notes in specified Collateral. EchoStar cannot assure you that the Collateral Agent will monitor, or that EchoStar or the Guarantors will inform the Collateral Agent of, the future acquisition of property and rights that constitute Collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired Collateral. The Collateral Agent for the EchoStar Notes has no obligation to monitor the acquisition of additional property or rights that constitute Collateral or the perfection of any security interest. Such failure may result in the loss of the security interest in the Collateral or the priority of the security interest in favor of the guarantees on the EchoStar Notes against third parties. In addition, even if the Collateral Agent does properly perfect liens on Collateral acquired in the future, such liens may potentially be avoidable as a preference in any bankruptcy case under certain circumstances. See “— Any future note guarantees or additional liens on Collateral provided after the EchoStar Notes are issued could also be avoided by a trustee in bankruptcy.”
The security interest of the Collateral Agent will be subject to practical challenges generally associated with the realization of security interests in the Collateral. For example, the Collateral Agent may need to obtain the consent of a third party to obtain or enforce a security interest in an asset. EchoStar cannot assure you that the Collateral Agent will be able to obtain any such consent or that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. As a result, the Collateral Agent may not have the ability to foreclose upon those assets and the value of the Collateral may significantly decrease.

The EchoStar Indenture and the security documents entered into in connection with the EchoStar Notes will not require us to take a number of actions that might improve the perfection or priority of the liens of the Collateral Agent for the benefit of the noteholders. As a result of these limitations, the security interest of the Collateral Agent for the benefit of the noteholders in a portion of the Collateral may not be perfected or enforceable (or may be subject to other liens) under applicable law.
Any future note guarantees or additional liens on Collateral provided after the EchoStar Notes are issued could also be avoided by a trustee in bankruptcy.
The EchoStar Indenture provides that if a Guarantor transfers or causes to be transfer Collateral to EchoStar’s subsidiaries that are not Guarantors so that such subsidiary (i) owns any Spectrum Collateral or (ii) directly owns any Equity Interests in any Spectrum Assets Guarantor (as such terms are defined in “Description of the EchoStar Notes”), such subsidiary will guarantee the EchoStar Notes and secure the guarantees thereof with liens on the applicable assets or equity interests. Not all of EchoStar’s subsidiaries will, currently or in the future, guarantee the EchoStar Notes. The EchoStar Indenture also requires EchoStar and the Guarantors to grant liens on certain assets that are acquired after the issuance of the EchoStar Notes. See “Description of the EchoStar Notes — Certain Covenants — Additional Subsidiary Guarantees and Collateral” and “Description of the EchoStar Notes — Certain Covenants — After-Acquired Collateral and Future Assurances.” Any future guarantee of the EchoStar Notes or additional lien in favor of the Collateral Agent for the benefit of the holders of the EchoStar Notes might be avoidable by the grantor (as debtor-in-possession) by a trustee in bankruptcy, if one were to be appointed, or by other third parties if certain events or circumstances exist or occur. For instance, if the entity granting the future note guarantee or additional lien were insolvent at the time of the grant, and if such grant were made within 90 days before that entity commenced a bankruptcy proceeding (or one year before commencement of a bankruptcy proceeding if the creditor that benefited from the note guarantee or lien is an “insider” under the Bankruptcy Code), and the granting of the future note guarantee or additional lien enabled the noteholders to receive more than they would if the grantor were liquidated under Chapter 7 of the Bankruptcy Code, then such note guarantee or lien could be avoided as a preferential transfer.
The Bankruptcy Code may significantly impair noteholders’ ability to realize value from the Collateral.
The right of the Collateral Agent to repossess and dispose of the Collateral securing the guarantees of the EchoStar Notes upon the occurrence of an event of default under the EchoStar Indenture or any instrument governing future indebtedness is likely to be significantly impaired by the Bankruptcy Code if bankruptcy proceedings were to be commenced by or against EchoStar or any Guarantor prior to or possibly even after the Collateral Agent has repossessed and disposed of the Collateral. Under the Bankruptcy Code, a secured creditor is prohibited from repossessing its security from a debtor in a bankruptcy proceeding, or from disposing of security repossessed from such debtor, without the approval of the bankruptcy court, which may not be given or could be materially delayed. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use the Collateral, and the proceeds, products, rents or profits of the Collateral, even after the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the Collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the Collateral as a result of the stay of repossession or disposition or any use of the Collateral by the debtor during the pendency of the bankruptcy proceeding. In view of the broad discretionary powers of a bankruptcy court, we cannot predict, among other things: (1) how long payments on the EchoStar Notes could be delayed following commencement of a bankruptcy proceeding, (2) whether or when the Collateral Agent would repossess or dispose of the Collateral or (3) whether or to what extent noteholders would be compensated for any delay in payment of loss of value of the Collateral through the requirements of “adequate protection.” Furthermore, in the event the bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the EchoStar Notes, noteholders would have “undersecured claims.” The Bankruptcy Code does not permit the payment or accrual of interest, costs and attorneys’ fees or expenses for “undersecured claims” during the debtor’s bankruptcy proceeding.

Even though the holders of the EchoStar Notes will benefit from a first-priority lien on the Collateral, under the terms of an Intercreditor Agreement, the holders of the EchoStar Notes may not control all actions with respect to the Collateral.
In the event that we enter into other First Lien Obligations or Second Lien Obligations, the rights of the holders of the EchoStar Notes with respect to the Collateral that will secure the guarantees of the EchoStar Notes on a first-priority basis will be subject to an applicable Intercreditor Agreement among all holders of obligations secured by that Collateral on a first-priority basis or second-priority basis, including the holders of any other and First Lien Obligations and Second Lien Obligations of such Spectrum Asset Guarantor.
Actions that may be taken with respect to the Collateral, without the consent of the holders of the EchoStar Notes include, without limitation, certain matters in insolvency and bankruptcy proceedings, the ability to cause the commencement of enforcement proceedings against such Collateral, to control such proceedings and to approve amendments to or releases of such Collateral from the lien of the secured parties, and waive past defaults under the documents relating to such Collateral. Furthermore, the authorized representative of the holders of the largest outstanding principal amount of indebtedness secured by a first-priority lien in the Collateral will apply the proceeds of any sale, collection or other liquidation of the Collateral subject to the first-priority lien in the manner set forth in the Intercreditor Agreement. Such actions will generally be at the discretion of the authorized representative of the holders of the largest outstanding principal amount of indebtedness secured by a first-priority lien in the Collateral. Thus, in the event that EchoStar or its subsidiaries, including the Guarantors, incur additional debt secured by a first-priority lien in the Collateral, as permitted under the EchoStar Indenture, the EchoStar Indenture may not control as actions taken with respect to the Collateral may be made by the authorized representative of the holders of the largest outstanding principal amount of indebtedness secured by a first-priority lien in the Collateral.
In addition, to the extent that liens, rights and easements granted to third parties constitute senior or pari passu or subordinate liens on the Collateral, those third parties have or may exercise rights and remedies with respect to the property subject to such encumbrances (including rights to require marshalling of assets) that could adversely affect the value of the Collateral and the ability of the Collateral Agent to realize or foreclose on such Collateral.
Furthermore, in certain insolvency and bankruptcy proceedings, the Trustee and the holders of the EchoStar Notes may have no right following the filing of a bankruptcy petition to object to, among other things, any debtor-in-possession financing or the use of Collateral to secure that financing if the requisite percentage of authorized representative of the holders of the largest outstanding principal amount of indebtedness secured by a first-priority lien in the Collateral has consented to it, subject to conditions and limited exceptions. After such a filing, the value of the Collateral could materially deteriorate, and the holders of the EchoStar Notes would be unable to raise an objection.
The Collateral that will secure the EchoStar Notes and Guarantees on a first-priority basis also will be subject to exceptions, defects, encumbrances, liens and other imperfections that are Permitted Liens under the EchoStar Indenture. The holders of the EchoStar Notes have neither analyzed the effect of, nor participated in any negotiations relating to, such exceptions, defects, encumbrances, liens and imperfections, and the existence thereof could adversely affect the value of the Collateral that will secure the EchoStar Notes, as well as the ability of the Collateral Agent for the EchoStar Notes to realize or foreclose on such Collateral for the benefit of the holders of EchoStar Notes.
The imposition of certain permitted liens could materially adversely affect the value of the Collateral, and there are certain assets that are excluded from the Collateral.
The Collateral securing the EchoStar Notes may also be subject to liens permitted under the terms of the Indenture, whether arising on or after the date the EchoStar Notes are issued. In particular, we may incur additional liens on the Collateral and such liens may be pari passu with the liens securing the EchoStar Notes. The existence of any permitted liens could materially adversely affect the value of the Collateral that could be realized by the holders of the EchoStar Notes as well as the ability of the Collateral Agent to realize or foreclose on such Collateral. In addition, the imposition of certain permitted liens will cause the relevant assets to become Excluded Assets (as defined in the “Description of the EchoStar Notes”), which will not secure the EchoStar Notes. In addition, certain assets, including Excluded Assets (which includes the Intercompany Loan), will be excluded from Collateral. See “Description of the EchoStar Notes — Security” for the definition of “Excluded Assets.”
EchoStar and the Guarantors will in most cases have control over the Collateral, and the sale of particular assets by EchoStar or the Guarantors could reduce the pool of assets securing the EchoStar Notes.
The security documents relating to the EchoStar Notes generally allow EchoStar and the Guarantors to remain in possession of, retain exclusive control over, freely operate and collect, invest and dispose of any income from, the Collateral securing the EchoStar Notes. To the extent we sell any assets that constitute such Collateral, the proceeds from such sale will be subject to the liens securing the EchoStar Notes and the guarantees only to the extent such proceeds would otherwise constitute Collateral under the security documents. Such proceeds may also be subject to the security interests of certain creditors other than the holders of the EchoStar Notes, some of which may be senior or prior to the liens held by the holders of the EchoStar Notes or may have a lien in those assets that is pari passu with the lien of the holders of the EchoStar Notes. To the extent the proceeds from any sale of Collateral do not constitute Collateral under the security documents, the pool of assets securing the EchoStar Notes and the guarantees would be reduced, and the EchoStar Notes and the guarantees thereof would not be secured by such proceeds. However, we may not control all actions with respect to the Collateral and the EchoStar Indenture may not control the Collateral. See “— Even though the holders of the EchoStar Notes will benefit from a first-priority lien on the Collateral, under the terms of an Intercreditor Agreement, the holders of the EchoStar Notes may not control all actions with respect to the Collateral.”
Lien searches may not reveal all liens on the Collateral.
The lien searches on the Collateral, once completed, could reveal a prior lien or multiple prior liens on the Collateral and these prior liens may prevent or inhibit the Collateral Agent from foreclosing on the liens that will secure the EchoStar Notes and may impair the value of the Collateral. Lien searches will be run on the Collateral in the United States (but not any other applicable jurisdictions) and we cannot guarantee that lien searches on the Collateral that will secure the EchoStar Notes and the guarantees thereof will reveal any and all existing liens on such Collateral. Any such existing lien, including undiscovered liens, could be significant, could be prior in ranking to the liens securing the EchoStar Notes and guarantees thereof and could have an adverse effect on the ability of the collateral agent to realize or foreclose upon the Collateral.
There is currently no public market for the EchoStar Notes and an active trading market may not develop for the EchoStar Notes.
The EchoStar Notes are new issuances of securities for which no public trading market currently exists. A liquid market for the EchoStar Notes may not develop or be maintained. There can be no assurances as to the ability of the holders to sell the EchoStar Notes or the price at which the holders would be able to sell the EchoStar Notes. If such a market were to exist, the EchoStar Notes could trade at prices that may be higher or lower than the principal amount or repurchase price of the EchoStar Notes, depending on many factors, including prevailing interest rates, the market for similar notes, and our financial performance. In addition, the trading price of the EchoStar Notes may fluctuate, depending upon prevailing interest rates, the market for similar notes, our performance and other factors. The EchoStar Notes will not be listed on any national securities exchange or be quoted on any automated dealer quotation system.
Risks Related to the Exchange Offers and the Consent Solicitations
The proposed amendments to each DISH Network Indenture and the Existing Notes of the applicable series will afford reduced protection to remaining holders of Existing Notes.
If the proposed amendments to each DISH Network Indenture and the Existing Notes of the applicable series are adopted, the events of default, covenants and certain other terms of the Existing Notes will be less restrictive and will afford reduced protection to holders of Existing Notes compared to the covenants and other provisions currently contained in the applicable DISH Network Indenture and that will be contained in the EchoStar Indenture.

The proposed amendments, if effected, would, among other things, eliminate certain events of default and substantially all of the restrictive covenants in each DISH Network Indenture and the Existing Notes of the applicable series, including the merger covenant, which sets forth certain requirements that must be met for DISH Network to consolidate, merge or sell all or substantially all of its assets, and the reporting covenant, which requires DISH Network to provide certain periodic reports to noteholders and to make certain conforming changes to each DISH Network Indenture and the Existing Notes of the applicable series to reflect the proposed amendments. If the proposed amendments are adopted with respect to the Existing Notes of the applicable series, each non-exchanging holder of Existing Notes will be bound by the proposed amendments even if that holder did not consent to the proposed amendments. These amendments will permit us to take certain actions previously prohibited and that could increase the credit risk with respect to DISH Network, and might adversely affect the liquidity, market price and price volatility of the Existing Notes or otherwise be adverse to the interests of the holders of the Existing Notes. See “The Proposed Amendments.”
The liquidity of the Existing Notes that are not exchanged will be reduced.
We expect that the trading market for unexchanged Existing Notes will become more limited due to the reduction in the amount of the Existing Notes outstanding upon consummation of the exchange offers. A more limited trading market might adversely affect the liquidity, market price and price volatility of these securities. If a market for unexchanged Existing Notes exists or develops, those securities may trade at a discount to the price at which the securities would trade if the amount outstanding were not reduced, depending on prevailing interest rates, the market for similar securities and other factors. However, there can be no assurance that an active market in the unexchanged Existing Notes will exist, develop or be maintained or as to the prices at which the unexchanged Existing Notes may be traded.
The exchange offers and consent solicitations may be cancelled, delayed or extended.
We reserve the right, subject to applicable law, to amend or extend applicable exchange offer and consent solicitation at any time or to amend or modify the Minimum Tender Condition, the Exchange Consideration or any other terms applicable to the Existing Notes. Subject to applicable law, EchoStar may terminate the exchange offers and consent solicitations if any of the conditions described under “Conditions of the Exchange Offers” are not satisfied or waived by the Expiration Date. Even if the exchange offers are consummated, it may not be consummated on the schedule described in this prospectus. Accordingly, holders participating in the exchange offers may have to wait longer than expected to receive their EchoStar Notes, during which time such Holders will not be able to effect transfers or sales of their Existing Notes tendered pursuant to the exchange offers. This could expose holders to a risk of loss for a longer period of time, and holders may recover less, or nothing, than if they had not participated in the exchange offers.
We may acquire Existing Notes in future transactions.
Following the exchange offers, we may in the future seek to acquire Existing Notes in open market or privately negotiated transactions, through a subsequent exchange offer, cash tender offer or otherwise. The terms of any of those purchases or offers could differ from the terms of these exchange offers and consent solicitations, and such other terms may be more or less favorable to holders of Existing Notes. In addition, repurchases by us of Existing Notes in the future could further reduce the liquidity of the Existing Notes.
You may not receive the EchoStar Notes in the exchange offers and consent solicitations if you do not follow the procedures for the exchange offers and consent solicitations.
EchoStar will issue the EchoStar Notes in exchange for your Existing Notes only if you tender your Existing Notes through DTC’s ATOP and other required documents before expiration of the exchange offers and consent solicitations. You should allow sufficient time to ensure timely delivery of the necessary documents. Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the exchange offers and consent solicitations. Accordingly, beneficial owners wishing to participate in the exchange offers and consent solicitations should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the exchange offers and consent solicitations.
The consideration to be received in the exchange offers does not reflect any valuation of the Existing Notes or the EchoStar Notes and is subject to market volatility, and none of EchoStar, DISH Network, the dealer manager, the information and exchange agent or any other person is making a recommendation as to whether you should tender your Existing Notes in exchange for EchoStar Notes in the exchange offers.
We have not made, and will not make, any determination that the consideration to be received in the exchange offers represents a fair valuation of either the Existing Notes or the EchoStar Notes. We have not obtained or requested a fairness opinion from any financial advisor or other firm as to the fairness of the exchange ratios or the relative values of the Existing Notes or the EchoStar Notes. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the Existing Notes for purposes of negotiating the terms of the exchange offers or the EchoStar Notes. Therefore, if you tender your Existing Notes, you may not receive more, or as much, value as if you chose to keep them.
None of EchoStar, DISH Network, the dealer manager, the information and exchange agent, the trustee under either DISH Network Indenture or the trustee under the EchoStar Indenture or any other person is making any recommendation as to whether you should tender or refrain from tendering all or any portion of your Existing Notes for exchange in the exchange offers. Holders of Existing Notes must make their own independent decisions regarding their participation in the exchange offers.
The decision to tender your outstanding Existing Notes in the exchange offers for EchoStar Notes exposes you to the risk of nonpayment for a longer period of time.
The DISH Network 2025 Notes and the DISH Network 2026 Notes mature in 2025 and 2026, respectively, and the EchoStar Notes mature in 2030. If, following the maturity date of the applicable series of Existing Notes but prior to the maturity date of the EchoStar Notes issued in exchange therefor, we were to become subject to a bankruptcy or similar proceeding, the holders of Existing Notes who did not exchange their outstanding Existing Notes for EchoStar Notes could have been paid in full and there would exist a risk that holders of outstanding Existing Notes who exchanged their outstanding Existing Notes for EchoStar Notes would not be paid in full, if at all. Your decision to tender your outstanding Existing Notes should be made with the understanding that the lengthened maturity of the applicable series of EchoStar Notes exposes you to the risk of nonpayment for a longer period of time.
The EchoStar Notes may be issued with original issue discount for U.S. federal income tax purposes.
If the “stated redemption price at maturity” of the EchoStar Notes received by U.S. Holders pursuant to the exchange offers exceeds their “issue price” (as described below in “Material U.S. Federal Income Tax Considerations — Tax Consequences of the Offers to Exchanging U.S. Holders of Existing Notes”) by an amount equal to or more than a de minimis amount (generally 1/4 of one percent of their principal amount multiplied by the number of complete years to maturity), such EchoStar Notes will be treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes. If the EchoStar Notes are issued with OID, a U.S. Holder (as defined below under “Material U.S. Federal Income Tax Considerations”) will be required to include the OID in gross income (as ordinary income) as the OID accrues (on a constant yield basis), in advance of the receipt of cash payments attributable to the OID, regardless of such holder’s regular method of accounting for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences — U.S. Holders — Tax Consequences of Ownership of EchoStar Notes — Original Issue Discount” herein.
If the exchange offers and consent solicitations are consummated, the existing credit ratings for the Existing Notes may be reduced.
As a result of the exchange offers and consent solicitations, the rating agencies, including Standard & Poor’s Ratings Services and Moody’s Investors Service, may downgrade or negatively comment upon the ratings for unexchanged Existing Notes, which could adversely affect their market price.

The newly-granted liens securing the EchoStar Notes could be wholly or partially voided as a preferential transfer.
Under the U.S. bankruptcy code, security interests granted on additional collateral granted on previously secured debt, such as the EchoStar Notes, may potentially be avoidable as a preference under certain circumstances. Specifically, if EchoStar or any Guarantor becomes the subject of a bankruptcy proceeding within 90 days after it issues the EchoStar Notes or any secured guarantees and the related grant of security interests (or, with respect to any insiders specified under bankruptcy law who are holders of the EchoStar Notes, within one year after EchoStar issues the EchoStar Notes), and the court determines that EchoStar or secured Guarantor was insolvent at the time of the closing (under the preference laws, EchoStar or such Guarantor would be presumed to have been insolvent on and during the 90 days immediately preceding the date of filing of any bankruptcy petition), the court could find that the incurrence of EchoStar’s obligations under the new secured EchoStar Notes or a Guarantor’s obligations under a secured guarantee (and the related security interests) involved a preferential transfer. If a court determines that the exchange offer and the related granting of the liens on the Collateral (which would result in the holders of the Existing Notes who properly tender such notes receiving additional collateral beyond what currently secures the Existing Notes by virtue of the additional liens they would thereby be receiving to secure the EchoStar Notes) effected a preference, then any such preferential transfer, absent any of the U.S. Bankruptcy Code’s potential defenses to avoidance, may be avoided, in whole or in part, and, to the extent avoided, then the holders of the new secured EchoStar Notes would lose the benefit of the security interests securing the EchoStar Notes and would instead be unsecured creditors with claims that ranked pari passu with all the unsecured creditors of the applicable obligor, including trade creditors. In addition, under such circumstances, the value of any consideration holders received pursuant to the EchoStar Notes or the secured guarantees, including upon foreclosure of the Collateral, could also be subject to recovery from such holders and possibly from subsequent assignees, or such holders might be returned to the same position they held as holders of the Existing Notes.

USE OF PROCEEDS
We will not receive any cash proceeds from the issuance of the EchoStar Notes in connection with the exchange offers and consent solicitations. In exchange for issuing the EchoStar Notes, we will receive the tendered Existing Notes. The Existing Notes surrendered in connection with the exchange offers and consent solicitations and accepted for exchange will be retired and cancelled.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2023:
•
on an actual basis;

•
on an as adjusted basis to give pro forma effect to the Merger; and

•
on a further adjusted basis assuming all of the Existing Notes are exchanged for EchoStar Notes pursuant to the exchange offers and consent solicitations.

The following table should be read in conjunction with the sections under the heading “Risk Factors” and our consolidated financial statements and related notes, which are incorporated by reference into this prospectus. See “Where You Can Find More Information; Incorporation by Reference.”
	As of September 30, 2023
	Actual	Pro Forma Adjusted	As Further Adjusted
	(Unaudited)
	(Dollars in millions)
Cash, cash equivalents and marketable investment securities	$1,998	$3,033	$2,983
Long-term debt:
EchoStar Corporation Debt Securities	—	—	$2,677
10% Senior Secured Notes due 2030 offered hereby
Subsidiary Debt Securities
Hughes Satellite Systems Corporation
5 1/4% Senior Secured Notes due 2026	750	750	750
6 5/8% Senior Unsecured Notes due 2026	750	750	750
DISH Network Corporation
2 3/8% Convertible Notes due 2024(1)	—	951	951
0% Convertible Notes due 2025(1)	—	1,957	—
3 3/8% Convertible Notes due 2026(1)	—	2,909	—
11 3/4% Senior Secured Notes due 2027	—	3,500	3,500
DISH DBS Corporation
5 7/8% Senior Notes due 2024(1)	—	1,989	1,989
7 3/4% Senior Notes due 2026	—	2,000	2,000
5 1/4% Senior Secured Notes due 2026	—	2,750	2,750
7 3/8% Senior Notes due 2028	—	1,000	1,000
5 3/4% Senior Secured Notes due 2028	—	2,500	2,500
5 1/8% Senior Notes due 2029	—	1,500	1,500
Notes payable	—	117	117
Unamortized debt discount, net	(3)	(71)	(71)
Finance lease obligations	—	139	139
Total long-term debt and financing lease obligations (including current portion)	1,497	22,741	20,552
Stockholders’ equity (deficit)	3,666	21,886	21,886
Total capitalization	$5,163	$44,627	$42,438

(1)
Net of amount repurchased in open market trades which remain outstanding.

DESCRIPTION OF OTHER INDEBTEDNESS
Our and our subsidiaries’ outstanding debt securities as of January 12, 2024 are governed by indentures that are similar in certain respects to the EchoStar Indenture that will govern the EchoStar Notes. However, these existing indentures also contain provisions that are different from those that will be contained in the EchoStar Indenture that will govern the EchoStar Notes, including, but not limited to, those in respect of maturity, security, interest rates, redemption prices and periods during which we may exercise our options to redeem the notes issued thereunder, as well as in respect of the scope and content of many of the restrictive covenants contained therein.
DISH Network, a wholly-owned subsidiary of EchoStar, also has outstanding indebtedness pursuant to an intercompany loan (the “DISH Network Intercompany Loan”), which is secured by: (i) the cash proceeds of the loan and (ii) an interest in the wireless spectrum licenses acquired using such proceeds. The DISH Network Intercompany Loan will mature in two tranches, with the first tranche maturing on December 1, 2026 (the “2026 Tranche”) and the second tranche maturing on December 1, 2028 (the “2028 Tranche”). DISH DBS may make additional advances to DISH Network under the DISH Network Intercompany Loan, and on February 11, 2022, DISH DBS advanced an additional $1.5 billion to DISH Network under the Intercompany Loan 2026 Tranche. Interest accrues and is payable semiannually, and interest payments with respect to the DISH Network Intercompany Loan are, at our option, payable in kind for the first two years. In the third year, a minimum of 50% of each interest payment due with respect to each tranche of the Intercompany Loan must be paid in cash. Thereafter, interest payments must be paid in cash. Interest will accrue: (a) when paid in cash, at a fixed rate of 0.25% per annum in excess of the interest rate applicable to, in the case of the 2026 Tranche, the 5 1/4% Senior Secured Notes due 2026 of DISH DBS, and in the case of the 2028 Tranche, the 5 3/4% Senior Secured Notes due 2028 of DISH DBS (each, the “Cash Accrual Rate” with respect to the applicable tranche); and (b) when paid in kind, at a rate of 0.75% per annum in excess of the Cash Accrual Rate for the applicable tranche. The DISH Network Intercompany Loan is repayable by DISH Network in whole or in part, at any time or from time to time, at a price equal to 100% of the principal amount thereof, plus accrued but unpaid interest thereon. The cash proceeds of the DISH Network Intercompany Loan of $6.750 billion were paid to the FCC in connection with Weminuche L.L.C.’s, an indirect wholly-owned subsidiary of DISH Network (“Weminuche”), winning bids in the FCC’s auction for the Flexible-Use Service Licenses in the 3.45-3.55 GHz band (“Auction 110”). As a result, the DISH Network Intercompany Loan is secured by Weminuche’s interest in the wireless spectrum licenses acquired in Auction 110 with such cash proceeds up to the total loan amount outstanding including interest paid in kind.
Our and our subsidiaries’ existing debt securities and certain future notes rank effectively junior to the EchoStar Notes to the extent of the value of the Collateral. Copies of our existing indentures and the DISH Network Intercompany Loan may be obtained from our and DISH Network’s filings with the SEC that are available to the public on the SEC’s internet website at https://www.sec.gov/ and from us. See “Where You Can Find More Information; Incorporation by Reference.”
Indebtedness	Issuer	Principal Amount Outstanding (as of September 30, 2023) (in millions)	Redeemable Beginning	Maturity
2.375% Convertible Notes due 2024(1)	DISH Network	$951	Not redeemable prior to maturity	March 15, 2024
5.875% Senior Notes due 2024(1)	DISH DBS	$1,989	Redeemable, in whole or in part, at any time	November 15, 2024
0% Convertible Notes due 2025(1)(2)	DISH Network	$1,957	Not redeemable prior to maturity	December 15, 2025
7.75% Senior Notes due 2026	DISH DBS	$2,000	Redeemable, in whole or in part, at any time	July 1, 2026

Indebtedness	Issuer	Principal Amount Outstanding (as of September 30, 2023) (in millions)	Redeemable Beginning	Maturity
5.250% Senior Secured Notes due 2026	Hughes Satellite Systems Corporation (“HSSC”)	$750	Redeemable, in whole or in part, at any time	August 1, 2026
6.625% Senior Unsecured Notes due 2026	HSSC	$750	Redeemable, in whole or in part, at any time	August 1, 2026
3.375% Convertible Notes due 2026(1)(2)	DISH Network	$2,909	Not redeemable prior to maturity	August 15, 2026
5.250% Senior Secured Notes due 2026	DISH DBS	$2,750	Redeemable, in whole or in part, at any time at any time prior to June 1, 2026; on or after June 1, 2026 redeemable in whole at any time or in part from time to time	December 1, 2026
DISH Network Intercompany Loan	DISH DBS	$7,382	Repayable in whole or in part, at any time or from time to time	December 1, 2026 and December 1, 2028
11.750% Senior Secured Notes due 2027	DISH Network	$3,500	Redeemable, in whole or in part, at any time on or after May 15, 2025; up to 40% of the aggregate principal amount of the notes is redeemable prior to May 15, 2025	November 15, 2027
7.375% Senior Notes due 2028	DISH DBS	$1,000	Redeemable, in whole or in part, at any time	July 1, 2028

Indebtedness	Issuer	Principal Amount Outstanding (as of September 30, 2023) (in millions)	Redeemable Beginning	Maturity
5.750% Senior Secured Notes due 2028	DISH DBS	$2,500	Redeemable, in whole or in part, at any time at any time prior to December 1, 2027; on or after December 1, 2027 redeemable in whole at any time or in part from time to time	December 1, 2028
5.125% Senior Notes due 2029	DISH DBS	$1,500	Redeemable, in whole or in part, at any time	June 1, 2029

(1)
Net of amount repurchased in open market trades which remain outstanding.

(2)
The DISH Network 0% Convertible Notes due 2025 and 3.375% Convertible Notes due 2026, as applicable, are the subject of the exchange offers described in this prospectus.

THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS
Purpose of the Exchange Offers and Consent Solicitations
We are making the exchange offers in order to refinance certain outstanding indebtedness, reduce the aggregate amount of our consolidated indebtedness and provide collateral security to certain unsecured debt obligations.
We are conducting the consent solicitations in order to, among other things, eliminate certain events of default and substantially all of the restrictive covenants in each DISH Network Indenture and the Existing Notes of the applicable series, including the merger covenant, which sets forth certain requirements that must be met for DISH Network to consolidate, merge or sell all or substantially all of its assets, and the reporting covenant, which requires DISH Network to provide certain periodic reports to noteholders and to make other changes to such terms.
Terms of the Exchange Offers and Consent Solicitations
EchoStar is offering to each of the existing holders of the applicable series of Existing Notes, upon the terms and subject to the conditions set forth in this prospectus, to exchange each $1,000 principal amount of the DISH Network 2025 Notes and the DISH Network 2026 Notes that are validly tendered prior to the Expiration Date, and not validly withdrawn, for $610.00 principal amount of EchoStar Notes, in the case of the DISH Network 2025 Notes, and $510.00 principal amount of EchoStar Notes, in the case of the DISH Network 2026 Notes. Any fractional portion of EchoStar Notes not received as a result of rounding down will be paid in cash at a rate equal to the Exchange Consideration.
The EchoStar Notes will be issued only in denominations of $1,000 and integral multiples of $1,000 in excess thereof.
The EchoStar Notes will have the terms as described in “Description of the EchoStar Notes.”
The EchoStar Notes are a new series of debt securities that will be issued under the EchoStar Indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of the EchoStar Notes will include those expressly set forth in such EchoStar Note and the EchoStar Indenture and those made part of the EchoStar Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
In conjunction with the exchange offers, we are also soliciting consents from the holders of the Existing Notes to effect a number of amendments to, among other things, eliminate certain events of default and substantially all of the restrictive covenants in each DISH Network Indenture and the Existing Notes of the applicable series, including the merger covenant, which sets forth certain requirements that must be met for DISH Network to consolidate, merge or sell all or substantially all of its assets, and the reporting covenant, which requires DISH Network to provide certain periodic reports to noteholders and to make certain conforming changes to each DISH Network Indenture and the Existing Notes of the applicable series to reflect the proposed amendments.
You may not consent to the proposed amendments for any series of Existing Notes without tendering your Existing Notes of such series in the exchange offers, and you may not tender your Existing Notes of any series for exchange without consenting to the proposed amendments for such series.
The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed under “— Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the satisfaction or waiver of the Minimum Tender Condition. We may, at our option and in our sole discretion, waive any such conditions except the condition that the registration statement of which this prospectus forms a part has been declared effective by the Commission. All conditions to each exchange offer must be satisfied or, where permitted, waived, on or prior to the Expiration Date.
If the Requisite Consents are received and accepted and the other conditions to the exchange offers, including the Minimum Tender Condition, have been satisfied or, where permitted, waived, then on or after the Expiration Date, DISH Network and the trustee under the applicable DISH Network Indenture will execute a supplemental indenture setting forth the proposed amendments, and such supplemental indenture will become effective upon its execution and delivery. However, the proposed amendments will not become operative until after the issuance of the EchoStar Notes on the Settlement Date. Each non-consenting holder of Existing Notes will be bound by the supplemental indenture.
Accrued Interest
In addition to the applicable Exchange Consideration, all holders of Existing Notes accepted for exchange pursuant to the exchange offers and consent solicitations on the Settlement Date will also be paid a cash amount equal to accrued and unpaid interest for such series of Existing Notes from the last interest payment date for such series of Existing Notes to, but not including, the Settlement Date.
If the Settlement Date occurs between the interest record date and the related interest payment date for any series of Existing Notes, then the accrued and unpaid interest for such series of Existing Notes will be paid on the regular interest payment date to the holders of record as of the record date for such series of Existing Notes rather than on the Settlement Date.
Conditions to the Exchange Offers and Consent Solicitations
The consummation of the exchange offers and consent solicitations are subject to the satisfaction or waiver of the conditions as described below.
The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the following conditions: (i) the registration statement of which this prospectus forms a part has been declared effective and no stop order suspending the effectiveness of the registration statement (and no proceeding for that purpose) shall have been instituted, or be pending, by the Commission (which cannot be waived), (ii) at least at least a majority of the outstanding principal amount of the applicable series Existing Notes having been validly tendered and not properly withdrawn and (iii) the General Conditions.
Notwithstanding any other provisions of the exchange offers, EchoStar will not be required to accept for exchange or to exchange the Existing Notes validly tendered (and not validly withdrawn) pursuant to the exchange offers, and may, at its sole discretion, terminate the exchange offers or delay or refrain from accepting for exchange or exchanging the Existing Notes for any reason, including if the General Conditions shall not have been satisfied or waived.
The exchange offers cannot be consummated until the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission.
1.   The “General Conditions” mean that none of the following shall occur:
a.
there shall have been instituted or threatened or be pending any action, proceeding, application, claim, counterclaim or investigation (whether formal or informal) (or there shall have been any material adverse development to any action, application, claim, counterclaim or proceeding currently instituted, threatened or pending) before or by any court, governmental, regulatory or administrative agency or instrumentality, domestic or foreign, or by any other person, domestic or foreign, in connection with the exchange offers or consent solicitations that, in EchoStar’s reasonable judgment, either (i) is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition (financial or otherwise), income, assets, liabilities or prospects of EchoStar, (ii) would or might prohibit, prevent, restrict or delay consummation of the exchange offers or consent solicitations or (iii) would materially impair the contemplated benefits of the exchange offer or consent solicitations to EchoStar or be material to holders in deciding whether to accept the exchange offer or consent solicitations;

b.
an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in EchoStar’s reasonable judgment, either (i) would or might prohibit, prevent, restrict or delay consummation of the exchange offers or consent solicitations or (ii) is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition (financial or otherwise), income, assets, liabilities or prospects of EchoStar;
c.
there shall have occurred or be likely to occur any event or condition affecting the business or financial affairs of EchoStar that in EchoStar’s reasonable judgment, either (i) is, or is reasonably likely to be, materially adverse to its business, operations, properties, condition (financial or otherwise), income, assets, liabilities or prospects, (ii) would or might prohibit, prevent, restrict or delay consummation of the exchange offers or consent solicitations, (iii) would materially impair the contemplated benefits of the exchange offers or consent solicitations or (iv) would result in a default under any material agreement of EchoStar;

d.
there exists, in EchoStar’s reasonable judgment, any actual or threatened legal impediment to the acceptance for exchange of, or exchange of, the Existing Notes;

e.
there has occurred (i) any general suspension of, or limitation on prices for, trading in securities in the United States securities or financial markets, (ii) any significant adverse change in the market price for the Existing Notes, (iii) a material impairment in the trading market for debt securities, (iv) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States or other major financial markets, (v) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in EchoStar’s reasonable judgment, might affect the extension of credit by banks or other lending institutions, (vi) a commencement of a war, armed hostilities, terrorist acts or other national or international calamity directly or indirectly involving the United States, (vii) any epidemic, pandemic or disease outbreak (including the COVID-19 virus or any other highly infectious or contagious disease) or (viii) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof; or

f.
any tender or exchange offer, other than the exchange offers described in this prospectus by us, with respect to some or all of our outstanding common stock, or any merger, acquisition or other business combination proposal involving us is proposed, announced or made by any person or entity.

2.   The trustee under each of the DISH Network 2025 Indenture and the DISH Network 2026 Indenture has not objected in any respect to, or taken any action that could in our reasonable judgment adversely affect the consummation of, the exchange offers, the exchange of Existing Notes under the exchange offers, the consent solicitations, our ability to effect the proposed amendments or the execution and delivery of a supplemental indenture reflecting the proposed amendments, nor has the trustee taken any action that challenges the validity or effectiveness of the procedures used by us in soliciting consents (including the form thereof) or in making the exchange offers, the exchange of the Existing Notes under the exchange offers or the consent solicitations; and
3.   The EchoStar Indenture shall have been qualified under the Trust Indenture Act.
In addition, our obligation to transfer any Exchange Consideration is conditioned upon our acceptance of the Existing Notes for exchange.
These conditions are for our sole benefit and may be asserted by us or may be waived by us, including any action or inaction by us giving rise to any condition, in whole or in part at any time and from time to time, at our sole discretion. We may additionally terminate the exchange offers and consent solicitations if any condition is not satisfied at or by the Expiration Date. Under the exchange offers, if any of these events occur, subject to the termination rights described herein, we may (i) return the Existing Notes tendered thereunder to you, (ii) extend the exchange offers and retain all tendered Existing Note until the expiration of the extended exchange offers, or (iii) amend the exchange offers in any respect by giving oral or written notice of such amendment to the Information and Exchange Agent and making public disclosure of such amendment to the extent required by law.

We have not made a decision as to what circumstances would lead us to waive any such condition, and any such waiver would depend on circumstances prevailing at the time of such waiver. Although we have no present plans or arrangements to do so, we reserve the right to amend, at any time, the terms of any exchange offers. We will give holders notice of such amendments as may be required by applicable law.
Expiration Date; Extensions; Amendments
The Expiration Date for the exchange offers and consent solicitations shall be the time immediately following 11:59 p.m., New York City time, on February 9, 2024, subject to our right to extend that date and time in our sole discretion, in which case the Expiration Date shall be the latest date and time to which we have extended the exchange offers.
Subject to applicable law, EchoStar expressly reserves the right, at its sole discretion, at any time and from time to time, and regardless of whether any events preventing satisfaction of the conditions to the exchange offers and consent solicitations shall have occurred or shall have been determined by EchoStar to have occurred, to extend the period during which the exchange offers and the consent solicitations is open by giving written notice of such extension to the information and exchange agent and by making public disclosure by press release or other appropriate means of such extension to the extent required by law. During any extension and irrespective of any amendment to the exchange offers and the consent solicitations, all Existing Notes of the applicable series previously tendered and not validly withdrawn will remain subject to the exchange offers and will, subject to the terms and conditions of the exchange offers, be accepted by EchoStar. See also “— Announcements.”
We reserve the right, subject to applicable law, to amend the exchange offers and the consent solicitations at any time or to amend or modify the Minimum Tender Condition, the Exchange Consideration or any other terms applicable to the Existing Notes. Any waiver, amendment or modification of the applicable exchange offer and the consent solicitation will apply to all Existing Notes of the applicable series tendered pursuant to the exchange offers and the consent solicitation. If we make a change that we determine to be material in any of the terms of the exchange offers or waive a condition of the exchange offers and the consent solicitations that we determine to be material, we will give oral (to be confirmed in writing) or written notice of such amendment or such waiver to the information and exchange agent and will disseminate additional exchange offers and consent documents and extend the exchange offers and consent solicitations and any withdrawal or revocation rights as we determine necessary and to the extent required by law. We may terminate the exchange offers and the consent solicitations if any condition is not satisfied on or prior to the Expiration Date. There can be no assurance that we will exercise our right to extend, terminate or amend the exchange offers and the consent solicitations.
The minimum period during which the exchange offers and consent solicitations will remain open following material changes in the terms of the exchange offers and consent solicitations or in the information concerning the exchange offers and consent solicitations will depend upon the facts and circumstances of such change, including the relative materiality of the changes.
In accordance with Rule 14e-1 and Rule 13e-4 under the Exchange Act, if we elect to change the consideration offered or the percentage of Existing Notes sought, the exchange offers and consent solicitations will remain open for a minimum ten business-day period following the date that the notice of such change is first published or sent to holders of the Existing Notes. We may choose to extend the exchange offers, in our sole discretion, by giving notice of such extension at any time on or prior to 9:00 a.m., New York City time, on the business day immediately following the previously scheduled Expiration Date.
Announcements
Any extension or amendment of the exchange offers and the consent solicitations will be followed promptly by announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the business day immediately following the previously scheduled Expiration Date. Without limiting the manner in which EchoStar may choose to make such announcement, EchoStar will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by making a release to an appropriate news agency or another means of announcement that EchoStar deems appropriate. See also “— Expiration Date; Extensions; Amendments.”

Effect of Tender
Any tender of an Existing Note by a noteholder that is not validly withdrawn prior to the Expiration Date will constitute a binding agreement between that holder and EchoStar and a consent to the proposed amendments, upon the terms and subject to the conditions of the exchange offers, which agreement will be governed by, and construed in accordance with, the laws of the State of New York. The acceptance of the exchange offers by a tendering holder of Existing Notes will constitute the agreement by that holder to deliver good and marketable title to the tendered Existing Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.
Absence of Dissenters’ Rights
Holders of the Existing Notes do not have any appraisal or dissenters’ rights under New York law, the law governing the DISH Network 2025 Indenture and the DISH Network 2026 Indenture, or under the terms of the DISH Network 2025 Indenture or the DISH Network 2026 Indenture, as applicable, in connection with the exchange offers and consent solicitations.
Procedures for Tendering and Consenting
If you hold Existing Notes and wish to have those notes exchanged for EchoStar Notes, you must validly tender (or cause the valid tender of) your Existing Notes using the procedures described in this prospectus. The proper tender of Existing Notes will constitute a consent to the proposed amendments to the applicable DISH Network Indenture and the Existing Notes of the applicable series in respect of such tendered Existing Notes.
The tender of Existing Notes and delivery of consents, in accordance with the procedures described below (and that are not validly withdrawn or revoked as described below) will constitute a valid tender of Existing Notes and delivery of related consents. A defective tender of Existing Notes and/or delivery of consents, in each case, which defect is not waived by EchoStar, will not constitute valid delivery of the Existing Notes and/or related consent and will not entitle the holder thereof to the payment of the applicable Exchange Consideration or Accrued Interest applicable to the Existing Notes.
There is no letter of transmittal for the exchange offers or consent solicitations.
The method of delivery of Existing Notes and consents, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance of an Agent’s Message (as defined below) transmitted through ATOP, is at the election and risk of the holder tendering Existing Notes and delivering consents or transmitting an Agent’s Message and delivery will be deemed made only when actually received by the exchange agent. DELIVERY OF DOCUMENTS TO DTC, ECHOSTAR, DISH NETWORK OR ANY TRUSTEE DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. If delivery is by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the exchange agent at or prior to such time. In no event shall a holder send any Existing Notes to the dealer manager, the information agent, any Trustee or EchoStar.
Existing Notes Held with DTC
The exchange agent will establish a new account or utilize an existing account with respect to the Existing Notes at DTC (DTC being a “Book-Entry Transfer Facility”) for purposes of the exchange offers and consent solicitations promptly after the date of this prospectus (to the extent such arrangements have not been made previously by the exchange agent), and any financial institution that is a participant in DTC and whose name appears on a security position listing as the owner of the Existing Notes may make book-entry delivery of Existing Notes by causing DTC to transfer such Existing Notes into the exchange agent’s account in accordance with DTC’s procedures for such transfer. Delivery of documents to DTC in accordance with such Book-Entry Transfer Facility’s procedures does not constitute delivery to the exchange agent.
The exchange agent and DTC have confirmed that each exchange offer and each consent solicitation is eligible for ATOP. Accordingly, to effectively tender the Existing Notes and deliver related consents, DTC participants should electronically transmit their acceptance of the applicable exchange offer and consent solicitation by causing DTC to transfer Existing Notes and deliver consents to the exchange agent in accordance with DTC’s ATOP procedures for transfer. DTC will then send an Agent’s Message to the exchange agent. An Agent’s Message and any other required documents must be transmitted through ATOP to, and received by, the exchange agent before the Expiration Date. Any documents in physical form must be sent to the exchange agent at one of its addresses set forth on the back cover of this prospectus. Delivery of the Agent’s Message by DTC will satisfy the terms of the exchange offers and consent solicitations in lieu of execution and delivery of a letter of transmittal by the participant identified in the Agent’s Message.
The term “Agent’s Message” means a message transmitted by DTC, received by the exchange agent and forming part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the DTC participant tendering Existing Notes that are the subject of such Book-Entry Confirmation that such DTC participant has received and agrees to be bound by the terms of the exchange offers and consent solicitations as set forth in this prospectus and that EchoStar may enforce such agreement against such DTC participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the Expiration Date.
Existing Notes Held Through a Nominee
If you are a beneficial owner of Existing Notes that are held through a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender Existing Notes in the exchange offers, you should contact that nominee promptly and instruct that nominee to tender the Existing Notes and thereby deliver a consent on your behalf using of the procedures described above.
Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the exchange offers and consent solicitations. Accordingly, beneficial owners wishing to participate in the exchange offers and consent solicitations should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the exchange offers and consent solicitations.
No Guaranteed Delivery
There are no guaranteed delivery provisions provided for by EchoStar in connection with the exchange offers or consent solicitations.
Representations and Warranties of Exchanging Holders
Subject to and effective upon the acceptance for exchange and issuance of the EchoStar Notes, in exchange for Existing Notes tendered in accordance with the terms and subject to the conditions set forth in this prospectus, a tendering holder of Existing Notes, among other things:
•
irrevocably sell, assign and transfer to or upon EchoStar’s order or the order of EchoStar’s nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, all Existing Notes tendered thereby, such that thereafter the holder shall have no contractual or other rights or claims in law or equity against EchoStar or any fiduciary, trustee, fiscal agent or other person connected with the Existing Notes arising under, from or in connection with those Existing Notes, other than the applicable Exchange Consideration and accrued and unpaid interest as expressly provided in this prospectus;

•
represents and warrants that the Existing Notes tendered were owned as of the date of tender, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;

•
consents to the proposed amendments described below under “The Proposed Amendments”;

•
waives any and all rights with respect to the Existing Notes tendered thereby, including, without limitation, any existing or past defaults and their consequences in respect of those Existing Notes, other than the applicable Exchange Consideration and accrued and unpaid interest as expressly provided in this prospectus; and

•
releases and discharges EchoStar, DISH Network, and the trustee of the Existing Notes from any and all claims that the holder may have, now or in the future, arising out of or related to the Existing Notes tendered thereby, including, without limitation, any claims that the holder is entitled to receive additional principal or interest payments with respect to the DISH Network tendered thereby, other than the applicable Exchange Consideration and accrued and unpaid interest as expressly provided in this prospectus, or to participate in any redemption or defeasance of the Existing Notes tendered thereby.

In addition, each holder of Existing Notes validly tendered in accordance with the terms and subject to the conditions set forth in this prospectus will be deemed to represent, warrant and agree that:
(1)
it has received this prospectus as a holder and has reviewed it;

(2)
it is the beneficial owner of, or a duly authorized representative of one or more beneficial owners of, the Existing Notes tendered thereby, and it has full power and authority to tender such Existing Notes and deliver consents to the exchange agent in accordance with DTC’s ATOP procedures for transfer;

(3)
the Existing Notes being tendered thereby were owned as of the date of tender, free and clear of any liens, restrictions, charges and encumbrances of any kind, and EchoStar will acquire good title to those Existing Notes, free and clear of all liens, restrictions, charges and encumbrances of any kind, when EchoStar accepts the same;

(4)
it will not sell, pledge, hypothecate or otherwise encumber or transfer any Existing Notes tendered thereby from the date of such tender, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

(5)
it is not a person to whom it is unlawful to make an invitation to tender pursuant to the exchange offers under applicable law, and it has observed (and will observe) the laws of all relevant jurisdictions in connection with its tender;

(6)
it will, upon request, execute and deliver any additional documents deemed by the information and exchange agent or EchoStar to be necessary or desirable to complete the sale, assignment and transfer of the Existing Notes tendered hereby;

(7)
in evaluating the exchange offers and in making its decision whether to participate in the exchange offers by tendering its Existing Notes and delivering consents to the exchange agent in accordance with DTC’s ATOP procedures for transfer, it has made its own independent appraisal of the matters referred to in this prospectus and in any related communications and it is not relying on any statement, representation or warranty, express or implied, made to it by us, the information and exchange agent or the dealer manager, other than those contained in this prospectus, as amended or supplemented through the Expiration Date; and

(8)
it hereby irrevocably constitutes and appoints the information and exchange agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the information and exchange agent also acts as the agent of EchoStar), with full powers of substitution and revocation (such power-of-attorney being deemed to be an irrevocable power coupled with an interest), to (i) present the Existing Notes and all evidences of transfer and authenticity to, or transfer ownership of, the Existing Notes on the account books maintained by Euroclear, Clearstream Luxembourg, or DTC to, or upon the order of, EchoStar, (ii) present the Existing Notes for transfer of ownership on the books of the relevant security register and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of the Existing Notes all in accordance with the terms of and conditions to the exchange offers as set forth in this prospectus.

Withdrawal of Tenders and Revocation of Corresponding Consents
Tenders of Existing Notes in connection with the exchange offers may be withdrawn at any time prior to the Expiration Date. Tenders of Existing Notes may not be withdrawn at any time thereafter.

Consents to the proposed amendments in connection with the consent solicitations may be revoked at any time prior to the Expiration Date by withdrawing the tender of Existing Notes, but may not be withdrawn at any time thereafter. A valid withdrawal of tendered Existing Notes prior to the Expiration Date will be deemed to be a concurrent revocation of the related consent to the proposed amendments to applicable DISH Network Indenture and the Existing Notes.
Beneficial owners desiring to withdraw Existing Notes previously tendered through the ATOP procedures should contact the DTC participant through which they hold their Existing Notes. In order to withdraw Existing Notes previously tendered through the ATOP procedures, a DTC participant may, prior to the Expiration Date, withdraw its instruction previously transmitted through ATOP by (i) withdrawing its acceptance through ATOP, or (ii) delivering to the exchange agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant and the principal amount of the Existing Notes subject to the notice.
Withdrawal of a prior instruction will be effective upon receipt of such notice of withdrawal by the exchange agent. All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program, except that signatures on the notice of withdrawal need not be guaranteed if the Existing Notes being withdrawn are held for the account of an eligible institution. A withdrawal of an instruction must be executed by a DTC participant in the same manner as such DTC participant’s name appears on its transmission through ATOP to which the withdrawal relates. A DTC participant may withdraw a tender only if the withdrawal complies with the provisions described in this section.
Withdrawals of tenders of Existing Notes may not be rescinded, and any Existing Notes withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offers. Properly withdrawn Existing Notes, however, may be re-tendered by following the procedures described above at any time prior to the Expiration Date.
Miscellaneous
All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender or withdrawal of Existing Notes in connection with the exchange offers will be determined by us, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any or all tenders or withdrawals not in proper form or the acceptance for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender or withdrawal of any Existing Notes in the exchange offers, and our interpretation of the terms and conditions of the exchange offers will be final and binding on all parties. None of EchoStar, DISH Network, the dealer manager, the exchange agent, the information agent, the trustee under either DISH Network Indenture or the trustee under the EchoStar Indenture, or any other person will be under any duty to give notification of any defects or irregularities in tenders or withdrawals or incur any liability for failure to give any such notification.
Tenders or withdrawals of Existing Notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Existing Notes received by the exchange agent in connection with the exchange offers that are not validly tendered or withdrawn and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the DTC participant who delivered such Existing Notes by crediting an account maintained at DTC designated by such DTC participant promptly after the Expiration Date or the withdrawal or termination of the exchange offers.
We may also in the future seek to acquire untendered Existing Notes in open market or privately negotiated transactions, through a subsequent exchange offers or otherwise. The terms of any of those purchases or offers could differ from the terms of this exchange offers.
Acceptance of Existing Notes for Exchange; the EchoStar Notes; Effectiveness of Proposed Amendments
If the conditions to the exchange offers are satisfied or, where permitted, waived, we will issue the EchoStar Notes in book-entry form promptly on the Settlement Date in exchange for Existing Notes that are properly tendered (and not validly withdrawn) before the Expiration Date and accepted for exchange.

We will be deemed to have accepted validly tendered Existing Notes (and will be deemed to have accepted validly delivered consents to the proposed amendments to the applicable DISH Network Indenture and the Existing Notes) if and when we have given oral or written notice thereof to the exchange agent. Subject to the terms and conditions of the exchange offers, delivery of the EchoStar Notes in connection with the exchange of Existing Notes accepted by us will be made by the exchange agent on the Settlement Date, upon receipt of such notice. The exchange agent will act as agent for participating holders of the Existing Notes for the purpose of receiving consents and Existing Notes from, and transmitting the EchoStar Notes to, such holders. If any tendered Existing Notes are not accepted for any reason set forth in the terms and conditions of the exchange offers or if Existing Notes are withdrawn prior to the Expiration Date of the exchange offers, such unaccepted or withdrawn Existing Notes will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offers.
In no event will interest accrue or be payable by reason of any delay on the part of the exchange agent in making delivery or payment to the holders entitled thereto or any delay in the allocation or crediting of securities or monies received by DTC to participants in DTC or in the allocation or crediting of securities or monies received by participants to beneficial owners, and in no event will EchoStar or the dealer manager be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.
The supplemental indenture containing the proposed amendments will become effective upon its execution and delivery. However, the proposed amendments to the applicable DISH Network Indenture and the Existing Notes will not become operative until after the issuance of the EchoStar Notes on the Settlement Date.
Transfer Taxes
We will pay all transfer taxes applicable to the exchange and transfer of Existing Notes pursuant to this prospectus, except that if the payment of the applicable EchoStar Notes is being made to, or if Existing Notes that are not tendered or not exchanged in an exchange offer are to be registered or issued in the name of, any person other than the holder of the Existing Notes or the participant in whose name the Existing Notes are held on the books of the relevant clearing system, or if a transfer tax is imposed for any reason other than the exchange of Existing Notes under an exchange offer, then the amount of any such transfer tax (whether imposed on the holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of that tax or exemption from payment is not submitted, then the amount of that transfer tax will be deducted from the applicable exchange consideration otherwise payable to the tendering holder.
Accounting Treatment
We are still evaluating the accounting treatment for the exchange offers.
For each Existing Note, we will determine whether the exchange meets the criteria of a troubled debt restructuring. Among the criteria to be assessed in that determination is whether the effective borrowing rate on the EchoStar Note is less than the effective borrowing rate on the Existing Note. If the future undiscounted cash flows from the EchoStar Note is less than the net carrying value of the Existing Note, a gain will be recorded for the difference. The EchoStar Note will be recorded at the amount of its future undiscounted cash flows with no interest expense recorded prospectively, as future interest payments will reduce the EchoStar Note carrying value. If the future undiscounted cash flows from the EchoStar Note is greater than the net carrying value of the Existing Note, the EchoStar Note will be recorded at the carrying value of the Existing Note and no gain will be recorded. A new effective interest rate will be established for the EchoStar Note based on future cash payments of the EchoStar Note.
If the accounting criteria for troubled debt restructuring is not met, the exchange will be deemed either a debt modification or a debt extinguishment. To determine which accounting treatment is applicable, we will determine if the debt instruments exchanged are substantially different, defined as at least a 10 percent difference between the present value of the EchoStar Note and the Existing Note. If the EchoStar Note exceeds the 10 percent threshold, the exchange will be deemed a debt extinguishment with the Existing Note being derecognized and the EchoStar Note recorded at fair value, which results in the recognition of a gain or loss in an amount equal to the difference. If the difference in present values of cash flows is less than 10 percent, the exchange will be deemed a modification and no gain or loss will be recorded. The effective interest rate on the EchoStar Note will be established based on the carrying value of the Existing Note and the future cash payments of the EchoStar Note.
Upon the completion of the exchange offers, management will complete its accounting assessment.
Exchange Agent
D.F. King & Co., Inc. has been appointed as the exchange agent for the exchange offers. If you have any questions or need help in tendering your Existing Notes, please contact the exchange agent whose address and telephone number is listed on the back cover of this prospectus. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.
Information Agent
D.F. King & Co., Inc. has been appointed as the information agent for the exchange offers and the consent solicitations, and will receive customary compensation for its services. Questions concerning tender procedures and requests for additional copies of this prospectus should be directed to the information agent at the address and telephone numbers set forth on the back cover page of this prospectus.
Dealer Manager
We have retained Houlihan Lokey to act as dealer manager in connection with the exchange offers and consent solicitations and will pay the dealer manager a customary fee as compensation for its services. We will also reimburse the dealer manager for certain expenses. The obligations of the dealer manager to perform this function are subject to certain conditions. We have agreed to indemnify the dealer manager against certain liabilities, including liabilities under the federal securities laws. Questions regarding the terms of the exchange offers or the consent solicitations may be directed to the dealer manager at its address and telephone number set forth on the back cover page of this prospectus.
The dealer manager and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market-making, brokerage and other financial and non-financial activities and services. The dealer manager and its affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they have received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the dealer manager and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own accounts, and such investment and trading activities may involve or relate to assets, securities and/or instruments of us (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The dealer manager and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
In the ordinary course of their business, the dealer manager or its affiliates may at any time hold long or short positions, and may trade for their own accounts, in securities of EchoStar and/or DISH Network, including the Existing Notes, and, to the extent that the dealer manager or its affiliates own Existing Notes during the exchange offers and consent solicitations, they may tender such Existing Notes pursuant to the terms of the exchange offers and consent solicitations. In connection with the exchange offers or otherwise, the dealer manager may purchase and sell the Existing Notes and the EchoStar Notes in the open market to the extent permitted by applicable law. Any such transactions may include covering transactions and stabilizing transactions. Any of these transactions may have the effect of preventing or retarding a decline in the market prices of the Existing Notes or the EchoStar Notes. Any such transactions may also cause the prices of the Existing Notes or the EchoStar Notes to be higher than the prices that otherwise would exist in the open market in the absence of these transactions. The dealer manager may conduct these transactions in the over-the-counter market or otherwise. If the dealer manager commences any of these transactions, it may discontinue them at any time.
Other Fees and Expenses
The expenses of soliciting tenders and consents with respect to the Existing Notes will be borne by us. The principal solicitations are being made by mail; however, additional solicitation may be made by facsimile, telephone or in person by the dealer manager and the information agent, as well as by officers and other employees of EchoStar and its affiliates.
Tendering holders of Existing Notes will not be required to pay any fee or commission to the dealer manager. However, if a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other nominee, that holder may be required to pay brokerage fees or commissions.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT
Although the holders will not be party to any Intercreditor Agreement on the Issue Date, by their acceptance of the EchoStar Notes, (x) they will be deemed to have (i) authorized and instructed the Notes Collateral Agent to enter into the applicable Intercreditor Agreements on behalf of the Trustee and the holders and (ii) agreed to be bound thereby upon execution thereof by the Collateral Agent and (y) the Collateral Agent will enter into any such applicable Intercreditor Agreements upon having received instruction to do so. The following description is a summary of the principal terms of the Intercreditor Agreements, rather than a complete and definitive description of such terms. You can find the definitions of certain terms used in this section under the subheading “— Certain Definitions.”
Description of the First Lien Pari Passu Intercreditor Agreement
No Additional Secured Obligations consisting of First Lien Indebtedness will exist on the Issue Date. Subject to compliance with the covenant described under the caption “Certain Covenants — Limitation on Incurrence of Indebtedness” and “Certain Covenants — Liens,” the Guarantors may incur Indebtedness secured by a Lien on Collateral that is pari passu to the Liens securing the EchoStar Notes on the Issue Date. To the extent, but only to the extent, permitted by the provisions of the First Lien Documents, the Guarantors may incur, issue and sell or guarantee one or more series or classes of Additional First Lien Indebtedness.
Any such series or class of Additional First Lien Indebtedness may be secured by a pari passu Lien on the Shared Collateral, in each case under and pursuant to the relevant First Lien Security Documents for such series of First Lien Indebtedness, if and subject to the condition that the trustee, the collateral agent administrative agent or similar representative for the holders of such First Lien Indebtedness (each, a “First Lien Representative”) becomes a party to an intercreditor agreement (the “First Lien Pari Passu Intercreditor Agreement”) with the Notes Collateral Agent substantially in the form of an exhibit to be attached to the Indenture, with any such amendments as may be approved by the Controlling Collateral Agent (acting at the direction of the Applicable Authorized Representative). The Applicable Authorized Representative under any applicable First Lien Pari Passu Intercreditor Agreement will act on behalf of the holders of the First Lien Obligations pursuant to the First Lien Pari Passu Intercreditor Agreement. Although the holders of the EchoStar Notes will not be party to any First Lien Pari Passu Intercreditor Agreement on the Issue Date, by their acceptance of the EchoStar Notes, (x) they will be deemed to have (i) authorized and instructed the Notes Collateral Agent to enter into the First Lien Pari Passu Intercreditor Agreement on behalf of the Trustee and the holders of the EchoStar Notes and (ii) agreed to be bound thereby upon execution thereof by the Notes Collateral Agent and (y) the Notes Collateral Agent will enter into any such First Lien Pari Passu Intercreditor Agreements upon having received instruction to do so. The exhibit First Lien Pari Passu Intercreditor Agreement contains certain provisions governing the relationships between or among the parties subject thereto, including the following:
Priority of Claims
If an event of default has occurred and is continuing under the First Lien Documents, and the Controlling Collateral Agent is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any bankruptcy case of any Grantor or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than the First Lien Pari Passu Intercreditor Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by the Controlling Collateral Agent or received by the Controlling Collateral Agent or any First Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following clause (iii) below) to which the First Lien Obligations are entitled under any intercreditor agreement (other than the First Lien Pari Passu Intercreditor Agreement) (all proceeds of any sale, collection or other liquidation of any Shared Collateral and any payment or distribution made in respect of Shared Collateral pursuant to any intercreditor agreement or in an insolvency or liquidation proceeding being collectively referred to as “Proceeds”), shall be applied in the following order:

(i)
first, to the payment of all amounts owing to each Collateral Agent and each Authorized Representative (in its capacity as such) pursuant to the terms of any First Lien Document;

(ii)
second, subject to any Impairments (as defined below), to the payment in full of the First Lien Obligations of each series on a ratable basis, with such Proceeds to be applied to the First Lien Obligations of a given series in accordance with the terms of the applicable First Lien Documents; and

(iii)
third, after payment of all First Lien Obligations, to the Grantors or their successors or assigns, as their interests may appear, or to whomsoever may be lawfully entitled to receive the same pursuant to any junior lien intercreditor agreement in effect or otherwise, as a court of competent jurisdiction may direct.

If, despite the provisions described above, any First Lien Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Obligations to which it is then entitled, such First Lien Secured Party shall hold such payment or recovery in trust for the benefit of all First Lien Secured Parties for distribution as described above. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any series of First Lien Obligations, after giving effect to any other intercreditor agreement, if applicable, but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other series of First Lien Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Proceeds allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the series of First Lien Obligations with respect to which such Impairment exists.
Pursuant to the First Lien Pari Passu Intercreditor Agreement, the intention of the First Lien Secured Parties of each series is that the holders of First Lien Obligations of such series (and not the First Lien Secured Parties of any other series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such series are unenforceable under applicable law or are subordinated to any other obligations (other than another series of First Lien Obligations), (y) any of the First Lien Obligations of such series do not have an enforceable security interest in any of the Collateral securing any other series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another series of First Lien Obligations) on a basis ranking prior to the security interest of such series of First Lien Obligations but junior to the security interest of any other series of First Lien Obligations or (ii) the existence of any Collateral for any other series of First Lien Obligations that is not Shared Collateral for such series (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any series of First Lien Obligations, an “Impairment” of such series); provided that the existence of a maximum claim with respect to any mortgaged property that applies to all First Lien Obligations shall not be deemed to be an Impairment of any series of First Lien Obligations. In the event of any Impairment with respect to any series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such series of First Lien Obligations, and the rights of the holders of such series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such series of First Lien Obligations as described in the immediately preceding paragraph) set forth in the First Lien Pari Passu Intercreditor Agreement shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the First Lien Security Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.
It is acknowledged that the First Lien Obligations of any series may, subject to the limitations set forth in the then existing First Lien Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth above or the provisions of the First Lien Pari Passu Intercreditor Agreement defining the relative rights of the First Lien Secured Parties of any series.
Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the First Lien Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any series or any other circumstance whatsoever, the Liens securing each series of First Lien Obligations on any Shared Collateral shall be of equal priority.
Actions with Respect to Shared Collateral; Prohibition on Contesting Liens
Only the Controlling Collateral Agent shall act or refrain from acting with respect to any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral). No Collateral Agent that is not the Controlling Collateral Agent shall, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise, only the Controlling Collateral Agent (or a person authorized by it), acting in accordance with the applicable First Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at such time.
Notwithstanding the equal priority of the Liens securing each series of First Lien Obligations with respect to any Shared Collateral, the Controlling Collateral Agent with respect thereto acting on the instructions of the Applicable Authorized Representative may deal with the Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Shared Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party in respect of any Shared Collateral will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent, the Applicable Authorized Representative or any Controlling Secured Party or any other exercise by the Controlling Collateral Agent, the Applicable Authorized Representative or a Controlling Secured Party of any rights and remedies relating to such Shared Collateral, or to cause the Controlling Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party, Collateral Agent or any Authorized Representative with respect to any collateral not constituting Shared Collateral.
Each of the First Lien Secured Parties agrees that it will not (and will waive any right to) question or contest or support any other Person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, allowability, validity, attachment or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of the First Lien Pari Passu Intercreditor Agreement; provided that nothing in the First Lien Pari Passu Intercreditor Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any Authorized Representative to enforce the First Lien Pari Passu Intercreditor Agreement.
No Interference; Payment Over; Exculpatory Provisions
Each First Lien Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any First Lien Obligations of any series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of the First Lien Pari Passu Intercreditor Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of any Shared Collateral by the Controlling Collateral Agent, (iii) except as provided above, it will have no right to (A) direct the Controlling Collateral Agent or any other First Lien Secured Party to exercise, and shall not exercise, any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Controlling Collateral Agent or any other First Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Controlling Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Controlling Collateral Agent, any Applicable Authorized Representative or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Collateral Agent, such Applicable Authorized Representative or other First Lien

Secured Party with respect to any Shared Collateral in accordance with the provisions of the First Lien Pari Passu Intercreditor Agreement, (v) if not the Controlling Collateral Agent, it will not seek, and will waive any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Shared Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of the First Lien Pari Passu Intercreditor Agreement; provided that nothing in the First Lien Pari Passu Intercreditor Agreement shall be construed to prevent or impair the rights of any of the Controlling Collateral Agent or any other First Lien Secured Party to enforce the First Lien Pari Passu Intercreditor Agreement.
Each First Lien Secured Party agrees that if it shall obtain possession of any Shared Collateral or shall realize any Proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any insolvency or liquidation proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the discharge of each series of First Lien Obligations, then it shall hold such Shared Collateral, Proceeds or payment in trust for the other First Lien Secured Parties having a security interest in such Shared Collateral and promptly transfer such Shared Collateral, Proceeds or payment, as the case may be, to the Controlling Collateral Agent, to be distributed in accordance with the provisions described under “— Priority of Claims.”
Automatic Release of Liens
If, at any time the Controlling Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any insolvency or liquidation proceeding is pending at the time) the Liens in favor of each other Collateral Agent for the benefit of each series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Controlling Collateral Agent on such Shared Collateral are released and discharged; provided that any Proceeds of any Shared Collateral realized therefrom shall be allocated and applied in accordance with the provisions described under “— Priority of Claims.”
Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings
The First Lien Pari Passu Intercreditor Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other bankruptcy law by or against the Grantors or any of their respective subsidiaries.
If any Guarantor becomes subject to any bankruptcy case and, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code (in each case, or under any equivalent provision of any other applicable bankruptcy law), each First Lien Secured Party (other than any Controlling Secured Party or the Authorized Representative of any Controlling Secured Party) will agree not to object to any such financing or to the Liens on the Shared Collateral securing the same (the “DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Controlling Collateral Agent or any Controlling Secured Party with respect to such Shared Collateral opposes or objects to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth in the First Lien Pari Passu Intercreditor Agreement), in each case so long as:
(i)
the First Lien Secured Parties of each series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the bankruptcy case;

(ii)
the First Lien Secured Parties of each series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral (in each case, except to the extent a Lien on additional collateral is granted to one series in consideration of Collateral of such series that is not Shared Collateral for a series that does not receive a Lien on such additional collateral), with the same priority vis-à-vis the First Lien Secured Parties as set forth in the First Lien Pari Passu Intercreditor Agreement;

(iii)
if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied in accordance with the provisions described under “— Priority of Claims” (in each case, except to the extent a payment is made to one series in consideration of Collateral of such series that is not Shared Collateral for a series that does not receive such payment); and

(iv)
if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied in accordance with the provisions described under “— Priority of Claims” (in each case, except to the extent such adequate protection is granted to one series in consideration of Collateral of such series that is not Shared Collateral for a series that does not receive such adequate protection);

provided that the First Lien Secured Parties of each series will have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such series or its Authorized Representative that will not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection will not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties (other than as a provider of DIP Financing) in connection with a DIP Financing or use of cash collateral.
Reinstatement
In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of the First Lien Pari Passu Intercreditor Agreement shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.
Insurance and Condemnation Awards
As between the First Lien Secured Parties, the Controlling Collateral Agent (acting at the direction of the Applicable Authorized Representative) shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.
Refinancings
The First Lien Obligations of any series may be refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any First Lien Document) of any First Lien Secured Party of any other series, all without affecting the priorities provided for under the First Lien Pari Passu Intercreditor Agreement or the other provisions of the First Lien Pari Passu Intercreditor Agreement; provided that the Authorized Representative and Collateral Agent of the holders of any such refinancing indebtedness shall have executed a joinder agreement on behalf of the holders of such refinancing indebtedness.
Amendments to First Lien Security Documents
Without the prior written consent of each other Collateral Agent, each Collateral Agent will agree that no First Lien Security Document may be amended, restated, supplemented or otherwise modified or entered into to the extent such amendment, restatement, supplement or modification, or the terms of any new First Lien Security Document, would contravene any of the terms of the First Lien Pari Passu Intercreditor Agreement.
Authority of the Collateral Agent
Nothing in the First Lien Pari Passu Intercreditor Agreement will be construed to impose any fiduciary or other duty on any Controlling Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct any Controlling Collateral Agent, except that each Controlling Collateral Agent will be obligated to distribute proceeds of any Shared Collateral in accordance with the provisions described under “— Priority of Claims.” Each Non-Controlling Secured Party will acknowledge and agree that the Controlling Collateral Agent will be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided in the First Lien Pari Passu Intercreditor Agreement and in the First Lien Security Documents, as applicable, pursuant to which the Controlling Collateral Agent is the collateral agent for such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the First Lien Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party will agree that none of the Controlling Collateral Agent, the Applicable Authorized Representative or any other First Lien Secured Party will have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of Proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties shall waive any claim it may now or hereafter have against any Collateral Agent or the Authorized Representative of any other series of First Lien Obligations or any other First Lien Secured Party of any other series arising out of (i) any actions in accordance with the First Lien Pari Passu Intercreditor Agreement which any Collateral Agent, Authorized Representative or the First Lien Secured Parties take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election in accordance with the First Lien Pari Passu Intercreditor Agreement by any Applicable Authorized Representative or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to the provisions described under “— Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings,” any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other bankruptcy law, by the Guarantors or any of their respective subsidiaries, as debtor-in-possession. Notwithstanding any other provision of the First Lien Pari Passu Intercreditor Agreement, the Controlling Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of First Lien Obligations for whom such Collateral constitutes Shared Collateral.
Appointment
Each of the First Lien Secured Parties will irrevocably appoint and authorize the Controlling Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Controlling Collateral Agent by the terms of any applicable First Lien Pari Passu Intercreditor Agreement then in effect, together with such powers and discretion as are reasonably incidental thereto. Each of the First Lien Secured Parties will also authorize the Controlling Collateral Agent, at the request and expense of the Guarantors, to if applicable, execute and deliver any junior intercreditor agreement in the capacity as “First Lien Representative,” or the equivalent agent, however referred to for the First Lien Secured Parties under such agreement and authorizes the Controlling Collateral Agent, in accordance with the provisions of the

First Lien Pari Passu Intercreditor Agreement, to take such actions on its behalf and to exercise such powers as are delegated to, or otherwise given to, the “First Lien Representative” by the terms of such junior intercreditor agreement, together with such powers and discretion as are reasonably incidental thereto. In addition, each of the First Lien Secured Parties, and each Collateral Agent, will agree to provide such cooperation and assistance as may be reasonably requested by the Controlling Collateral Agent, at the expense of the Guarantors, to facilitate and effect actions taken or intended to be taken by the Controlling Collateral Agent as described in this paragraph, such cooperation to include execution and delivery of notices, instruments and other documents as are reasonably deemed necessary by the Controlling Collateral Agent to effect such actions, and joining in any action, motion or proceeding initiated by the Controlling Collateral Agent for such purposes.
Other First Lien Obligations
Any Guarantor may incur additional indebtedness after the Issue Date that is permitted by the Indenture and any Additional First Lien Documents to be incurred and secured on an equal and ratable basis by the Liens securing the First Lien Obligations (such indebtedness referred to as “Additional First Lien Indebtedness”). Any such Additional First Lien Indebtedness, together with obligations relating thereto, may be secured by such Liens if and subject to the condition that the trustee, administrative agent or similar representative for the holders of such Additional First Lien Indebtedness (each, an “Additional First Lien Representative”), and the collateral agent, collateral trustee or similar representative for the holders of such Additional First Lien Indebtedness (each, including the Notes Collateral Agent, an “Additional First Lien Indebtedness Collateral Agent”), in each case acting on behalf of the holders of such Additional First Lien Indebtedness, become a party to the First Lien Pari Passu Intercreditor Agreement by satisfying the conditions set forth in the First Lien Pari Passu Intercreditor Agreement.
Additional Grantors
Each Grantor will agree that it will ensure that each of its subsidiaries that is or is to become a party to any First Lien Document and which grants or purports to grant a lien on any of its assets will confirm that it is a Grantor under the First Lien Pari Passu Intercreditor Agreement pursuant to a joinder agreement to the First Lien Pari Passu Intercreditor Agreement that is executed and delivered by such subsidiary prior to or concurrently with its execution and delivery of such First Lien Document.
Description of Junior Lien Intercreditor Agreement
No Additional Secured Obligations consisting of Junior Lien Indebtedness (such Obligations, “Junior Lien Obligations”) will exist on the Issue Date. Subject to compliance with the covenant described under the caption “Certain Covenants — Limitation on Incurrence of Indebtedness” and “Certain Covenants — Liens,” the Guarantors may incur Indebtedness secured by a Lien on Collateral that is junior to the Liens securing the EchoStar Notes on the Issue Date. To the extent, but only to the extent, permitted by the provisions of the First Lien Documents and the Second Lien Documents, the Guarantors may incur, issue and sell or guarantee one or more series or classes of Additional First Lien Indebtedness and/or one or more series or classes of Indebtedness secured by a junior lien (such indebtedness referred to as “Second Lien Indebtedness”).
Any such series or class of Second Lien Indebtedness may be secured by a junior Lien on the Collateral, in each case under and pursuant to the relevant Second Lien Security Documents for such series of Second Lien Indebtedness, if and subject to the condition that that the trustee, the collateral agent administrative agent or similar representative for the holders of such Second Lien Indebtedness (each, a “Second Lien Representative”) becomes a party to an intercreditor agreement (the “Junior Lien Intercreditor Agreement”) with the Notes Collateral Agent substantially in the form of an exhibit to be attached to the Indenture, with any such amendments as may be approved by the Controlling Collateral Agent (acting at the direction of the Applicable Authorized Representative). The Applicable Authorized Representative under the First Lien Pari Passu Intercreditor Agreement will act on behalf of the holders of the First Lien Obligations pursuant to the Junior Lien Intercreditor Agreement. Although the holders of the EchoStar Notes will not be party to any Junior Lien Intercreditor Agreement on the Issue Date, by their acceptance of the EchoStar Notes, (x) they will be deemed to have (i) authorized and instructed the Notes Collateral Agent to enter into the Junior Lien Intercreditor Agreement on behalf of the Trustee and the holders of the EchoStar Notes and (ii) agreed to be bound thereby upon execution thereof by the Notes Collateral Agent and (y) the Notes Collateral Agent will enter into any such Junior Lien Intercreditor Agreements upon having received instruction to do so.
The Junior Lien Intercreditor Agreement (i) will clarify the respective rights of the holders of the First Lien Obligations and the holders of such Second Lien Obligations with respect to the Collateral that is subject to Liens in favor of the holders of the EchoStar Notes (and the Guarantors’ other First Lien Obligations) and to Liens in favor of the holders of such Second Lien Obligations and (ii) shall be binding on the holders of the First Lien Obligations and the holders of such Second Lien Indebtedness. The Junior Lien Intercreditor Agreement will contain certain provisions governing the relationships between or among the parties subject thereto, including, among other things the following:
The Junior Lien Intercreditor Agreement will provide, among other things, that (1) Liens on the Collateral securing the Second Lien Indebtedness will be junior to the Liens in favor of the Notes Collateral Agent securing the obligations under the EchoStar Notes, the Guarantees, the Indenture, the Notes Security Documents and other First Lien Obligations, and, consequently, holders of the EchoStar Notes and other First Lien Obligations will be entitled to receive the proceeds from any disposition of any Collateral prior to holders of any Second Lien Indebtedness and (2) certain procedures set forth in the Junior Lien Intercreditor Agreement for enforcing the Liens in respect of the Collateral will be required to be followed.
Pursuant to the terms of the Junior Lien Intercreditor Agreement, prior to the discharge of all Liens securing the EchoStar Notes and the other First Lien Obligations, the Controlling Collateral Agent will determine the time and method by which the security interest in the Collateral will be enforced, in accordance with the First Lien Pari Passu Intercreditor Agreement. The agents for the Second Lien Indebtedness, except as provided in the next paragraph or as necessary in any insolvency or liquidation proceeding to file a claim or statement of interest with respect to such Second Lien Indebtedness, will not be permitted to enforce the security interest on the Collateral or certain other rights related to the Second Lien Indebtedness even if an event of default under such Second Lien Indebtedness has occurred or such Second Lien Indebtedness has been accelerated.
The agents for any Second Lien Indebtedness may exercise rights and remedies with respect to the Liens on the Collateral from and after 180 days has elapsed since the later of (a) the date on which a Second Lien Representative declared the existence of any “Event of Default” under (and as defined in) any Second Lien Document and demanded the repayment of all of the principal amount of any Second Lien Obligations thereunder and (b) the date on which the Controlling Collateral Agent received notice from such Second Lien Representative of such declarations of such Event of Default and demand for payment (the “Standstill Period”) (provided, that such 180-day Standstill Period shall be tolled at any time when the Controlling Collateral Agent or the applicable First Lien Secured Parties (1) have commenced and are diligently pursuing any enforcement with respect to any or all of the Collateral or (2) at any time the Grantor which has granted a security interest in any Collateral is then a debtor in any insolvency or liquidation proceeding) the Second Lien Representative may exercise or seek to exercise any rights or remedies (including setoff) with respect to any Collateral in respect of any Second Lien Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure).
Certain Definitions
“Additional First Lien Documents” means, with respect to any series of Additional First Lien Indebtedness, the notes, indentures, credit agreements, security documents and other operative agreements evidencing or governing such indebtedness and liens securing such indebtedness, including the Additional First Lien Security Documents and each other agreement entered into for the purpose of securing any series of Additional First Lien Indebtedness; provided that, in each case, the indebtedness has been designated as Additional First Lien Indebtedness as described in “— Description of the First Lien Pari Passu Intercreditor Agreement — Other First Lien Obligations.”
“Additional First Lien Obligations” means (a) all amounts owing pursuant to the terms of any Additional First Lien Document, including, without limitation, all amounts in respect of any principal, premium, interest (including any interest, fees and expenses accruing subsequent to the commencement of a bankruptcy case at the rate provided for in the respective Additional First Lien Document, whether or not such interest, fees and expenses is an allowed or allowable claim under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts, (b) any secured Hedging Obligations secured under the Additional First Lien Security Documents securing the related series of Additional First Lien Obligations, (c) any secured Cash Management Obligations secured under the Additional First Lien Security Documents securing the related series of Additional First Lien Obligations and (d) any renewals or extensions of the foregoing that are not prohibited by each Additional First Lien Document and the Indenture.
“Additional First Lien Secured Parties” means the holders of any Additional First Lien Obligations and any Authorized Representative or Collateral Agent with respect thereto.
“Additional First Lien Security Documents” means any collateral agreement, security agreement or any other document now existing or entered into after the Issue Date that create Liens on any assets or properties of any Grantor to secure any Additional First Lien Obligations.
“Applicable Authorized Representative” means with respect to any Shared Collateral, the Authorized Representative of the series of First Lien Obligations that constitutes the largest outstanding aggregate principal amount of any then outstanding series of First Lien Obligations with respect to such Shared Collateral.
“Collateral Agent” means (i) in the case of any Obligations under the EchoStar Notes, the Notes Collateral Agent and (ii) in the case of any other series of Additional First Lien Obligations that become subject to the First Lien Pari Passu Intercreditor Agreement after the Issue Date, the Additional First Lien Indebtedness Collateral Agent for such series named in the applicable joinder agreement to the First Lien Pari Passu Intercreditor Agreement.
“Controlling Collateral Agent” means, with respect to any Shared Collateral, the Collateral Agent for the series of First Lien Obligations that constitutes the largest outstanding aggregate principal amount of any then outstanding series of First Lien Obligations with respect to such Shared Collateral (acting on the instructions of the Applicable Authorized Representative).
“Controlling Secured Parties” means, with respect to any Shared Collateral, the series of First Lien Secured Parties representing the largest outstanding aggregate principal amount of any then outstanding series of First Lien Obligations with respect to such Shared Collateral.
“First Lien” means a first-priority perfected security interest in the Collateral.
“First Lien Documents” means the First Lien Notes Documents and any Additional First Lien Documents.
“First Lien Notes Documents” means the Indenture, the EchoStar Notes, the Notes Security Documents and other operative agreements evidencing or governing the Indebtedness thereunder, and the Liens securing such Indebtedness, including any agreement entered into for the purpose of securing the First Lien Notes Obligations.
“First Lien Notes Obligations” means Obligations in respect of the EchoStar Notes, the Indenture, the Guarantees and the Notes Security Documents.
“First Lien Obligations” means, collectively, (1) First Lien Notes Obligations and (2) to the extent permitted under the Indenture, the First Lien Pari Passu Intercreditor Agreement and the Junior Lien Intercreditor Agreement, Additional First Lien Obligations.
“First Lien Secured Parties” means (i) the Notes Secured Parties and (ii) the Additional First Lien Secured Parties with respect to each series of Additional First Lien Obligations.
“First Lien Security Documents” means, collectively, (i) the Notes Security Documents and (ii) the Additional First Lien Security Documents.
“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Collateral.
“Notes Secured Parties” means the Notes Collateral Agent, the Trustee and the holders of the First Lien Notes Obligations incurred pursuant to the Indenture and the Notes Security Documents.
“Notes Security Documents” means, collectively, the First Lien Pari Passu Intercreditor Agreement, any Junior Lien Intercreditor Agreement, any security agreement or other instrument or document executed and delivered to secure the First Lien Notes Obligations or to govern the lien priorities of the holders of Liens on the Collateral, each for the benefit of the Notes Collateral Agent, as amended, amended and restated, modified, renewed or replaced from time to time.
“Obligations” means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, provincial, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness; provided, that any of the foregoing (other than principal and interest) shall no longer constitute “Obligations” after payment in full of such principal and interest except to the extent such obligations are fully liquidated and non-contingent on or prior to such payment in full; provided, further, that Obligations with respect to the EchoStar Notes shall not include fees, reimbursements or indemnifications in favor of any third parties other than the Trustee and the Notes Collateral Agent.
“Second Lien Documents” means, with respect to any series of Second Lien Indebtedness, the notes, indentures, credit agreements, security documents and other operative agreements evidencing or governing such indebtedness and liens securing such indebtedness, including the Second Lien Security Documents and each other agreement entered into for the purpose of securing any series of Second Lien Indebtedness; provided that, in each case, the indebtedness thereunder has been designated as Second Lien Indebtedness.
“Second Lien Obligations” means, to the extent permitted under the Indenture, the First Lien Pari Passu Intercreditor Agreement and any Junior Lien Intercreditor Agreement, any obligations under a Second Lien Document secured by a second priority security interest in the Collateral.
“Second Lien Security Documents” means any collateral agreement, security agreement or any other document now existing or entered into after the Issue Date that create Liens on any assets or properties of any Grantor to secure any Second Lien Obligations.
“Shared Collateral” means, at any time, Collateral in which the holders (or their Collateral Agent) of two or more series of First Lien Obligations hold a valid and perfected security interest at such time. If more than two series of First Lien Obligations are outstanding at any time and the holders of less than all series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those series of First Lien Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any series which does not have a valid and perfected security interest in such Collateral at such time.

DESCRIPTION OF THE ECHOSTAR NOTES
You can find the definitions of certain of the capitalized terms used in this description under the subheading “— Certain Definitions.” In this description, the term the “Company” refers only to EchoStar Corporation and not to any of its subsidiaries.
The EchoStar Notes will be issued under an indenture to be dated as of the Issue Date (the “Indenture”) among the Company, the Guarantors and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Notes Collateral Agent”). The terms of the EchoStar Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The EchoStar Notes will be unsecured obligations of the Company. The Notes Guarantees will be secured by the collateral described below under the caption “— Security”.
The following description is a summary of the material provisions of the Indenture, the EchoStar Notes and the Security Documents. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of those agreements. We urge you to read those agreements because they, and not this description, define your rights as a holder of the EchoStar Notes. We have filed copies of the Indenture and certain of the Security Documents as exhibits to the registration statement which includes this prospectus.
The registered holder of an EchoStar Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.
Principal, Maturity and Interest
The Company will issue EchoStar Notes on the Issue Date pursuant to the exchange offers. The Company may issue additional EchoStar Notes under the Indenture from time to time, subject to the limitations set forth under “— Certain Covenants — Limitation on Incurrence of Indebtedness” and “— Certain Covenants — Liens”. The EchoStar Notes offered hereby and any additional EchoStar Notes subsequently issued under the Indenture will be secured equally and ratably by a first-priority Lien on the Collateral and will be treated as a single class for all purposes under the Indenture and the Security Documents; provided that if additional EchoStar Notes are not fungible with the EchoStar Notes issued hereby for U.S. federal income tax purposes in the reasonable judgment of the Company, the additional EchoStar Notes will be issued with a separate CUSIP, ISIN code or common code, as applicable, from the EchoStar Notes issued hereby. The EchoStar Notes will mature on March 15, 2030.
Interest on the EchoStar Notes will accrue at a rate of 10.00% per annum and will be payable semiannually in arrears in cash on March 15 and September 15 of each year, commencing September 15, 2024, or if any such day is not a Business Day on the next succeeding Business Day, to holders of record on the immediately preceding March 1 and September 1, respectively. Interest on the EchoStar Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance and will be computed on the basis of a 360-day year of twelve 30-day months.
The EchoStar Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof.
Principal, interest and premium, if any, on the EchoStar Notes will be payable at the Company’s office or agency maintained for such purpose or, at the Company’s option, payment of interest may be made by check mailed to the holders of the EchoStar Notes at their respective addresses set forth in the register of holders thereof. Until otherwise designated by us, the Company’s office or agency will be the office of the Trustee maintained for such purpose.
Notes Guarantees
The EchoStar Notes will be jointly and severally guaranteed on a senior secured basis by the Company’s Subsidiaries that on or after the Issue Date: (1) hold any Spectrum Assets (each, a “Spectrum Assets Guarantor”) or (2) directly own any Equity Interests in any Spectrum Assets Guarantor (each, an “Equity Pledge Guarantor” and, together with each Spectrum Assets Guarantor, the “Guarantors”). As of the Issue

Date, (a) the only Spectrum Assets Guarantor will be DBSD Corporation (the “Initial Spectrum Assets Guarantor”) and (b) the only Equity Pledge Guarantor will be DBSD Services Limited (the “Initial Equity Pledge Guarantor”).
The obligations of each Guarantor under its Notes Guarantee will be limited as necessary to prevent such Notes Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See “Risk Factors — Risks Related to the EchoStar Notes — The guarantees of the EchoStar Notes by the Guarantors may be subject to challenge.”
A Notes Guarantee of a Guarantor will be automatically discharged and released:
(1)
with respect to a Spectrum Assets Guarantor and the Equity Pledge Guarantor that holds the Capital Stock of such Spectrum Assets Guarantor, upon the sale or other disposition of all of the Capital Stock of such Spectrum Assets Guarantor or all or substantially all of the assets of such Spectrum Assets Guarantor (including by way of merger or consolidation) to a Person other than Guarantor, if such sale or disposition does not violate the provisions set forth under the caption “— Asset Sales”;

(2)
upon payment in full of the EchoStar Notes together with accrued and unpaid interest thereon and payment and performance of all other obligations (other than contingent obligations that survive termination) of the Company and the Guarantors under the EchoStar Notes Documents;

(3)
upon Legal Defeasance or Covenant Defeasance as set forth under the caption “— Legal Defeasance and Covenant Defeasance” or upon satisfaction and discharge of the Indenture as set forth under the caption “— Satisfaction and Discharge”;

(4)
upon the liquidation or dissolution of such Guarantor in compliance with the applicable provisions of the Indenture; or

(5)
as set forth under the caption “— Amendment, Supplement and Waiver.”

Upon any release of a Guarantor from its Notes Guarantee, such Guarantor will be automatically and unconditionally released from its obligations under the Security Documents.
Ranking
The EchoStar Notes will be:
•
general unsecured obligations of the Company;

•
pari passu in right of payment with the Company’s other existing and future senior Indebtedness;

•
effectively subordinated to the Company’s existing and future secured Indebtedness to the extent of the value of any collateral securing such Indebtedness;

•
senior in right of payment to any of the Company’s existing and future Indebtedness that is expressly subordinated in right of payment to the EchoStar Notes; and

•
unconditionally guaranteed by each Guarantor.

The Notes Guarantee of each Spectrum Assets Guarantor will be:
•
a general secured obligation of such Spectrum Assets Guarantor;

•
secured equally and ratably on a first-priority basis, subject to any First Lien Intercreditor Agreement entered into with respect to any other First Lien Obligations of such Equity Pledge Guarantor, by a Lien on the Spectrum Assets and substantially all other assets owned by such Spectrum Assets Guarantor, subject to certain exceptions;

•
effectively senior, to the extent of the value of any Collateral owned by such Spectrum Assets Guarantor, to such Spectrum Assets Guarantor’s existing and future Second Lien Indebtedness (subject to any Second Lien Intercreditor Agreement) and unsecured Indebtedness;

•
pari passu in right of payment with such Spectrum Assets Guarantor’s other existing and future senior Indebtedness; and

•
senior in right of payment to any of such Spectrum Assets Guarantor’s existing and future Indebtedness that is expressly subordinated in right of payment to such Spectrum Assets Guarantor’s Notes Guarantee.

The Notes Guarantee of each Equity Pledge Guarantor will be:
•
a general secured obligation of such Equity Pledge Guarantor;

•
secured equally and ratably on a first-priority basis, subject to any First Lien Intercreditor Agreement entered into with respect to any other First Lien Obligations of such Equity Pledge Guarantor, by a Lien on any Equity Interests held by such Equity Pledge Guarantor in any Spectrum Assets Guarantor, subject to certain exceptions;

•
effectively senior, to the extent of the value of any Collateral owned by such Equity Pledge Guarantor, to such Equity Pledge Guarantor’s existing and future Second Lien Indebtedness (subject to any Second Lien Intercreditor Agreement) and unsecured Indebtedness;

•
pari passu in right of payment with such Equity Pledge Guarantor’s other existing and future senior Indebtedness; and

•
senior in right of payment to any of such Equity Pledge Guarantor’s existing and future Indebtedness that is expressly subordinated in right of payment to such Equity Pledge Guarantor’s Notes Guarantee.

The Indenture will permit the Guarantors to incur certain Indebtedness in the future, including Indebtedness that may be equally and ratably secured by a first-priority Lien on the Collateral. In addition, the Indenture will not prohibit the Company form incurring Indebtedness in the future, including secured Indebtedness, and will not prohibit the Company’s Subsidiaries that are not Guarantors from incurring additional Indebtedness in the future. See “Risk Factors — Risks Related to the EchoStar Notes and the Collateral — We have substantial debt outstanding and may incur additional debt.” and “Risk Factors — Risks Related to the EchoStar Notes and the Collateral — The EchoStar Indenture contains limited restrictions on our ability to take actions and operate its business and will only provide limited protection against actions we may take that could adversely impact your investment in the EchoStar Notes.”
Security
Except for Excluded Assets (as defined below), (1) the Notes Guarantee of a Spectrum Assets Guarantor will be secured equally and ratably on a first-priority basis, subject to any First Lien Intercreditor Agreement entered into with respect to any other First Lien Obligations of such Spectrum Assets Guarantor, with all other First Lien Obligations of such Spectrum Assets Guarantor, by a Lien on the Spectrum Assets and substantially all other assets owned by such Spectrum Assets Guarantor, subject to certain exceptions, and (2) the Notes Guarantee of an Equity Pledge Guarantor will be secured equally and ratably on a first-priority basis, subject to any First Lien Intercreditor Agreement entered into with respect to any other First Lien Obligations of such Equity Pledge Guarantor, with all other First Lien Obligations of such Equity Pledge Guarantor, by a Lien on any Capital Stock held by such Equity Pledge Guarantor in any Spectrum Assets Guarantor, subject to certain exceptions (the collateral described in clauses (1) and (2) above, and in each case, except for any Excluded Assets, are referred to herein as the “Collateral”).
As of the Issue Date, (a) the only material assets of the Initial Spectrum Assets Guarantor will be Spectrum Assets and (b) the only material assets of the Initial Equity Pledge Guarantor will be Equity Interests in the Initial Spectrum Assets Guarantor.

The Collateral will not include any of the following assets (“Excluded Assets”):
(1)
any permit or license issued by a governmental authority or otherwise (other than any FCC Licenses) or any agreement, in each case, only to the extent and for so long as: (a) the terms of such permit, license or agreement or any requirement of law applicable thereto prohibit the creation of a security interest in such permit, license or agreement in favor of the Notes Collateral Agent, (b) the terms of such permit, license or agreement require any consent not obtained thereunder in order to create a security interest therein or (c) the creation of a security interest in such permit, license or agreement would constitute or result in the abandonment, invalidation or unenforceability of such permit, license or agreement or breach of, termination of or default under such permit, license or agreement, in each case pursuant to the terms thereof (in each case, after giving effect to the Uniform Commercial Code or any other applicable law (including the Bankruptcy Code) or principles of equity);

(2)
any property or asset to the extent and for so long as the grant of a security interest in such property or asset is prohibited by any applicable law, requires a consent not obtained of any governmental authority pursuant to applicable law (other than any FCC Licenses) or requires any other consent pursuant to applicable law not obtained in order to create a security interest therein (in each case, after giving effect to the Uniform Commercial Code or any other applicable law (including the Bankruptcy Code) or principles of equity);

(3)
commercial tort claims and chattel paper (in each case other than to the extent that a security interest therein can be perfected by the filing of a financing statement under the Uniform Commercial Code);

(4)
(x) all leasehold interests in real property and (y) any parcel of real estate and the improvements thereto owned in fee; and

(5)
those assets as to which (a) the Company or any Guarantor reasonably determines in writing that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the secured parties of the security to be afforded thereby or (b) would result in materially adverse tax consequences to the Company or any Guarantor as reasonably determined by the Company or any Guarantor in consultation with the Notes Collateral Agent.

The Collateral will be pledged pursuant to the Equity Pledge Agreement, the Security Agreement and any other grants or transfers for security executed and delivered to the Notes Collateral Agent creating a Lien in favor of the Notes Collateral Agent from time to time for the benefit of the Trustee and the holders of the EchoStar Notes.
Although the Notes Collateral Agent will not be party to any Intercreditor Agreement on the Issue Date, by their acceptance of the EchoStar Notes, (x) they will be deemed to have (i) authorized and instructed the Notes Collateral Agent to enter into the applicable Intercreditor Agreements on behalf of the Trustee and the holders and (ii) agreed to be bound thereby upon execution thereof by the Notes Collateral Agent and (y) the Notes Collateral Agent will enter into any such applicable Intercreditor Agreements upon having received instruction from the Company to do so.
So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions, the Guarantors will be entitled to exercise any voting and other consensual rights pertaining to all Capital Stock pledged pursuant to the Security Documents and to remain in possession and retain exclusive control over the Collateral (other than as set forth in the Security Documents), to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income thereon. The Security Documents will, however, generally require any Capital Stock constituting Collateral be delivered to the Notes Collateral Agent (to the extent any such Capital Stock is certificated subject to certain exceptions agreed to in the Security Documents. The Security Documents will not require any Person to obtain control agreements on deposit accounts, securities accounts or collateral accounts in favor of the Notes Collateral Agent and, except to the extent a security interest can be perfected by filing a UCC-1, the Security Documents will not require any pledge any of assets specifically requiring perfection through control, control agreements or other control arrangements (other than delivery of certificated Capital Stock to the extent required above).

Upon the occurrence and during the continuance of an Event of Default, to the extent permitted by law and subject to the provisions of the Security Documents (including notice requirements set forth in the Security Documents):
(1)
all of the rights of the Guarantors to exercise voting or other consensual rights with respect to all Capital Stock included in the Collateral shall cease, and all such rights shall become vested in the Notes Collateral Agent, which, to the extent permitted by law, shall have the sole right to exercise such voting and other consensual rights; and

(2)
the Notes Collateral Agent may take possession of and sell the Collateral or any part thereof in accordance with the terms of applicable law and the Security Documents.

The Security Documents will provide that, if an Event of Default has occurred and is continuing, the Notes Collateral Agent will only be permitted, subject to applicable law and to any Intercreditor Agreement, to exercise remedies and sell the Collateral at the direction of the holders of a majority in the aggregate principal amount of the EchoStar Notes.
Release of Collateral
The Liens on the Collateral securing the Notes Guarantees will automatically and without the need for any further action by any Person be released:
(1)
in whole, upon:

(a)
payment in full of the EchoStar Notes together with accrued and unpaid interest thereon and performance of all other obligations (other than contingent obligations that survive termination) of the Guarantors under the Security Documents; or

(b)
Legal Defeasance or Covenant Defeasance as set forth under the caption “— Legal Defeasance and Covenant Defeasance” or upon satisfaction and discharge of the Indenture as set forth under the caption “— Satisfaction and Discharge”;

(2)
with respect to the property and assets of any Guarantor constituting Collateral, upon the release of such Guarantor from its Notes Guarantee in accordance with the terms of the Indenture;

(3)
as to any Collateral that is sold, leased, assigned, transferred, conveyed or otherwise disposed of to a Person other than a Guarantor in a transaction that at the time of such sale or disposition does not violate the provisions set forth under the caption “— Asset Sales”;

(4)
as to all or any portion of the Collateral that is sold, leased, assigned, conveyed transferred or otherwise disposed of pursuant to a Restricted Payment that does not violate the provisions set forth under the caption “— Certain Covenants — Restricted Payments”;

(5)
in whole or in part, with the consent of holders of the requisite aggregate principal amount of EchoStar Notes set forth under the caption “— Amendment, Supplement and Waiver”;

(6)
if and to the extent required by any Intercreditor Agreement; or

(7)
with respect to any assets that become Excluded Assets, upon such assets becoming Excluded Assets in a transaction that does not violate the terms of the Indenture.

The Company will comply with Section 314(a)(1) of the TIA.
To the extent applicable, the Company will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an officer of the Company except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected. Notwithstanding anything to the contrary in this paragraph, neither the Company nor the Guarantors will be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable the released Collateral.
Transfer and Exchange
A holder may transfer or exchange EchoStar Notes in accordance with the provisions of the Indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of EchoStar Notes. Holders will be required to pay all taxes due on transfer. The Company will not be required to transfer or exchange any note selected for redemption. Also, the Company will not be required to transfer or exchange any note for a period of 15 days before a selection of EchoStar Notes to be redeemed.
Optional Redemption
Except as described in the following two paragraphs and in the final paragraph set forth under the caption “— Change of Control Offer”, the EchoStar Notes are not redeemable at the Company’s option prior to maturity. The Company may concurrently redeem EchoStar Notes under more than one of the following provisions and may redeem EchoStar Notes under one or more of the following provisions pursuant to a single notice of redemption, and any such notice may provide for redemptions under different provisions with different redemption dates.
The Company may redeem the EchoStar Notes, in whole or in part, at any time or from time to time, prior to March 15, 2026, upon not less than 10 and not more than 60 days’ notice, with the net cash proceeds of any capital contributions to the Company or one or more public or private sales of Equity Interests (other than Disqualified Stock) of the Company (other than proceeds from a sale to any of its Subsidiaries or any employee benefit plan in which the Company or any of its Subsidiaries participates) at a redemption price equal to 100% of the principal amount of the EchoStar Notes redeemed, together with accrued and unpaid interest to such redemption date, subject to the rights of holders of EchoStar Notes on the relevant record date to receive interest on the relevant interest payment date.
The Company may redeem the EchoStar Notes, in whole or in part, at any time or from time to time, upon not less than 10 and not more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount of EchoStar Notes to be redeemed) set forth below, together with accrued and unpaid interest, to such applicable redemption date, if redeemed during the periods indicated below, subject to the rights of holders of EchoStar Notes on the relevant record date to receive interest on the relevant interest payment date:
Period	Percentage
From and including March 15, 2024 to but excluding March 15, 2025	103.000%
From and including March 15, 2025 to but excluding March 15, 2026	102.000%
From and including March 15, 2026 to but excluding March 15, 2027	101.000%
From and including March 15, 2027 and thereafter	100.000%
Mandatory Redemption
The Company will not be required to make mandatory redemption or sinking fund payments with respect to the EchoStar Notes.
Selection and Notice
If less than all of the EchoStar Notes are to be redeemed at any time, the Trustee will select EchoStar Notes for redemption on a pro rata basis to the extent practicable or pursuant to such other method as the Trustee deems fair and appropriate; provided that no EchoStar Notes with a principal amount of $2,000 or less shall be redeemed in part. Notice of a redemption shall be mailed by first-class mail at least 10 but not more than 60 days before the redemption date to each holder of EchoStar Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the EchoStar Notes or the satisfaction and discharge of the Indenture. If any EchoStar Note is to be redeemed in part only, the notice of redemption that relates to such EchoStar Note shall state the portion of the principal amount thereof to be redeemed. A new EchoStar Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original EchoStar Note. On and after the redemption date, if the Company does not default in the payment of the redemption price, interest will cease to accrue on EchoStar Notes or portions thereof called for redemption.
Any redemption notice may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent. If such redemption is subject to the satisfaction of one of more conditions precedent, such notice shall state that, in the Company’s sole discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), such redemption may not occur and such notice may be rescinded in the event that any or all of such conditions shall not have been satisfied or waived by the Company (in the Company’s sole discretion) by the redemption date, or by the redemption date so delayed.
Change of Control Offer
Upon the occurrence of a Change of Control Event, the Company will be required to make an offer (a “Change of Control Offer”) to each holder of EchoStar Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s EchoStar Notes at a purchase price equal to 101% of the aggregate principal amount repurchased, together with accrued and unpaid interest thereon to the date of repurchase (the “Change of Control Payment”), subject to the rights of holders of EchoStar Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Event, the Company shall mail a notice to each holder stating:
(1)
that the Change of Control Offer is being made pursuant to the covenant entitled “Change of Control Offer”;

(2)
the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days after the date such notice is mailed (the “Change of Control Payment Date”);

(3)
that any EchoStar Notes not tendered will continue to accrue interest in accordance with the terms of the Indenture;

(4)
that, unless the Company defaults in the payment of the Change of Control Payment, all EchoStar Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)
that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second business day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the holder, the principal amount of EchoStar Notes delivered for purchase, and a statement that such holder is withdrawing its election to have such EchoStar Notes purchased;

(6)
that holders whose EchoStar Notes are being purchased only in part will be issued new EchoStar Notes equal in principal amount to the unpurchased portion of the EchoStar Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and

(7)
any other information material to such holder’s decision to tender EchoStar Notes.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the EchoStar Notes required in the event of a Change of Control Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

On the Change of Control Payment Date, the Company will, to the extent lawful:
(1)
accept for payment all EchoStar Notes or portions of EchoStar Notes properly tendered pursuant to the Change of Control Offer;

(2)
deposit with the paying agent an amount equal to the Change of Control Payment in respect of all EchoStar Notes or portions of EchoStar Notes properly tendered; and

(3)
deliver or cause to be delivered to the trustee the EchoStar Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of EchoStar Notes or portions of EchoStar Notes being purchased by the Company.

Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made, and such Change of Control Offer is otherwise made in compliance with the provisions of this covenant.
The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all EchoStar Notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption for all outstanding EchoStar Notes has been given pursuant to the Indenture as described above under the caption “— Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.
Except as described above with respect to a Change of Control Event, the Indenture will not contain any provisions that would permit the holders of any of the EchoStar Notes to require that the Company repurchase or redeem any EchoStar Notes in the event of a takeover, recapitalization or similar transaction.
In the event that holders of at least 90.0% of the aggregate principal amount of the outstanding EchoStar Notes accept a Change of Control Offer and the Company (or the third party making the Change of Control Offer as described above) purchases all of the EchoStar Notes held by such holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the EchoStar Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the EchoStar Notes that remain outstanding, to, but not including, the applicable redemption date (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date).
Asset Sales
No Guarantor will in a single transaction or a series of related transactions, sell, lease, assign, transfer, convey or otherwise dispose of any Collateral owned by such Guarantor (each of the forgoing, an “Asset Sale”); provided that the following shall not be deemed an Asset Sale:
(1)
the sale, lease, assigment, transfer, conveyance or other disposition of any Collateral, so long as, on a pro forma basis for such sale, lease, conveyance or other disposition, the First Lien LTV Ratio is not greater than 0.40 to 1.00;

(2)
the sale, lease, assignment, transfer, conveyance or other disposition of any Collateral between or among the Company and the Guarantors; provided that the applicable Guarantor shall have executed any and all documents, financing statements, agreements and instruments, and taken all further action that may be required under applicable law (to the extent required under the Indenture and/or the Security Documents), or that the Notes Collateral Agent may reasonably request, in order to grant and perfect a first-priority Lien in such Collateral for the benefit of the EchoStar Notes;

(3)
the sale, lease, assignment, transfer, conveyance or other disposition of any Collateral (“Transferred Assets”); provided that the Guarantor shall (a) receive as consideration for or in connection with any such sale, lease, assignment, transfer, conveyance or disposition, (i) FCC Licenses or (ii) Capital

Stock of a Person that becomes a wholly-owned Subsidiary of a Guarantor and the sole assets of which are FCC Licenses, in either case that have a fair market value (without duplication and as determined by the Company in good faith) at least equal to the fair market value (as determined by the Company in good faith) of the Transferred Assets (the “Replacement Collateral”) and (b) the applicable Guarantor shall have executed any and all documents, financing statements, agreements and instruments, and taken all further action that may be required under applicable law (to the extent required under the Indenture and/or the Security Documents), or that the Notes Collateral Agent may reasonably request, in order to grant and perfect a first-priority Liens in such FCC Licenses or Capital Stock for the benefit of the holders of the EchoStar Notes;
(4)
the sale, lease, assignment, transfer, conveyance or other disposition of Collateral; provided that the aggregate fair market value (determined at the time of any such sale, lease, assignment, transfer or other disposition by the Company or a Guarantor in good faith) of all Collateral sold, leased, assigned, transferred, conveyed or disposed of pursuant to this clause (4) (without duplication) does not exceed $250.0 million;

(5)
any sale, lease, assignment, transfer, conveyance, license or other disposition of any Spectrum Assets in connection with the commercialization or utilization of wireless spectrum licenses;

(6)
the sale or other disposition of cash or Cash Equivalents;

(7)
a Restricted Payment that does not violate the covenant described under the caption “— Certain Covenants — Restricted Payments”

(8)
a disposition resulting from any condemnation or other taking, or temporary or permanent requisition of, any property or asset, any interest therein or right appurtenant thereto, in each case, as the result of the exercise of any right of condemnation or eminent domain, including any sale or other transfer to a governmental authority in lieu of, or in anticipation of, any of the foregoing events; and

(9)
any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Guarantor, including in connection with any merger or consolidation.

Within 365 days after receipt of any Net Proceeds:
(a)
the Company may apply such Net Proceeds to prepay, repay or purchase First Lien Indebtedness; provided that if the Company applies any such Net Proceeds to the prepayment, repayment or purchase First Lien Indebtedness other than the EchoStar Notes, the Company will use a pro rata portion of such Net Proceeds to (1) reduce the outstanding principal amount of Notes by either (A) redeeming EchoStar Notes pursuant to the provisions set forth under the caption “— Optional Redemption” and/or (B) purchasing EchoStar Notes through open-market repurchases and/or (2) make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders of EchoStar Notes to purchase their EchoStar Notes at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for repurchase of such Notes pursuant to such offer; or

(b)
the Company or any Guarantor may purchase Replacement Collateral; provided that (i) the Company or such Guarantor, as applicable, shall have executed all documents, financing statements, agreements and instruments, and taken all further action that may be required under applicable law (to the extent required under the Indenture and/or the Security Documents), or that the Notes Collateral Agent may reasonably request in order to grant and perfect a first-priority Lien in such Collateral for the benefit of the EchoStar Notes (ii) a binding commitment shall be treated as a permanent application of the Net Proceeds from the date of such commitment so long as such commitment is entered into with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days after such 365-day period (an “Acceptable Commitment”), it being understood that if an Acceptable Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then all such Net Proceeds not so applied shall constitute Excess Proceeds (as defined below).

Any Net Proceeds that are not applied as provided and within the time period set forth in this covenant shall constitute “Excess Proceeds.” Within 20 Business Days after the aggregate amount of Excess Proceeds exceeds $100.0 million, the Company shall make an offer to all holders of the EchoStar Notes and, if required by the terms of any other First Lien Indebtedness, such First Lien Indebtedness (an “Asset Sale Offer”) to purchase the maximum principal amount of EchoStar Notes and other First Lien Indebtedness that may be purchased with the Excess Proceeds at a price in the case of the EchoStar Notes in cash equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date of purchase, subject to the rights of holders of EchoStar Notes on the relevant record date to receive interest on the relevant interest payment date, in accordance with the procedures set forth in the Indenture and, if applicable, the documents governing the other First Lien Indebtedness. The Company may satisfy the foregoing obligation with respect to such Net Proceeds from an Asset Sale by making an Asset Sale Offer in advance of being required to do so by the Indenture (an “Advance Offer”) with respect to all or part of the available Net Proceeds (the “Advance Portion”).
To the extent that the purchase price for EchoStar Notes and First Lien Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion), Company or any Guarantor may use any remaining Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion) for any purpose not prohibited by the Indenture. If the purchase price for EchoStar Notes and other First Lien Indebtedness tendered into (or required to be prepaid or redeemed in connection with) an Asset Sale Offer exceeds the amount of Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion), the Company shall select the EchoStar Notes and other First Lien Indebtedness to be purchased on a pro rata basis based on the aggregate principal amount of the Notes and such other First Lien Indebtedness tendered or required to be prepaid or redeemed, with adjustments as necessary so that no EchoStar Notes will be repurchased in an unauthorized denomination; provided, that no EchoStar Notes of $2,000 or less shall be repurchased in part. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero (regardless of whether there are any remaining Excess Proceeds upon such completion), and in the case of an Advance Offer, the Advance Portion shall be excluded in subsequent calculations of Excess Proceeds.
The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of EchoStar Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.
Certain Covenants
Restricted Payments
None of the Guarantors shall, directly or indirectly:
(1)
declare or pay any dividend or make any distribution of Collateral to any Person other than a Guarantor;

(2)
use any Collateral to purchase, redeem or otherwise acquire for value any Equity Interests of an Equity Pledge Guarantor or any direct or indirect parent of an Equity Pledge Guarantor; or

(3)
make any Investment of Collateral, other than an Investment in a Guarantor

(each a “Restricted Payment”) unless, on a pro forma basis for any such dividend, distribution or other transaction and any substantially concurrent transaction, the First Lien LTV Ratio shall not be greater than 0.40 to 1.00.
Limitation on Incurrence of Indebtedness
None of the Guarantors shall, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, “incur”) any Indebtedness; provided, however, that notwithstanding the foregoing, any Guarantor may incur:

(1)
Indebtedness represented by the EchoStar Notes issued on the Issue Date, the Notes Guarantees thereof, the Indenture and the Security Documents;

(2)
First Lien Indebtedness (other than the EchoStar Notes issued on the Issue Date); provided that (a) immediately after giving effect to such First Lien Indebtedness, the First Lien LTV Ratio shall not be greater than 0.40 to 1.00 and (b) unless such First Lien Indebtedness is in the form of EchoStar Notes issued under the Indenture, the Authorized Representative for such First Lien Indebtedness shall have entered into the First Lien Intercreditor Agreement as a First Lien Representative;

(3)
Indebtedness; provided that (a) immediately after giving effect to such Indebtedness, the LTV Ratio shall not be greater than 0.60 to 1.00 and (b) if such Indebtedness is secured by a Lien on any Collateral, the Authorized Representative for such Second Lien Indebtedness shall have entered into the Second Lien Intercreditor Agreement as a Second Lien Representative;

(4)
Indebtedness between and among the Guarantors;

(5)
Indebtedness existing as of the Issue Date (other than the EchoStar Notes issued on the Issue Date);

(6)
the incurrence by any Guarantor of Indebtedness issued in exchange for, or the proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness in whole or in part Indebtedness incurred under clauses (1), (2), (3) above or this clause (6) (“Refinancing Indebtedness”); provided, however, that:

(a)
the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(b)
the Refinancing Indebtedness shall have a final maturity equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity, respectively, of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(c)
(i) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is First Lien Indebtedness and such Refinancing Indebtedness is secured by a Lien on the Collateral, the Authorized Representative for such Refinancing Indebtedness shall have entered into the First Lien Intercreditor Agreement as a First Lien Representative or the Second Lien Intercreditor Agreement as a Second Lien Representative, as applicable, (ii) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is Second Lien Indebtedness, such Refinancing Indebtedness and such Refinancing Indebtedness is secured by a Lien on the Collateral, the Authorized Representative for such Refinancing Indebtedness shall have entered into the Second Lien Intercreditor Agreement as a Second Lien Representative and (iii) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is not secured by a Lien on any Collateral, such Refinancing Indebtedness is not secured by a Lien on any Collateral; and

(7)
the guarantee by any Guarantor of Indebtedness of a Guarantor that was permitted to be incurred by another provision of this covenant.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one clause in the paragraph above, such Indebtedness may be divided, classified or reclassified at the time of incurrence thereof or at any later time (in whole or in part) in any manner that complies with this covenant and such item of Indebtedness may be incurred partially under one clause and partially under one or more other clauses.
The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
Liens
No Guarantor shall, directly or indirectly, create, incur, assume or suffer to exist any Lien on any Collateral securing Indebtedness, other than Liens securing First Lien Indebtedness and Second Lien Indebtedness incurred in compliance with the covenant set forth under the caption “— Certain Covenants — Limitation on Incurrence of Indebtedness”.
Additional Guarantees and Collateral
If any Guarantor transfers or causes to be transferred, in one transaction or a series of related transactions, Collateral (other than any Collateral that is released from the Lien securing the EchoStar Notes pursuant to the provisions of the Indenture or the Security Documents) to or any of the Company’s Subsidiaries that is not a Guarantor, then:
(1)
if the transfer is to a Subsidiary of the Company other than a Guarantor, the Company shall cause such Subsidiary, within 30 days (or such longer period as the Notes Collateral Agent may reasonably agree) after such transfer, to become a Guarantor by executing and delivering to the Trustee a supplemental indenture substantially in the form attached to the Indenture pursuant to which such Subsidiary shall unconditionally guarantee all of the Company’s obligations under the EchoStar Notes on the terms set forth in the Indenture and, to the extent requested by the Trustee, deliver to the Trustee an opinion of counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly authorized, executed and delivered by, and is a valid and binding obligation of, such Subsidiary; and

(2)
with respect to any such transfer, the Company shall, or shall cause such Subsidiary, within 30 days (or such longer period as the Notes Collateral Agent may reasonably agree) after such transfer, to execute and deliver such Security Documents or supplements to the Security Documents and any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law (to the extent required under the Indenture or the Security Documents), or that the Notes Collateral Agent may reasonably request, in order to grant and perfect a first-priority Lien in the Collateral for the benefit of holders of the EchoStar Notes.

Merger, Consolidation or Sale of Assets
None of the Company nor any Guarantor shall consolidate or merge with or into another Person (whether or not the Company or such Guarantor is the surviving entity), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person other than the Company or another Guarantor (other than a sale, assignment, transfer, conveyance or disposition of Collateral not prohibited by the Indenture or Collateral that is or has been released from the Lien securing the EchoStar Notes pursuant to the provisions of the Indenture or the Security Documents) unless:
(1)
the Company or such Guarantor, as applicable, is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor, as applicable) or to which such sale, assignment, transfer, conveyance or other disposition has been made is (i) a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia or (ii) a limited liability company or partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)
the person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor, as applicable) or the person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company or such Guarantor, as applicable, under the Indenture, the EchoStar Notes and the Security Documents pursuant to agreements reasonably satisfactory to the Trustee and the Notes Collateral Agent, as applicable; and
(3)
immediately after such transaction, no Default or Event of Default exists.

Transactions with Affiliates
None of the Guarantors shall enter into any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless:
(a)
such Affiliate Transaction is on terms that are no less favorable to such Guarantor than those that would have been obtained in a comparable transaction by such Guarantor with an unrelated person; and

(b)
if such Affiliate Transaction involves aggregate payments in excess of $250.0 million, such Affiliate Transaction has either (i) been approved by a majority of the disinterested members of the Company’s or the applicable Guarantor’s Board of Directors or (ii) if there are no disinterested members of the Company’s or the applicable Guarantor’s Board of Directors, such Guarantor has obtained the favorable opinion of an independent expert as to the fairness of such Affiliate Transaction to the relevant Guarantor, as the case may be, from a financial point of view, and the Guarantor delivers to the Trustee no later than ten Business Days following a request from the Trustee a resolution of the Company’s or such Guarantor’s Board of Directors set forth in an officers’ certificate certifying that such Affiliate Transaction has been so approved and complies with clause (a) above;

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:
(1)
transactions between or among the Company and the Guarantors;

(2)
Restricted Payments that do not violate the provisions of the Indenture set forth under the caption “— Restricted Payments”;

(3)
any transactions pursuant to agreements in effect on the Issue Date and any modifications, extensions or renewals thereof that are no less favorable to the Guarantor than such agreement as in effect on the Issue Date;

(4)
transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of any Guarantor;

(5)
transactions not prohibited by clause (3) of the first paragraph of the covenants set forth under the heading “— Asset Sales”;

(6)
transactions with respect to any sale, lease, conveyance, license or other disposition of any Spectrum Assets in connection with the commercialization or utilization of wireless spectrum licenses;

(7)
overhead and other ordinary-course allocations of costs and services on a reasonable basis so long as such arrangements are comparable to arrangements made on an arm’s length basis;

(8)
allocations of tax liabilities and other tax-related items among the Guarantors and its Affiliates (including pursuant to a tax sharing agreement or arrangement) based principally upon the financial income, taxable income, credits and other amounts directly related to the respective parties, to the extent that the share of such liabilities and other items allocable to the Guarantors and its Subsidiaries shall not exceed the amount that such Persons would have been responsible for as a direct taxpayer;

(9)
so long as it complies with clause (a) of the first paragraph of this covenant, the provision of backhaul, uplink, transmission, billing, customer service, programming acquisition and other ordinary course services by the Company or any of Guarantor to Satellite Communications Operating Corporation and to Transponder Encryption Services Corporation on a basis consistent with past practice;
(10)
arrangements or agreements entered into in the ordinary course of business providing for the acquisition or provision of goods and services;

(11)
any shared services agreements between or among the Company, the Company’s Subsidiaries that are not Guarantors and the Guarantors on terms not materially less favorable taken as a whole (a) as might reasonably have been obtained at such time from an unaffiliated party in the reasonable determination of a senior financial officer of the Company or any Guarantor or (b) than any such agreement between or among the Company and its Subsidiaries that are not Guarantors;

(12)
transactions with the Company or any of its controlled Affiliates that have been approved by a majority of the members of the Company’s Board of Directors or a special committee thereof consisting solely of members of the Company’s Board of Directors who are not directors, officers or employees of the Company or any of its controlled Affiliates; and

(13)
amendments, modifications, renewals or replacements from time to time of any of the contracts, arrangements, services or other matters referred to or contemplated by any of the foregoing items; provided that any such amendments, modifications, renewals or replacements shall not be on terms materially less advantageous to the Guarantors.

After-Acquired Collateral and Future Assurances
The Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law (to the extent required under the Indenture and/or the Security Documents), or that the Notes Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents in the Collateral. In addition, from time to time, the Guarantors will reasonably promptly (and in no event later than 90 days) secure the obligations under the Indenture and the Security Documents by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to the Collateral.
Reports
In the event (i) the Company is no longer subject to the reporting requirements of Sections 13(a) and 15(d) under the Exchange Act and (ii) any EchoStar Notes are outstanding, the Company will furnish to the holders of the EchoStar Notes, within 15 days after the time periods specified in the SEC’s rules and regulations applicable to a large accelerated filer, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company was required to file such forms, and, with respect to the annual information only, a report thereon by its independent registered public accounting firm.
Investment Grade Rating
If on any date following the issuance of the EchoStar Notes, the EchoStar Notes receive an Investment Grade rating from both Rating Agencies and no Default or Event of Default has occurred and is continuing, then beginning on that date and continuing at all times thereafter regardless of any subsequent changes in the rating of those EchoStar Notes, the provisions of the Indenture summarized under the following captions will no longer be applicable to the EchoStar Notes (collectively, the “Fall Away Covenants”):
(1)
“— Asset Sales”;

(2)
“— Certain Covenants — Restricted Payments”;

(3)
“— Certain Covenants — Limitation on Incurrence of Indebtedness”; and

(4)
“— Certain Covenants — Transactions with Affiliates”.

In addition to the foregoing, during any period in which the EchoStar Notes have an Investment Grade rating from one of the Rating Agencies and no Default or Event of Default has occurred and is continuing, the Fall Away Covenants will not apply to the EchoStar Notes. Upon the termination or suspension of the Fall Away Covenants under either of the two preceding paragraphs, the amount of Excess Proceeds for purposes of an Asset Sale Offer as described under “— Asset Sales” shall be set at zero.
Limited Condition Transactions
With respect to (1) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and any (2) the consummation of any other transaction (any transaction described in clauses (1) or (2), a “Limited Condition Transaction”), in each case for purposes of determining:
(a)
whether any Indebtedness that is being incurred or issued in connection with such Limited Condition Transaction is permitted to be incurred under the covenant set for under the caption “— Certain Covenants — Limitation on Incurrence of Indebtedness”;

(b)
whether any Lien being incurred in connection with such Limited Condition Transaction or to secure any such Indebtedness is permitted to be incurred under the covenant set for under the caption “— Certain Covenants — Liens”;

(c)
whether any other transaction undertaken or proposed to be undertaken in connection with such Limited Condition Transaction complies with the covenants or agreements contained in the Indenture, the EchoStar Notes or the Security Documents;

(d)
any calculation of the First Lien LTV Ratio or the LTV Ratio or any of the elements thereof; or

(e)
whether a Default or Event of Default exists in connection with the foregoing,

at the option of the Company or Guarantor, as applicable, (i) the date that the definitive agreement (or other relevant definitive documentation) for such Limited Condition Transaction is entered into, (ii) the time that binding commitments to provide any Indebtedness contemplated or incurred in connection therewith are provided or at the time such Indebtedness is incurred or (iii) the time of the consummation of the relevant Limited Condition Transaction (the “Transaction Agreement Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate, and if the Company or Guarantor could have taken such action on the relevant Transaction Agreement Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with. If the Company or any Guarantor elects to use the Transaction Agreement Date as the applicable date of determination in accordance with the foregoing, (A) such election may not be revoked, (B) any fluctuation or change in the First Lien LTV Ratio or LTV Ratio or assets to be acquired subsequent to the Transaction Agreement Date and prior to the consummation of such Limited Condition Transaction, will not be taken into account for purposes of determining whether any Investment, Restricted Payment, Indebtedness, Lien or Asset Sale that is being made, incurred or issued in connection with such Limited Condition Transaction is permitted to be made, incurred or issued or in connection with compliance by the Company or any of the Guarantors with any other provision of the Indenture, the EchoStar Notes, any Security Document or any other action or transaction undertaken in connection with such Limited Condition Transaction and (C) until such Limited Condition Transaction is consummated or the definitive agreements related thereto are terminated or the relevant notice is revoked, such Limited Condition Transaction and all transactions proposed to be undertaken in connection therewith will be given pro forma effect when determining compliance of other transactions that are consummated after the Transaction Agreement Date and on or prior to the consummation of such Limited Condition Transaction and any such transactions will be deemed to have occurred on the Transaction Agreement Date and outstanding thereafter for purposes of calculating any baskets or ratios under the Indenture after the date of such agreement and before the consummation of such Limited Condition Transaction (or, if earlier, the date on which the definitive agreements related thereto are terminated or the relevant notice is revoked).
In addition, for purposes of the Indenture, compliance with any requirement relating to absence of Default or Event of Default may be determined as of the Transaction Agreement Date and not as of any later date as would otherwise be required under this Indenture.

Events of Default
Each of the following shall constitute an event of default (each, an “Event of Default”):
(1)
default for 30 days in the payment when due of interest on the EchoStar Notes;

(2)
default in payment when due (at maturity, upon redemption or otherwise) of principal of, or premium, if any, on the EchoStar Notes;

(3)
failure to comply with the provisions described under “— Merger, Consolidation or Sale of Assets”;

(4)
failure by the Company or any of the Guarantors for 60 days after notice to the Company by the Trustee or the holders of at least 30% in aggregate principal amount of the EchoStar Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture;

(5)
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any Guarantor (or the payment of which is guaranteed by the Company or any Guarantor), which default:

(a)
is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a “Payment Default”); or

(b)
results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250.0 million or more; provided that no Default or Event of Default will be deemed to occur with respect to any Indebtedness that is paid or retired (or for which such failure to pay or acceleration is waived or rescinded within 20 Business Days);
(6)
failure by the Company or any of Guarantor to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $250.0 million, which judgments are not being converted on good faith or are not stayed within 60 days after their entry;

(7)
any Notes Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Notes Guarantee;

(8)
the Company or any of the Guarantors which is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of creditors;

(9)
a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or of the Guarantors which is a Significant Subsidiary in an involuntary case; (ii) appoints a custodian of the Company or any of the Guarantors which is a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or (iii) orders the liquidation of the Company or any of the Guarantors which is a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 consecutive days; and

(10)
in each case with respect to any Collateral having a fair market value in excess of $250.0 million individually or in the aggregate (without duplication), any of the Security Documents at any time for any reason is declared null and void, or shall cease to be effective in all material respects to give the Notes Collateral Agent the perfected Liens with the priority purported to be created thereby subject to no other Liens (in each case, other than as expressly permitted by the Indenture and the applicable Security Documents or by reason of the termination of the Indenture or the applicable

Security Document in accordance with its terms), which declaration or cessation is not rescinded, stayed, or waived by the persons having such authority pursuant to the Indenture or the Security Documents or otherwise cured within 30 days after the Company receives written notice thereof specifying such occurrence from the Trustee, the Notes Collateral Agent or the holders of at least 30% of the outstanding principal amount of the EchoStar Notes.
In the case of an Event of Default arising from the events of bankruptcy or insolvency with respect to the Company or any Guarantor described in clause (8) or (9) above, all outstanding EchoStar Notes will become due and payable without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 30% in principal amount then outstanding of the EchoStar Notes may declare all the EchoStar Notes to be due and payable immediately.
However, notwithstanding the foregoing, a Default under clause (4), (5), (6) or (10) described above, will not constitute an Event of Default until the Trustee or the holders of at least 30% in aggregate principal amount of the outstanding EchoStar Notes notify the Company of the Default and, with respect to clauses (4), (5), (6) or (10), such Default is not cured within the time specified in clause (4), (5), (6) or (10) described above after receipt of such notice; provided that a notice of Default may not be given with respect to any action taken, and reported publicly or to holders, more than two years prior to such notice of Default. Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more holders (each a “Directing Holder”) must be accompanied by a written representation from each such holder delivered to the Company and the Trustee that such holder is not (or, in the case such holder is DTC or its nominee, that such holder is being instructed solely by Beneficial Owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the EchoStar Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Noteholder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the Beneficial Owner of the EchoStar Notes in lieu of DTC or its nominee and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.
Any time period in the Indenture to cure any actual or alleged Default or Event of Default may be extended or stayed by a court of competent jurisdiction to the extent such actual or alleged Default or Event of Default is the subject of litigation.
Subject to certain limitations, holders of a majority in principal amount of the then outstanding EchoStar Notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of such EchoStar Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such holders’ interest.
Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of EchoStar Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no holder of a note may pursue any remedy with respect to the Indenture or the EchoStar Notes unless:
(1)
such holder has previously given the Trustee notice that an Event of Default is continuing;

(2)
holders of at least 30% in aggregate principal amount of the then outstanding EchoStar Notes have requested the Trustee to pursue the remedy;

(3)
such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)
the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)
holders of a majority in aggregate principal amount of the then outstanding EchoStar Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount then outstanding of the EchoStar Notes, by notice to the Trustee, may on behalf of the holders of all of the EchoStar Notes rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the EchoStar Notes.
The Company is required to deliver to the Trustee, in its capacity as trustee of the Indenture, annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default thereunder to deliver to the Trustee a statement specifying such Default or Event of Default.
All powers of the Trustee and Notes Collateral Agent under the Indenture and the Security Documents, in its capacity as Trustee and Notes Collateral Agent, will be subject to applicable provisions of the Communications Act, including without limitation, the requirements of prior approval for de facto or de jure transfer of control or assignment of Title III licenses.
No Personal Liability of Directors, Owners, Employees, Incorporator and Stockholders
No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Indenture, the EchoStar Notes, the Notes Guarantees or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of EchoStar Notes by accepting an EchoStar Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the EchoStar Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.
Legal Defeasance and Covenant Defeasance
The Company may, at its option and at any time, elect to have all obligations discharged with respect to the EchoStar Notes and all obligations of the Guarantors discharged with respect to their Notes Guarantees (“Legal Defeasance”), except for:
(1)
the rights of holders of outstanding EchoStar Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such EchoStar Notes when such payments are due from the trust referred to below;

(2)
the Company’s obligations with respect to the EchoStar Notes concerning issuing temporary EchoStar Notes, registration of EchoStar Notes, mutilated, destroyed, lost or stolen EchoStar Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)
the rights, powers, trust, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4)
the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have all obligations released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the EchoStar Notes. If Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “— Events of Default” will no longer constitute an Event of Default with respect to the EchoStar Notes.
In order to exercise either Legal Defeasance or Covenant Defeasance, with respect to the EchoStar Notes:

(1)
the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the EchoStar Notes, cash in United States dollars, non-callable United States government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest on the outstanding EchoStar Notes on the stated maturity or on the applicable optional redemption date, as the case may be;

(2)
in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the IRS a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding EchoStar Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)
in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to such Trustee confirming that the holders of the EchoStar Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)
no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(5)
such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)
the Company shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the EchoStar Notes over any of its other creditors or with the intent of defeating, hindering, delaying or defrauding any of its other creditors or others; and

(7)
the Company shall have delivered to the Trustee an officers’ certificate stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance relating to the EchoStar Notes have been complied with.

Amendment, Supplement and Waiver
Except as provided in the next two paragraphs, the Indenture, the EchoStar Notes and the Security Documents may be amended or supplemented with the consent of the holders of a majority in principal amount of the EchoStar Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, EchoStar Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture, the EchoStar Notes or the Security Documents may be waived with the consent of the holders of a majority in principal amount of the EchoStar Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, EchoStar Notes).
Without the consent of each holder affected, however, an amendment, supplement or waiver may not (with respect to any EchoStar Note held by a non-consenting holder):
(1)
reduce the aggregate principal amount of EchoStar Notes whose holders must consent to an amendment, supplement or waiver;

(2)
reduce the principal of or change the fixed maturity of any EchoStar Note or reduce the premium payable upon to the redemption of such EchoStar Note;

(3)
reduce the rate of or change the time for payment of interest on any EchoStar Note;

(4)
waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the EchoStar Notes (except a rescission of acceleration of the EchoStar Notes by the holders of a majority in aggregate principal amount of the EchoStar Notes and a waiver of the payment default that resulted from such acceleration);

(5)
make any EchoStar Note payable in money other than that stated in such EchoStar Note;

(6)
make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of EchoStar Notes to receive payments of principal of or interest on the EchoStar Notes;

(7)
waive a redemption payment or mandatory redemption with respect to any EchoStar Note;

(8)
release any Guarantor from any of its obligations under its Notes Guarantee or the Indenture, except as set forth under the caption “— Notes Guarantees”; or

(9)
make any change to clauses (1) through (8) above.

In addition, without the consent of holders of at least 66-2/3% of the principal amount of the EchoStar Notes then outstanding, an amendment or a waiver may not release all or substantially all of the Collateral from the Liens of the Security Documents otherwise than in accordance with the terms of the Indenture and the Security Documents.
Notwithstanding the foregoing, without the consent of any holder of EchoStar Notes, the Company, the Guarantors, and the Trustee and the Notes Collateral Agent may amend or supplement the Indenture, the EchoStar Notes, the Notes Guarantees or the Security Documents to:
(1)
cure any ambiguity, defect or inconsistency;

(2)
to provide for uncertificated EchoStar Notes in addition to or in place of certificated EchoStar Notes;

(3)
to provide for the assumption of the obligations of the Company or any Guarantor to holders of the EchoStar Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or a Guarantor’s assets, as applicable;

(4)
to make any change that would provide any additional rights or benefits to the holders of the EchoStar Notes or that does not adversely affect the legal rights under the Indenture of any such holder;

(5)
to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

(6)
to conform the text of the Indenture, the EchoStar Notes, the Notes Guarantees or the Security Documents to any provision of this “Description of the EchoStar Notes” to the extent that such provision in this “Description of the EchoStar Notes” was intended to be a verbatim or substantially verbatim recitation of a provision of the thereof;

(7)
to enter into additional or supplemental Security Documents or provide for additional Collateral;

(8)
to allow any Guarantor to execute a supplemental indenture;

(9)
to make, complete or confirm any Notes Guarantee or any grant of Collateral permitted or required by the Indenture or any of the Security Documents;

(10)
to release Notes Guarantees or any Collateral in accordance with the terms of the Indenture and the Security Documents;

(11)
to evidence and provide for the acceptance and appointment under the Indenture of successor trustees pursuant to the requirements thereof; or

(12)
to secure any Additional Secured Obligations under the Security Documents.

Satisfaction and Discharge
The Indenture will be discharged and will cease to be of further effect as to all the EchoStar Notes issued thereunder, when:
(1)
either:

(a)
all such EchoStar Notes that have been authenticated, except lost, stolen or destroyed EchoStar Notes that have been replaced or paid and EchoStar Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b)
all such EchoStar Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the issuance of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the EchoStar Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2)
no Default or Event of Default under the Indenture has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3)
the Company or any Guarantor has paid or caused to be paid all sums payable by it with respect to the EchoStar Notes under the Indenture; and

(4)
the Company has delivered irrevocable written instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the EchoStar Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver to the Trustee an Officer’s Certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been satisfied.
Concerning the Trustee
If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.
The holders of a majority in principal amount of the then outstanding EchoStar Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture will provide that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. The Trustee will not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)
this sentence shall not limit the preceding sentence of this paragraph;

(ii)
the Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)
the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the first sentence of this paragraph.

Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of EchoStar Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
Certain Definitions
Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.
“Additional Secured Obligations” means Indebtedness of the Company or any Guarantor permitted to be incurred under “— Certain Covenants — Limitation on Incurrence of Indebtedness” and “Certain Covenants — Liens” and designated in writing by the Company as First Lien Indebtedness or Second Lien Indebtedness; provided that the Authorized Representative of such Additional Secured Obligation executes the applicable Intercreditor Agreements or a joinder thereto in the form attached thereto agreeing to be bound thereby.
“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” or “controlled by”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that no individual, other than any of the Company’s directors or officers with a policy -making function, shall be deemed an Affiliate of the Company or any of its Subsidiaries solely by reason of such individual’s employment, position or responsibilities by or with respect to the Company or any of their or the Company’s respective Subsidiaries.
“Authorized Representative” means the agent or representative acting on behalf of holders of any First Lien Indebtedness or Second Lien Indebtedness, as applicable.
“Bankruptcy Code” means title 11, United States Code, 11 U.S.C. §§ 101 et seq. (as amended, modified, or supplemented from time to time).
“Bankruptcy Law” means the Bankruptcy Code or any similar federal or state law for the relief of debtors, or affecting creditors’ rights generally.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“Board of Directors” means:
(i)
with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(ii)
with respect to a partnership, the Board of Directors of the general partner of the partnership;

(iii)
with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(iv)
with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York, New York.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.
“Cash Equivalents” means: (a) United States dollars; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than two years from the date of acquisition; (c) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; € commercial paper rated P-2, A-2 or better or the equivalent thereof by Moody’s or S&P, respectively, and in each case maturing within 12 months after the date of acquisition and (f) money market funds offered by any domestic commercial or investment bank having capital and surplus in excess of $500 million at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.
“Change of Control” means any transaction or series of related transactions the result of which is that any Person (other than the Principal or a Related Party) owns more than 50% of the total Voting Stock of the Company, measured by voting power rather than the number of shares.
“Change of Control Event” means the occurrence of a Change of Control and a Rating Decline.
“Collateral” means (1) any Spectrum Assets held by the Spectrum Assets Guarantors and other assets owned by such Spectrum Assets Guarantors subject, or purported to be subject, from time to time, to a Lien under any Security Document and (2) any Equity Interests in the Spectrum Assets Guarantor held by an Equity Pledge Guarantor and all related assets owned by such Equity Pledge Guarantor subject, or purported to be subject to, a Lien under any Security Document and (3) any assets on which a Guarantor is required to grant a Lien pursuant to the covenant described under “Certain Covenants — Additional Guarantees and Collateral”; provided that in no event shall Collateral include any Excluded Assets.
“Covered Debt Amount” means, on any date of determination, the sum of the aggregate outstanding principal amount of Indebtedness incurred by the Guarantors (without duplication), determined on a consolidated basis, as shown on the Company’s most recently available internal balance sheet after giving pro forma effect to (x) any Indebtedness has been incurred by the Guarantors on or after the date of such balance sheet, including on such date of determination, and the use of proceeds thereof and (y) any Indebtedness of the Guarantors that has been repaid (including by redemption, repayment, retirement or extinguishment) on or after the date of such balance sheet, including on such date of determination.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the EchoStar Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the EchoStar Notes and/or the creditworthiness of the Company and/or any one or more of the Guarantors (the “Performance References”).
“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the EchoStar Notes mature; provided, however, that any such Capital Stock may require the issuer of such Capital Stock to make an offer to purchase such Capital Stock upon the occurrence of certain events if the terms of such Capital Stock provide that such an offer may not be satisfied and the purchase of such Capital Stock may not be consummated until the 91st day after the EchoStar Notes have been paid in full.
“EchoStar Notes” means the EchoStar Notes to be issued under the Indenture on the Issue Date.

“EchoStar Notes Documents” means the Indenture, the EchoStar Notes, the Notes Guarantees and the Security Documents.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (including any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Pledge Agreement” means the Equity Pledge Agreement dated as of the Issue Date, between an Equity Pledge Guarantor and the Notes Collateral Agent, as amended, restated, modified, supplemented, extended or replaced from time to time.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“FCC” means the Federal Communications Commission, including without limitation a bureau or division thereof acting under delegated authority, and any substitute or successor agency.
“FCC Licenses” means licenses, authorizations and permits for wireless terrestrial service, including without limitation commercial mobile service, issued from time to time by the FCC.
“First Lien Covered Debt Amount” means, on any date of determination, the sum of the aggregate outstanding principal amount of the EchoStar Notes plus the aggregate outstanding principal amount of any other First Lien Indebtedness, determined on a consolidated basis, as shown on the Company’s most recently available internal balance sheet after giving pro forma effect to (x) any First Lien Indebtedness has been incurred on or after the date of such balance sheet, including on such date of determination, and the use of proceeds thereof and (y) any First Lien Indebtedness that has been repaid (including by redemption, repayment, retirement or extinguishment) on or after the date of such balance sheet, including on such date of determination.
“First Lien Indebtedness” means, the EchoStar Notes and any Indebtedness incurred pursuant to clause (2) of the covenant set forth under the caption set forth under the caption “— Certain Covenants — Limitation on Incurrence of Indebtedness” and any Refinancing Indebtedness incurred with respect thereto for which the applicable Authorized Representative shall have entered into the First Lien Intercreditor Agreement as a First Lien Representative.
“First Lien LTV Ratio” means, on any date of determination, the ratio of (a) the First Lien Covered Debt Amount to (b) the aggregate Value of the Collateral, without duplication.
“First Lien Obligations” means any first priority obligations permitted to be incurred under the Indenture in respect of any First Lien Indebtedness.
“First Lien Representative” means an Authorized Representative for the holders of such First Lien Indebtedness.
“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of the Indenture shall utilize GAAP as in effect on the date of the Indenture.
“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.
“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.
“Guarantor” means any entity that executes a Notes Guarantee of the obligations of the Company under the Indenture and the EchoStar Notes, and their respective successors and assigns.

“Indebtedness” means indebtedness for borrowed money.
“Independent Appraiser” means any Person that (a) is a firm of U.S. national or international standing engaged in the business of appraising FCC Licenses (as determined by the Company in good faith) or (b) if no such person described in clause (a) above is at such time generally providing appraisals of FCC Licenses (as determined by the Company in good faith) then, an independent investment banking firm of U.S. national or international standing qualified to perform such appraisal (as determined by the Company in good faith).
“Investment Grade” means, with respect to a security, that such security is rated at least BBB- or higher by S&P or Baa3 or higher by Moody’s (or, in the event of a change in ratings systems, the equivalent of such ratings by S&P or Moody’s), or the equivalent rating of another nationally recognized statistical rating organization.
“Intercreditor Agreement” means (x) a first lien intercreditor agreement substantially in the form of an exhibit attached to the Indenture among the grantors named therein, the Notes Collateral Agent and the representatives for purposes thereof for holders of one or more classes of First Lien Obligations, and/or (y) a Second Lien Intercreditor Agreement substantially in the form of an exhibit attached to the Indenture among the grantors named therein, the Notes Collateral Agent and the representatives for purposes thereof for holders of one or more classes of Junior Lien Obligations having a Lien on the Collateral ranking junior to the Lien securing the obligations under the Indenture.
“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
“Issue Date” means the first date on which any EchoStar Notes are issued under the Indenture.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).
“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.
“LTV Ratio” means, on any date of determination, the ratio of (a) the Covered Debt Amount to (b) the aggregate Value of the Collateral, without duplication.
“MHz-POPs” means with respect to any FCC License the number of megahertz of wireless spectrum covered by such FCC License multiplied by the population in the geographic area covered by such FCC License.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation.
“Net Proceeds” means the aggregate cash proceeds received in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and any reserve for adjustment in respect of the sale price of such asset or assets; provided that Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds if, when and as converted by the Guarantor to cash.

“Net Short” means, with respect to a holder or Beneficial Owner, as of a date of determination, EchoStar Notes either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its EchoStar Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company or any Guarantor immediately prior to such date of determination.
“Notes Guarantee” means a guarantee by a Guarantor of the Company’s obligations under the Indenture and the EchoStar Notes.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Principal” means Charles W. Ergen.
“Rating Agency” or “Rating Agencies” means:
(a)
S&P;

(b)
Moody’s; or

(c)
if S&P or Moody’s or both shall not make a rating of the EchoStar Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Rating Decline” means the occurrence on any date beginning on the date of the public notice by the Company or another Person seeking to effect a Change of Control of an arrangement that, in the Company good-faith judgment, is expected to result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control or abandonment of the applicable Change of Control transaction (which period shall be extended so long as the rating of the EchoStar Notes is under publicly announced consideration for possible downgrade by any Rating Agency) of a decline in the rating of the EchoStar Notes by either Rating Agency by at least one notch in the gradation of the rating scale (e.g., + or - for S&P or 1, 2 and 3 for Moody’s) from such Rating Agency’s rating of the EchoStar Notes; provided that such Rating Agency has confirmed that such decrease of rating is a solely as a result of the Change of Control.
“Related Party” means, with respect to the Principal, (a) the spouse and each immediate family member of the Principal and (b) each trust, corporation, partnership or other entity of which the Principal beneficially holds an 80% or more controlling interest.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.
“SEC” means the United States Securities and Exchange Commission.
“Second Lien Indebtedness” means any Indebtedness incurred pursuant to clause (3) of the covenant set forth under the caption set forth under the caption “— Certain Covenants — Limitation on Incurrence of Indebtedness” and any Refinancing Indebtedness incurred with respect thereto for which the Authorized Representative shall have entered into the Second Lien Intercreditor Agreement as a Second Lien Representative.
“Second Lien Representative” means an Authorized Representative for the holders of Second Lien Indebtedness.
“Security Agreement” means the Security Agreement dated as of the Issue Date, among the Spectrum Assets Guarantor and the Notes Collateral Agent, as amended, restated, modified, supplemented, extended or replaced from time to time.
“Security Documents” means the Equity Pledge Agreement, the Security Agreement, each Intercreditor Agreement, and all other pledge agreements, security agreements, deeds of trust, deeds to secure debt, pledges, collateral assignments and other agreements or instruments evidencing or creating any security interest or

Lien in favor of the Notes Collateral Agent for its benefit and the benefit of the Trustee and the holders of the EchoStar Notes in any or all of the Collateral.
“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation as in effect on the date of the Indenture.
“Spectrum Assets” means any (i) FCC Licenses with respect to AWS-4 Spectrum held by the Initial Spectrum Assets Guarantor on the Issue Date and (ii) any other FCC Licenses that from time to time constitute Collateral, in each case until any such FCC License no longer constitutes Collateral pursuant to the provisions of the Indenture and the Security Documents.
“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof).
“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.
“Value of the Collateral” means, as of any date of determination, the aggregate fair market value (without duplication) of the Collateral on such date as certified in one or more written appraisals as of a date no more than 90 days prior to such, each conducted by an Independent Appraiser.
“Voting Stock” of any Person as of any date means the Equity Interests of such Person that is at the time entitled to vote in the election of the Board of Directors of such person.
“Weighted Average Life To Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

THE PROPOSED AMENDMENTS
We are soliciting the consent of the holders of Existing Notes of the applicable series to, among other things, eliminate certain events of default and substantially all of the restrictive covenants in the applicable DISH Network Indenture, including, but not limited to, the merger covenant, which sets forth certain requirements that must be met for DISH Network to consolidate, merge or sell all or substantially all of its assets, and the reporting covenant, which requires DISH Network to provide certain periodic reports to noteholders. If the proposed amendments described below are adopted with respect to the Existing Notes, the amendments will apply to all Existing Notes not acquired in the exchange offer. Thereafter, all such Existing Notes will be governed by the applicable DISH Network Indenture as amended by the proposed amendments, which will have less restrictive terms and afford reduced protections to the holders of those securities compared to those currently in each DISH Network Indenture and the Existing Notes of the applicable series. See “Risk Factors — Risks Related to the Exchange Offer and the Consent Solicitation — The proposed amendments to each DISH Network Indenture and the Existing Notes of the applicable series will afford reduced protection to remaining holders of Existing Notes.”
The descriptions below of the provisions of each DISH Network Indenture and the Existing Notes to be eliminated or modified do not purport to be complete and are qualified in their entirety by reference to each DISH Network Indenture, the applicable form of note and the form of supplemental indenture to each DISH Network Indenture that contains the proposed amendments. A copy of the form of supplemental indenture is attached as an exhibit to the registration statement of which this prospectus forms a part.
The proposed amendments for the Existing Notes of the applicable series constitute a single proposal, and a consenting holder must consent to the proposed amendments in their entirety and may not consent selectively with respect to only certain of the proposed amendments.
Pursuant to the applicable DISH Network Indenture, the proposed amendments require the consent of the holders of a majority of the outstanding aggregate principal amount of the applicable Existing Notes. Any Existing Notes held by DISH Network or any person directly or indirectly controlling or controlled by or under direct or indirect common control with DISH Network (including us) are not considered to be “outstanding” for this purpose.
As of the date of this prospectus, the aggregate principal amount outstanding with respect to the DISH Network 2025 Notes and the DISH Network 2026 Notes was $1,957,197,000 and $2,908,801,000, respectively.
The valid tender of a holder’s Existing Notes will constitute the consent of the tendering holder to the proposed amendments in their entirety.
With respect to the applicable Existing Notes, if the Requisite Consents have been received prior to the Expiration Date, assuming all other conditions of the exchange offers and consent solicitations, including the Minimum Tender Condition, are satisfied or, where permitted, waived, as applicable, then all of the sections, provisions or definitions listed below under each DISH Network Indenture, and corresponding provisions in the applicable Existing Note, will be deleted or modified, as applicable:
•
the definition of “Significant Subsidiary” will be revised to exclude DISH DBS Corporation and its subsidiaries; and

•
the following sections or provisions will be deleted:

•
Section 4.06(a), (b) and (c)  — Rule 144A Information Requirement; Reporting;

•
Section 6.01(e) — Events of Default (failure to comply with Article 11);

•
Section 6.01(g) — Events of Default (cross defaults);

•
Section 6.01(j) — Events of Default (judgment defaults); and

•
Article 11 — Consolidation; Merger; and Sale.

Effectiveness of the Supplemental Indenture and Proposed Amendments
Subject to the consummation of the exchange offers, the supplemental indentures for the proposed amendments will be duly executed and delivered by DISH Network and the trustee and such supplemental indenture will become effective upon its execution and delivery. However, the proposed amendments to each DISH Network Indenture and the Existing Notes will not become operative until after the issuance of the EchoStar Notes on the Settlement Date.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion summarizes certain U.S. federal income tax consequences with respect to the exchange offers and the adoption of the proposed amendments, as well as the acquisition, ownership, and disposition of EchoStar Notes received pursuant to the exchange offers. This discussion is for general information only and does not consider all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of the holder’s individual circumstances or to certain types of holders subject to special tax rules, including, without limitation, banks and other financial institutions, dealers or traders in securities or currencies, insurance companies, tax-exempt entities, dealers in securities, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, U.S. expatriates or former long-term U.S. residents, traders in securities that elect to apply a mark-to-market method of accounting, persons that hold Existing Notes or will hold EchoStar Notes as part of a “straddle,” “conversion transaction,” “constructive sale,” “wash sale,” or other “integrated transaction,” U.S. Holders whose “functional currency” is not the U.S. dollar, persons that own, actually or constructively, more than 10% of EchoStar’s stock, persons subject to the alternative minimum tax, persons that are accrual method taxpayers that are required to include certain amounts in gross income no later than the date such amounts are included in an applicable financial statement pursuant to section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and S corporations, partnerships and other pass-through entities (or investors in such entities). In addition, this discussion does not address state, local or non-U.S. tax considerations, any U.S. federal tax considerations other than U.S. federal income taxation (such as estate or gift taxes) or the Medicare tax on certain investment income. This discussion applies only to holders that hold Existing Notes and will hold EchoStar Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).
This discussion is based on the Code and applicable U.S. Treasury Regulations (“Regulations”), rulings, administrative pronouncements and judicial decisions in effect as of the date hereof, all of which are subject to change, perhaps retroactively, so as to result in U.S. federal income tax considerations that are different from those discussed below. DISH Network and EchoStar have not obtained, and do not intend to obtain, a ruling from the Internal Revenue Service (the “IRS”) with respect to the U.S. federal income tax considerations described herein and, as a result, there can be no assurance that the IRS will not challenge one or more of the tax consequences described herein or that a court would not agree with the IRS.
As used herein, “U.S. Holder” means a beneficial owner of Existing Notes and/or EchoStar Notes that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (i) it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable Regulations to be treated as a United States person.

As used herein, “Non-U.S. Holder” means a beneficial owner of Existing Notes and/or EchoStar Notes that is an individual, corporation, trust or estate for U.S. federal income tax purposes and is not a U.S. Holder or any entity or arrangement treated as a partnership for U.S. federal income tax purposes.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Existing Notes and/or EchoStar Notes, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and on the activities of the partnership. Partners of partnerships holding Existing Notes and/or EchoStar Notes are urged to consult their tax advisors regarding the tax consequences to them of the exchange offers and the adoption of the proposed amendments.
The following discussion is for general information only and is not tax advice. Accordingly, U.S. Holders should consult their tax advisors as to the particular tax consequences to such holder of the exchange offers, the adoption of the proposed amendments, and the acquisition, ownership, and disposition of EchoStar Notes, including the applicability and effect of any U.S. federal, state, local, or non-U.S. tax laws and any changes in applicable tax laws.
Characterization of the EchoStar Notes
In certain circumstances (see “Description of the EchoStar Notes — Optional Redemption” and “Description of the EchoStar Notes — Change of Control Offer”), EchoStar may be obligated to redeem the EchoStar Notes prior to maturity or to pay amounts on the EchoStar Notes that are in excess of stated interest or principal on the EchoStar Notes. EchoStar intends to take the position that the possibility of those payments does not cause the EchoStar Notes to be treated as contingent payment debt instruments. EchoStar’s determination that the EchoStar Notes are not contingent payment debt instruments is binding on a holder, unless such holder discloses its contrary position in the manner required by applicable Regulations. It is possible that the IRS may take a different position, in which case, if such position is sustained, a holder might be required to accrue ordinary interest income at a higher rate than the stated interest rate and to treat as ordinary income rather than capital gain any gain realized on the taxable disposition of the Notes. The remainder of this discussion assumes that the EchoStar Notes will not be treated as contingent payment debt instruments. Holders are encouraged to consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the EchoStar Notes.
U.S. Holders
The following portion of this discussion applies only to U.S. Holders.
Tax Consequences of the Exchange Offers to Exchanging U.S. Holders of Existing Notes
The exchange of Existing Notes for EchoStar Notes pursuant to the exchange offers should be a taxable exchange for U.S. federal income tax purposes. Accordingly, a U.S. Holder should generally recognize gain or loss on the exchange in an amount equal to the difference, if any, between the amount realized on the exchange and the U.S. Holder’s adjusted tax basis in the Existing Notes surrendered in the exchange. In general, the amount realized on the exchange would be equal to the sum of the issue price of the EchoStar Notes received in the exchange, as discussed below under “— Issue Price,” and, subject to the discussion below, any cash received in lieu of fractional EchoStar Notes. Subject to the application of the market discount rules discussed below under “— Market Discount,” any such gain or loss should generally be capital gain or loss and should be long-term capital gain or loss if a U.S. Holder’s holding period in the Existing Notes exceeds one year at the time of the exchange. The deductibility of any capital loss realized on the exchange is subject to limitations. A U.S. Holder’s initial tax basis in the EchoStar Notes generally should be equal to their “issue price” (as discussed below), and the U.S. Holder’s holding period in the EchoStar Notes received should commence on the day after the exchange.
Accrued Interest
Any portion of the consideration received pursuant to the exchange offers in respect of accrued and unpaid interest on Existing Notes should be includible by a U.S. Holder in gross income as ordinary interest income to the extent not previously included in income.
Cash in Lieu of Fractional EchoStar Notes
If a U.S. Holder receives cash in lieu of fractional EchoStar Notes, the U.S. Holder should generally be treated as having received fractional EchoStar Notes corresponding to such fractional portion and then as having had those fractional EchoStar Notes redeemed for cash. Accordingly, the U.S. Holder will generally recognize capital gain or loss in an amount equal to the difference, if any, between the cash received for the fractional portion and the U.S. Holder’s tax basis in such fractional portion. A U.S. Holder’s tax basis in fractional EchoStar Notes will be determined by allocating such U.S. Holder’s tax basis in the EchoStar Notes received in exchange for Existing Notes between the EchoStar Notes actually received and the fractional portion of the EchoStar Notes deemed received upon the exchange, in accordance with their respective fair market values.

Market Discount
If a U.S. Holder acquired Existing Notes after their original issuance with market discount, any gain recognized on the exchange of those Existing Notes should be treated as ordinary income to the extent of the market discount that accrued during the U.S. Holder’s period of ownership of those Existing Notes, unless the U.S. Holder previously elected to include market discount in income as it accrues for U.S. federal income tax purposes. For these purposes, market discount is generally the excess, if any, of the stated principal amount of an Existing Note over the U.S. Holder’s initial tax basis in such Existing Note, if such excess exceeds a statutorily defined de minimis amount. U.S. Holders that acquired Existing Notes other than at original issuance should consult their tax advisors regarding the possible application of the market discount rules.
Issue Price
It is expected that the EchoStar Notes will be considered to be “traded on an established market” (within the meaning of the applicable Regulations) and that accordingly, the “issue price” of the EchoStar Notes will, subject to the sentence immediately below, generally be equal to the fair market value of such EchoStar Note on the date of the exchange.
EchoStar will make the determination of the issue price of the EchoStar Notes available to Holders within 90 days of the date of the exchange in a commercially reasonable fashion (including by electronic publication on EchoStar’s website, https://www.echostar.com/). This determination is generally binding on Holders, subject to certain exceptions.
Note-by-Note Determination
The determinations described above generally apply to a U.S. Holder’s Existing Notes on a note-by-note basis. U.S. Holders that hold different blocks of a series of Existing Notes (generally, notes of a series of Existing Notes purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.
Tax Consequences of the Proposed Amendments to Non-Exchanging U.S. Holders of Existing Notes
The U.S. federal income tax consequences to a non-exchanging U.S. Holder of the adoption of the proposed amendments will depend, in part, upon whether, for U.S. federal income tax purposes, the adoption of the proposed amendments constitutes a “significant modification” of the Existing Notes held by such U.S. Holder and, if so, whether the resulting deemed exchange (the “Deemed Exchange”) of “new” Existing Notes for “old” Existing Notes constitutes a recapitalization for U.S. federal income tax purposes.
Generally, the modification of a debt instrument is a significant modification only if, based on all the facts and circumstances, the legal rights or obligations under such instrument are modified in a manner that is “economically significant.” The applicable Regulations provide that the addition, deletion or alteration of customary accounting or financial covenants relating to a debt instrument does not give rise to a significant modification of the debt instrument. However, the Regulations do not define “customary accounting or financial covenants” and do not otherwise directly address all of the modifications of the Existing Notes that would occur upon adoption of the proposed amendments.
Because the proposed amendments will not modify, alter, or restate any of the fundamental or economic terms (including the term to maturity, interest rate, redemption dates or premiums) of any of the Existing Notes under the existing indentures, DISH Network intends to take the position that the adoption of the proposed amendments should not constitute a significant modification of the Existing Notes for U.S. federal income tax purposes. If that treatment is respected, a U.S. Holder that does not exchange Existing Notes pursuant to the exchange offers will not recognize any gain or loss with respect to their Existing Notes as a result of the adoption of the proposed amendments, and will continue to have the same adjusted tax basis, holding period and any accrued market discount with respect to those Existing Notes as the U.S. Holder had immediately before the adoption of the proposed amendments.
If, contrary to DISH Network’s intended treatment, the IRS successfully asserted that the adoption of the proposed amendments was a significant modification of the Existing Notes, the amendments would result in a fully taxable Deemed Exchange to non-exchanging U.S. Holders in the manner described under “— Tax Consequences of the Exchange Offers to Exchanging U.S. Holders of Existing Notes” unless the Deemed Exchange qualified as a recapitalization for U.S. federal income tax purposes. Non-exchanging U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of holding Existing Notes after the adoption of the proposed amendments and the possible U.S. federal income tax consequences of any Deemed Exchange thereof.
Tax Consequences of Ownership of EchoStar Notes
Stated Interest
Stated interest on EchoStar Notes generally will be includible in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.
Original Issue Discount
If the “stated redemption price at maturity” of the EchoStar Notes received by U.S. Holders in the exchange exceeds their “issue price” (as described above in “— Tax Consequences of the Exchange Offers to Exchanging U.S. Holders of Existing Notes”) by an amount equal to or more than a de minimis amount (generally 1/4 of one percent of their principal amount multiplied by the number of complete years to maturity), such EchoStar Notes will be treated as issued with OID for U.S. federal income tax purposes. For this purpose, the “stated redemption price at maturity” of a EchoStar Note generally is the sum of all amounts payable on the EchoStar Note other than payments of qualified stated interest. Qualified stated interest is generally stated interest that is unconditionally payable in cash or other property (other than additional debt instruments of the issuer) at least annually at a single fixed rate (or at certain qualifying variable rates).
A U.S. Holder generally will be required to include the OID on such EchoStar Note in gross income (as ordinary income) in accordance with a constant yield method based on daily compounding, regardless of its regular method of accounting for U.S. federal income tax purposes. As a result, U.S. Holders of EchoStar Notes will be required to include OID in income in advance of the receipt of cash attributable to such income. The amount of OID includible in income is the sum of the “daily portions” of OID with respect to the EchoStar Note for each day during the taxable year or portion thereof in which a U.S. Holder holds such EchoStar Note. A daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID that accrued in such period. The “accrual period” of a EchoStar Note may be of any length and may vary in length over the term of the EchoStar Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first or last day of an accrual period. The amount of OID that accrues with respect to any accrual period is the excess of (i) the product of the EchoStar Note’s “adjusted issue price” at the beginning of such accrual period and its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of such period, over (ii) the amount of stated interest allocable to such accrual period. The adjusted issue price of a EchoStar Note at the start of any accrual period is equal to its issue price, increased by the accrued OID for each prior accrual period. A U.S. Holder’s tax basis in a EchoStar Note will be increased by the amount included in such U.S. Holder’s income with respect to such EchoStar Note.
The rules regarding OID are complex, and the rules described above may not apply in all cases. U.S. Holders should consult their own tax advisors regarding the application of the OID rules to the EchoStar Notes received in exchange for Existing Notes pursuant to the exchange offers.
Sale, Exchange, Retirement or Other Taxable Disposition of the EchoStar Notes
Upon the sale, exchange, retirement or other taxable disposition of a EchoStar Note, a U.S. Holder will generally recognize gain or loss in an amount equal to the difference between (i) the sum of any cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest) and (ii) the U.S. Holder’s adjusted tax basis in such EchoStar Note. A U.S. Holder’s adjusted tax basis in a EchoStar Note will generally be equal to its initial tax basis in the EchoStar Note (as described above in “— Tax Consequences of the Exchange Offers to

Exchanging U.S. Holders of Existing Notes”), increased by the amount of OID, if any, previously included in income by such U.S. Holder with respect to the EchoStar Note. Any gain or loss recognized by a U.S. Holder upon the sale, exchange, retirement or other taxable disposition of a EchoStar Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for the EchoStar Note exceeds one year. The deductibility of capital losses is subject to limitations. Gain or loss will generally be treated as U.S. source gain or loss.
Information Reporting and Backup Withholding
In general, information reporting will apply in respect of the exchange of Existing Notes for EchoStar Notes and to payments of interest on (including payments in respect of accrued OID), or proceeds from the sale, exchange, retirement or other disposition of, a EchoStar Note to U.S. Holders (other than certain exempt recipients). Any such receipt, payments or proceeds that are subject to information reporting may also be subject to backup withholding, unless such U.S. Holder (i) is an exempt recipient and, when required, establishes this exemption, or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.
Backup withholding is not an additional tax. Any amounts withheld under these rules will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and, if withholding results in an overpayment of tax, may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
Non-U.S. Holders
The following portion of this discussion applies only to Non-U.S. Holders.
Tax Consequences of the Exchange Offers to Exchanging Non-U.S. Holders of Existing Notes
Subject to the discussion below under “— Information Reporting and Backup Withholding” and “— FATCA Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized on an exchange of Existing Notes for EchoStar Notes unless the gain is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States). Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences to them of the receipt of amounts attributable to accrued interest, which generally will be taxable as interest income unless such Non-U.S. Holder is eligible for the “portfolio interest exemption” of the Code, as discussed below under “— Tax Consequences of Ownership of EchoStar Notes — Interest.”
Tax Consequences of the Proposed Amendments to Non-Exchanging Non-U.S. Holders of Existing Notes
Non-U.S. Holders generally will not be subject to tax in the United States if the adoption of the proposed amendments does not result in a Deemed Exchange, as discussed above. If, contrary to DISH Network’s intended treatment, the adoption of the proposed amendments does result in a Deemed Exchange, subject to the discussion below under “— Information Reporting and Backup Withholding” and “— FATCA Withholding,” a non-exchanging Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to the adoption of the proposed amendments unless such gain is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States).
Tax Consequences of Ownership of EchoStar Notes
Interest
Subject to the discussion below under “— Backup Withholding and Information Reporting” and “— FATCA Withholding,” payments of interest and accruals of OID, if any, on the EchoStar Notes to any Non-U.S. Holder will not be subject to U.S. federal tax, including withholding tax, provided that:

•
the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of EchoStar;

•
the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to EchoStar through stock ownership;

•
such Non-U.S. Holder is not a bank whose receipt of such interest is described in Section 881(c)(3)(A) of the Code;

•
either (a) the Non-U.S. Holder certifies on IRS Form W-8BEN or W-8BEN-E (or the appropriate successor form), under penalties of perjury, that it is not a U.S. person or (b) the Non-U.S. Holder holds EchoStar Notes through certain foreign intermediaries and satisfies the certification requirements of applicable Regulations; and

•
such interest is not effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Holder.

Interest or OID that does not satisfy the foregoing exception will be subject to U.S. federal withholding tax, currently at a rate of 30%, unless:
•
such tax is eliminated or reduced under an applicable U.S. income tax treaty and the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E (or the appropriate successor form) establishing such reduction or exemption from withholding tax on interest; or

•
such interest is effectively connected with a U.S. trade or business of the Non-U.S. Holder and the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or the appropriate successor form) claiming an exemption from withholding tax on such interest, in which case such interest will be subject to the treatment discussed below under “— Income Effectively Connected with a U.S. Trade or Business.”

Sale, Exchange, Retirement or Other Taxable Disposition of the EchoStar Notes
Subject to the discussion below under “— Information Reporting and Backup Withholding” and “— FATCA Withholding,” a Non-U.S. Holder of a EchoStar Note will not be subject to U.S. federal income tax on gain recognized on the sale, exchange, retirement or other taxable disposition of such EchoStar Note, unless:
•
such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed place of business maintained by such Non-U.S. Holder within the United States), in which case such gain will be subject to the treatment discussed below under “— Income Effectively Connected with a U.S. Trade or Business”; or

•
in the case of any gain recognized by an individual Non-U.S. Holder, such Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other taxable disposition and certain other conditions are met, in which case such individual Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which the individual Non-U.S. Holder’s U.S. source capital gains exceed such individual Non-U.S. Holder’s U.S. source capital losses.

Notwithstanding the foregoing, to the extent any portion of the amount realized by a Non-U.S. Holder on a sale, exchange, retirement, or other taxable disposition of a EchoStar Note is attributable to accrued but unpaid interest, such portion will be treated as described above with respect to interest payments.
Income Effectively Connected with a U.S. Trade or Business
If a Non-U.S. Holder is engaged in the conduct of a trade or business in the United States and income (including interest) or gain on a EchoStar Note is effectively connected with the conduct of such trade or business (and, if required by an applicable income tax treaty, the income or gain is attributable to a permanent establishment or fixed place of business maintained by such Non-U.S. Holder within the United States), the Non-U.S. Holder will generally be subject to tax on such income or gain in the same manner as would apply to a U.S. Holder (see “— U.S. Holders” above), subject to an applicable U.S. income tax treaty providing otherwise.
Non-U.S. Holders whose interest or gain from dispositions of EchoStar Notes may be effectively connected with the conduct of a trade or business in the United States are urged to consult their own tax advisors with respect to the U.S. tax consequences of the acquisition, ownership and disposition of EchoStar Notes, including, with respect to corporate Non-U.S. Holders, the possible imposition of a branch profits tax, currently at a rate of 30% (or such lower rate provided by an applicable U.S. income tax treaty), upon the actual or deemed repatriation of any such effectively connected income or gain.
FATCA Withholding
Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a Non-U.S. Holder of EchoStar Notes will generally be subject to 30% U.S. withholding tax on payments of stated interest made with respect to the EchoStar Notes if the Non-U.S. Holder is (i) a “foreign financial institution” (as defined in the Code) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as defined in the Code) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding the “substantial United States owners” of such entity (if any). Withholding under FATCA will apply to the applicable payments regardless of whether the recipient is a beneficial owner or acts as an intermediary with respect to such payments. If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Non-U.S. Holders — Tax Consequences of the Exchange Offers to Exchanging Non-U.S. Holders of Existing Notes” or “— Non-U.S. Holders — Tax Consequences of Ownership of EchoStar Notes — Interest,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Although withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of EchoStar Notes, proposed U.S. Treasury regulations eliminate FATCA withholding on payments of gross proceeds. The U.S. Treasury Department has indicated that taxpayers may rely on those proposed regulations pending their finalization. Each prospective Non-U.S. Holder of EchoStar Notes should consult its own tax advisor regarding these rules, certification of exemption from FATCA withholding and whether FATCA may be relevant to the exchange offers or its ownership and disposition of EchoStar Notes.
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with the exchange of Existing Notes for EchoStar Notes and to payments of interest on (including payments in respect of accrued OID), or proceeds from the sale, exchange, retirement or other disposition of a EchoStar Note. In addition, a Non-U.S. Holder may be subject to U.S. backup withholding on payments on the EchoStar Notes or on the proceeds from a sale or other disposition of the EchoStar Notes. Compliance with the certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability, if any, and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

NOTICES TO CERTAIN NON-U.S. HOLDERS
General
No action has been or will be taken in any non-U.S. jurisdiction that would permit a public offering of the EchoStar Notes or the possession, circulation or distribution of this prospectus or any material relating to us, the DISH Network Notes or the EchoStar Notes in any jurisdiction where action for that purpose is required. Accordingly, the EchoStar Notes offered in the exchange offers may not be offered, sold or exchanged, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the exchange offers and consent solicitations may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.
This prospectus does not constitute an offer to buy or sell or a solicitation of an offer to buy or sell either DISH Network Notes or EchoStar Notes in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. The distribution of this prospectus in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus comes are required by us, the dealer manager and the exchange agent to inform themselves about, and to observe, any such restrictions. In those jurisdictions where the securities, blue sky or other laws require the exchange offers to be made by a licensed broker or dealer and the dealer manager or any of its affiliates is a licensed broker or dealer in any such jurisdiction, such exchange offers shall be deemed to be made by the dealer manager or such affiliate (as the case may be) on our behalf in such jurisdiction.
The EchoStar Notes will be issued only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. If, under the terms of the exchange offers, the aggregate principal amount of EchoStar Notes that any tendering holder is entitled to receive is not in a minimum denomination of $1,000 or an integral multiple of $1,000 in excess thereof, we will round downward the amount of the DISH Network Notes to $1,000 or the nearest integral multiple of $1,000 in excess thereof and pay the difference in cash.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
This prospectus has been prepared on the basis that any offer of the EchoStar Notes and the consent solicitations in any member state of the EEA (as defined below) will be made pursuant to an exemption under the Prospectus Regulation (as defined below) from the requirement to produce a prospectus for any offers of EchoStar Notes. This prospectus is not a prospectus for the purposes of the Prospectus Regulation. Neither any offer of the EchoStar Notes nor the consent solicitations contemplated by this prospectus will be made other than to any legal entity which is a qualified investor as defined in Article 2(e) of the Prospectus Regulation. Accordingly, any person making or intending to make any offer of the EchoStar Notes or consent solicitations within the EEA should only do so in circumstances in which no obligation arises for us to produce a prospectus for such offer. We have not authorized, nor do we authorize, the making of any offer of the EchoStar Notes or the consent solicitations through any financial intermediary.
The EchoStar Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the EchoStar Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the EchoStar Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus has been prepared on the basis that any offer of the EchoStar Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for any offer of the EchoStar Notes. This prospectus is not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
This prospectus has been prepared on the basis that any offer of the EchoStar Notes and the consent solicitations will be made pursuant to an exemption under the UK Prospectus Regulation (as defined below) from the requirement to produce a prospectus for any offers of EchoStar Notes. This prospectus is not a prospectus for the purposes of the UK Prospectus Regulation. Neither any offer of the EchoStar Notes nor consent solicitations contemplated by this prospectus will be made other than to any legal entity which is a qualified investor as defined in the UK Prospectus Regulation. Accordingly, any person making or intending to make any offer of the EchoStar Notes or consent solicitations within the United Kingdom (the “UK”) should only do so in circumstances in which no obligation arises for us to produce a prospectus for such offer. We have not authorized, nor do we authorize, the making of any offer of the EchoStar Notes or consent solicitations through any financial intermediary.
The EchoStar Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the EUWA; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the EchoStar Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the EchoStar Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus has been prepared on the basis that any offer of the EchoStar Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for any offer of the EchoStar Notes. This prospectus is not a prospectus for the purposes of the UK Prospectus Regulation.
Additional Notice to Prospective Investors in the United Kingdom
In the UK, this prospectus is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in the Prospectus Regulation as it forms part of domestic law by virtue of the UK Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Order, or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons.” In the UK, the EchoStar Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such EchoStar Notes will be engaged in only with, Relevant Persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus or its contents. The EchoStar Notes are not being offered to the public in the UK.
Notice to Prospective Investors in Hong Kong
The dealer manager (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any EchoStar Notes other than (a) to “professional investors” as defined in the Securities and

Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the EchoStar Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the EchoStar Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The EchoStar Notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the EchoStar Notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the dealer manager has represented and agreed that it has not offered or sold any EchoStar Notes or caused the EchoStar Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any EchoStar Notes or cause the EchoStar Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the EchoStar Notes, whether directly or indirectly, to any person in Singapore other than:
(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the EchoStar Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the EchoStar Notes pursuant to an offer made under Section 275 of the SFA except:
(i)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, EchoStar has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the EchoStar Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
This prospectus is not intended to constitute an offer or solicitation to purchase or invest in the EchoStar Notes. The EchoStar Notes may not be publicly offered, sold or advertised, directly or indirectly, into or from Switzerland. Neither this prospectus nor any other offering or marketing material relating to the EchoStar Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus nor any other offering or marketing material relating to the EchoStar Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in the United Arab Emirates
The EchoStar Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.
Notice to Prospective Investors in Canada
The EchoStar Notes may be offered in Canada only to investors exchanging, or deemed to be exchanging, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the EchoStar Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the dealer manager is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with the exchange offers and consent solicitations.

LEGAL MATTERS
White & Case LLP, New York, New York, will pass upon certain legal matters relating to the exchange offers and consent solicitations, including the validity of the issuance of the EchoStar Notes. Dean A. Manson, Chief Legal Officer and Secretary of EchoStar will pass upon certain legal matters relating to the exchange offers and consent solicitations. As of December 31, 2023, Mr. Manson held 8,131 shares of EchoStar Class A common stock, or less than one percent. Cahill Gordon & Reindel LLP, New York, New York, is counsel for the dealer manager in connection with the exchange offers and consent solicitations.
EXPERTS
The consolidated financial statements of EchoStar and its subsidiaries as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of DISH Network and its subsidiaries as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including EchoStar, who file electronically with the SEC. The address of that site is www.sec.gov.
You may also consult EchoStar’s website for these filings. EchoStar’s website is https://www.echostar.com. The information contained on the websites of EchoStar and the SEC (except for the filings described below) is expressly not incorporated by reference into this prospectus.
EchoStar has filed with the SEC a registration statement of which this prospectus forms a part. The registration statement, including the attached exhibits and schedules, contains additional relevant information about EchoStar. The rules and regulations of the SEC allow EchoStar to omit certain information included in the registration statement from this prospectus.
In addition, the SEC allows EchoStar to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this prospectus, except for any information that is superseded or updated by information included directly in this prospectus.
This prospectus incorporates by reference the documents listed below that EchoStar has previously filed or will file with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K). They contain important information about EchoStar, its financial condition and other matters.
•
Our Annual Report on Form 10-K for its fiscal year ended December 31, 2022, filed with the SEC on February 23, 2023, including the information specifically incorporated by reference into the Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 4, 2023;

•
our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 9, 2023;

•
our Quarterly Report on From 10-Q for the quarterly period ended June 30, 2023 filed, with the SEC on August 8, 2023;

•
our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on November 6, 2023; and

•
our Current Reports on Form 8-K filed with the SEC on January 11, 2023, March 23, 2023, April 28 2023, August 8, 2023, October 3, 2023, November 13, 2023, December 12, 2023, January 2, 2024 and January 11, 2024 (other than portions of those documents deemed to be furnished and not filed).

EchoStar also incorporating by reference the following documents filed by DISH Network with the SEC prior to the Merger:
•
DISH Network’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 23, 2023; and

•
DISH Network’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 8, 2023;

•
DISH Network’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed with the SEC on August 8, 2023; and

•
DISH Network’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 filed with the SEC on November 6, 2023.

In addition, EchoStar incorporates by reference any future filings it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K) after the date of this prospectus and prior to the Settlement Date. Such documents are considered to be a part of this prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.
You may obtain any of the documents listed above from the SEC, through the SEC’s website or from EchoStar by requesting them in writing or by telephone at the following address:
EchoStar Corporation
100 Inverness Terrace East
Englewood, Colorado 80112
Attention: Investor Relations
Telephone: (303) 706-4000
These documents are available from EchoStar without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus forms a part.
You should rely only on the information contained or incorporated by reference in this prospectus. None of EchoStar, DISH Network, the dealer manager, the information agent nor the Trustee has authorized anyone to give any information or make any representation about the exchange offers, the consent solicitations or EchoStar that is different from, or in addition to, that contained in this prospectus or in any of the materials that EchoStar has incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

EchoStar Corporation
Offers to Exchange
Any and All 0% Convertible Notes due 2025 (CUSIP/ISIN No. 25470MAF6/US2547MAF68) and
3.375% Convertible Notes due 2026 (CUSIP/ISIN No. 25470MAB5/US2547MAB54) Issued by DISH
Network Corporation
for
Up to $2,677,379,000 Aggregate Principal Amount of 10.00% Senior Secured Notes due 2030
to be Issued by EchoStar Corporation
and
Solicitation of Consents to Proposed Amendments with Respect to Existing Convertible Notes
PROSPECTUS
The exchange agent for the Exchange Offers and the Consent Solicitations is:
D.F. King & Co., Inc.
By Regular, Registered or Certified
Mail,
By Facsimile (Eligible Institutions Only): (212) 709-3328	By Overnight Courier or By Hand: D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005 Attention: Michael Horthman	For Information or Confirmation: (212) 232-3233
Any questions or requests for assistance may be directed to the dealer manager at the address and telephone numbers set forth below. Requests for additional copies of this prospectus may be directed to the information agent. Beneficial owners may also contact their custodian for assistance concerning the exchange offers and the consent solicitations.
The information agent for the Exchange Offers and the Consent Solicitations is:
D.F. King & Co., Inc.
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Call Toll-Free: (800) 967-5084
Banks and Brokers Only: (212) 269-5550
Email: DISH@dfking.com
The dealer manager and solicitation agent for the Exchange Offers and the Consent Solicitations is:
Houlihan Lokey
Houlihan Lokey
245 Park Avenue
New York, NY 10167
Attn: Liability Management Group
Tel: (888) 875-5277
Email: dish@hl.com

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers
Registrants Incorporated in Nevada
NRS 78.7502(1) allows EchoStar to indemnify any person made or threatened to be made a party to any action (except an action by or in the right of EchoStar, a “derivative action”), by reason of the fact that he is or was a director, officer, employee or agent of EchoStar, or is or was serving at the request of EchoStar as a director, officer, employee or agent of another corporation, against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in a good faith manner which he reasonably believed to be in or not opposed to the best interests of EchoStar, and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Under NRS 78.7502(2), a similar standard of care applies to derivative actions, except that indemnification is limited solely to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of the action and court approval of the indemnification is required where the person is seeking advance payment of indemnifiable expenses prior to final disposition of the proceeding in question. Under NRS 78.7502(3), decisions as to the payment of indemnification are made by a majority of the Board of Directors at a meeting at which a quorum of disinterested directors is present, or by written opinion of special legal counsel if a majority vote of a quorum consisting of disinterested directors so orders or if such a quorum cannot be obtained, or by the stockholders.
Provisions relating to liability and indemnification of officers and directors of EchoStar for acts by such officers and directors are contained in Article IX of the Articles of Incorporation of EchoStar as amended on January 25, 2008 and May 4, 2016, Exhibits 3.1 through 3.3 hereto, and Article IX of EchoStar’s Bylaws as amended on December 29, 2023, Exhibits 3.4 and 3.5 hereto, which are incorporated by reference. These provisions state, among other things, that, consistent with and to the extent permitted by the NRS and upon the decision of a disinterested majority of EchoStar’s Board of Directors, or a written opinion of outside legal counsel in case a disinterested majority vote of the Board of Directors is not available (or even if a quorum of disinterested directors is obtainable, if such a quorum so directs), or EchoStar’s stockholders, that the applicable standard of conduct has been satisfied: (1) EchoStar shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of EchoStar) by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of EchoStar, or is or was serving at the request of EchoStar as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of EchoStar, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and (2) EchoStar shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of EchoStar to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of EchoStar, or is or was serving at the request of EchoStar as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of EchoStar and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have adjudged to be liable for negligence or misconduct in the performance of his duty to EchoStar unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Registrants Incorporated in Colorado
DBSD Corporation (“DBSD”) is incorporated under the laws of the State of Colorado. The Colorado Revised Statutes and the Colorado Business Corporation Act (the “CBCA”) limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.
Section 7-109-102(1) of the CBCA permits indemnification of a director of a Colorado corporation, in the case of a third party action, if the director (a) conducted himself or herself in good faith, (b) reasonably believed that (i) in the case of conduct in his or her official capacity, his or her conduct was in the corporation’s best interest, or (ii) in all other cases, his or her conduct was not opposed to the corporation’s best interest, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Section 7-109-103 further provides for mandatory indemnification of directors and officers who are successful on the merits or otherwise in litigation.
Section 7-109-102(4) of the CBCA limits the indemnification that a corporation may provide to its directors in two key respects. A corporation may not indemnify a director in a derivative action in which the director is held liable to the corporation, or in any proceeding in which the director is held liable on the basis of his improper receipt of a personal benefit. Sections 7-109-104 of the CBCA permits a corporation to advance expenses to a director, and Section 7-109-107(1)(c) of the CBCA permits a corporation to indemnify and advance litigation expenses to officers, employees and agents who are not directors to a greater extent than directors if consistent with law and provided for by the bylaws, a resolution of directors or shareholders, or a contract between the corporation and the officer, employee or agent.
The Bylaws (the “Bylaws”) of DBSD require it to indemnify, to the extent permitted by law, and subject to certain exceptions, any person made a party to a proceeding because the person is or was a director of DBSD. The Bylaws further provide that to the full extent permitted by the General Corporation Law of the State of Colorado, the Company may purchase and maintain insurance, in such amounts and against such risks as the Board of Directors deems appropriate, on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the Corporation or who, while a director, officer, employee, fiduciary or agent of the Corporation, is or was serving at the request of the Corporation as a director, partner, officer, employee, fiduciary or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary or agent, whether or not the Corporation would have power to indemnify the person against the same liability under the provisions of the Bylaws, Articles of Incorporation or of the General Corporation Law of the State of Colorado.
Registrants Incorporated in the United Kingdom
Subject to the Companies Act, and without prejudice to any indemnity to which he or she may otherwise be entitled, members of the registrant’s board of directors and its officers shall have the benefit of the following indemnification provisions in the registrant’s memorandum and articles of association.
Members of the registrant’s board of directors or officers shall be indemnified for all losses or liabilities incurred by them in connection with their duties or powers in relation to the duties of their office or otherwise, including any liability incurred in defending any criminal or civil proceedings in which judgement is given in his or her favor. In addition, no director or other officer shall be liable for any loss or damage which may happen to or be incurred by the company in the execution of the duties in his or her office. Further, the registrant has the power to make payments towards insurance including insurance for any director, officer or auditor to protect against such liabilities.

Item 21   Exhibits and Financial Statement Schedules
Exhibit No.	Description
3.1	Articles of Incorporation of EchoStar Corporation (incorporated by reference to Exhibit 3.1 to Amendment No. 1 of EchoStar Corporation’s Form 10 filed December 12, 2007, Commission File No. 001-33807).
3.2	Amendment to the Articles of Incorporation of EchoStar Corporation (incorporated by reference to Exhibit 3.1 to EchoStar Corporation’s Current Report on Form 8-K filed January 25, 2008, Commission File No. 001-33807).
3.3	Certificate of Amendment to Articles of Incorporation of EchoStar Corporation, dated as of May 4, 2016 (incorporated by reference to Exhibit 3.1 to EchoStar Corporation’s Current Report on Form 8-K, filed May 5, 2016, Commission File No. 001-33807).
3.4	Bylaws of EchoStar Corporation (incorporated by reference to Exhibit 3.2 to Amendment No. 1 of EchoStar Corporation’s Form 10 filed December 12, 2007, Commission File No. 001-33807).
3.5	Amendment No.1 to Bylaws of EchoStar Corporation, dated as of December 29, 2023 (incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K of EchoStar Corporation filed January 2, 2024, Commission file No. 001-33807).
3.6*	Articles of Incorporation of DBSD Corporation.
3.7*	Bylaws of DBSD Corporation.
3.8*	Memorandum and Articles of Association of DBSD Services Limited.
3.9*	Certificate of Name Change of DBSD Services Limited.
3.10*	Certificate of Name Change of DBSD Services Limited.
4.1**	Form of Indenture between EchoStar Corporation, the guarantors party thereto, U.S. Bank National Association, as trustee and as collateral agent, relating to the 10.00% Senior Secured Notes due 2030.
4.2**	Form of EchoStar Corporation’s 10.00% Secured Note due 2030 (included as part of Exhibit 4.1).
4.3	Indenture, relating to the DISH Network Corporation 0% Convertible Notes due 2025, dated as of December 21, 2020, by and between DISH Network Corporation and U.S. Bank National Association, as Trustee (incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K of DISH Network Corporation filed December 22, 2020, Commission File No. 001-39144).
4.4	Indenture, relating to the DISH Network Corporation 3 3/8% Convertible Notes due 2026, dated as of August 8, 2016, by and between DISH Network Corporation and U.S. Bank National Association, as Trustee (incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K of DISH Network Corporation filed August 8, 2016, Commission File No. 000-26176).
4.5	Form of DISH Network Corporation’s 0% Convertible Note due 2025 (included as part of Exhibit 4.3).
4.6	Form of DISH Network Corporation’s 3.375% Convertible Note due 2026 (included as part of Exhibit 4.4).
4.7	First Supplemental Indenture, relating to the DISH Network Corporation 3.375% Convertible Notes due 2026, dated as of December 29, 2023, among DISH Network Corporation, EchoStar Corporation and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as Trustee (incorporated by reference from Exhibit 4.2 to the Current Report on Form 8-K of EchoStar Corporation filed January 2, 2024, Commission file No. 001-33807).

Exhibit No.	Description
4.8	First Supplemental Indenture, relating to the DISH Network Corporation 0% Convertible Notes due 2025, dated as of December 29, 2023, among DISH Network Corporation, EchoStar Corporation and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as Trustee (incorporated by reference from Exhibit 4.6 to the Current Report on Form 8-K of EchoStar Corporation filed January 2, 2024, Commission file No. 001-33807).
5.1**	Legal Opinion of White & Case LLP.
5.2**	Legal Opinion of Dean A Manson.
21.1*	List of subsidiaries.
22.1*	List of subsidiary guarantors.
23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm, relating to EchoStar’s financial statements.
23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm, relating to DISH Network’s financial statements.
23.3**	Consent of White & Case LLP (included as part of Exhibit 5.1).
23.4**	Consent of Dean A Manson (included as part of Exhibit 5.2).
24.1*	Powers of Attorney (included on the signature page to this Registration Statement).
25.1*	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended.
107*	Filing Fee Table.

*
Filed herewith.

**
To be filed by amendment.

#
Certain schedules, annexes and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

Item 22.   Undertakings
The undersigned registrant hereby undertakes:
1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; and

ii.
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

8)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this registration statement, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

9)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 12th day of January 2024.
ECHOSTAR CORPORATION
By:	/s/ Dean A. Manson
	Name:	Dean A. Manson
	Title:	Chief Legal Officer and Secretary
Each person whose signature appears below hereby constitutes and appoints Dean A. Manson, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign registration statements to be filed on Form S-4 or other applicable form, with all exhibits thereto, or any and all amendments (including pre-effective and post-effective amendments) and supplements to a registration statement and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Hamid Akhavan Hamid Akhavan	President, Chief Executive Officer and Director (Principal Executive Officer)	January 12, 2024
/s/ Paul W. Orban Paul W. Orban	Executive Vice President and Chief Financial Officer, DISH (Principal Financial Officer and Principal Accounting Officer)	January 12, 2024
/s/ Charles W. Ergen Charles W. Ergen	Director	January 12, 2024
/s/ Cantey M. Ergen Cantey M. Ergen	Director	January 12, 2024
/s/ Kathleen Q. Abernathy Kathleen Q. Abernathy	Director	January 12, 2024
/s/ George R. Brokaw George R. Brokaw	Director	January 12, 2024
/s/ Stephen J. Bye Stephen J. Bye	Director	January 12, 2024
/s/ James DeFranco James DeFranco	Director	January 12, 2024

Signature	Title	Date
/s/ R. Stanton Dodge R. Stanton Dodge	Director	January 12, 2024
/s/ Lisa W. Hershman Lisa W. Hershman	Director	January 12, 2024
/s/ Tom A. Ortolf Tom A. Ortolf	Director	January 12, 2024
/s/ William D. Wade William D. Wade	Director	January 12, 2024

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 12th day of January 2024.
DBSD CORPORATION
By:	/s/ Timothy A. Messner
	Name:	Timothy A. Messner
	Title:	Secretary
Each person whose signature appears below hereby constitutes and appoints Timothy A. Messner, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign registration statements to be filed on Form S-4 or other applicable form, with all exhibits thereto, or any and all amendments (including pre-effective and post-effective amendments) and supplements to a registration statement and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ James DeFranco James DeFranco	Director	January 12, 2024
/s/ Charles W. Ergen Charles W. Ergen	Director	January 12, 2024
/s/ Hamid Akhavan Hamid Akhavan	President (Principal Executive Officer)	January 12, 2024
/s/ Paul W. Orban Paul W. Orban	Chief Financial Officer (Principal Financial Officer)	January 12, 2024
/s/ Tom. A Ortolf Tom. A Ortolf	Director	January 12, 2024
/s/ James S. Allen James S. Allen	Chief Accounting Officer (Principal Accounting Officer)	January 12, 2024

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 12th day of January 2024.
DBSD SERVICES LIMITED
By:	/s/ Timothy A. Messner
	Name:	Timothy A. Messner
	Title:	Secretary
Each person whose signature appears below hereby constitutes and appoints Timothy A. Messner, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign registration statements to be filed on Form S-4 or other applicable form, with all exhibits thereto, or any and all amendments (including pre-effective and post-effective amendments) and supplements to a registration statement and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Hamid Akhavan Hamid Akhavan	President (Principal Executive Officer)	January 12, 2024
/s/ Paul W. Orban Paul W. Orban	Chief Financial Officer (Principal Financial Officer)	January 12, 2024
/s/ James S. Allen James S. Allen	Chief Accounting Officer (Principal Accounting Officer)	January 12, 2024
/s/ Tom A. Ortolf Tom A. Ortolf	Director	January 12, 2024

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT
Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of DBSD Services Limited, has signed this Registration Statement on January 12, 2024.
ECHOSTAR CORPORATION
By:	/s/ Dean A. Manson
	Name:	Dean A. Manson
	Title:	Chief Legal Officer and Secretary